                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                               Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                   FILING BY:

                  CELLULAR COMMUNICATIONS OF PUERTO RICO, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
     (Name of Persons Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  No Fee Required

[X]  Fee computed on table below per Exchange Act Rule 14a-6(i) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
        Common Stock, par value $.01 per share, of Cellular Communications of Puerto Rico, Inc. (including the associated preferred stock purchase rights, the "CCPR Common Stock").

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:
        17,879,839 shares of CCPR Common Stock. Such aggregate number of securities assumes the issuance prior to the consummation of the merger of 4,056,189 shares of CCPR Common Stock upon the exercise of outstanding options and other rights and securities exercisable into shares of CCPR Common Stock that have an exercise price of less than $29.50.

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: The filing fee has been calculated in accordance with Rules 14a-6(i)(1) and 0-11(c)(1) under the Exchange Act and is equal to 1/50 of 1% of the product of the value of (i) the per share cash consideration to be paid in the merger per share of CCPR Common Stock ($29.50) and (ii) 17,879,839, the maximum number of shares of CCPR Common Stock to which the transaction applies.

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction: $527,455,250.50.

        ------------------------------------------------------------------------

     (5)  Total fee paid: $105,491.05

        ------------------------------------------------------------------------

[X]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                            CELLULAR COMMUNICATIONS
                              OF PUERTO RICO, INC.

                              110 EAST 59TH STREET
                            NEW YORK, NEW YORK 10022

                                                                    June 2, 1999

Dear Stockholder:

     You are cordially invited to attend a Special Meeting of stockholders (the "Special Meeting") of Cellular Communications of Puerto Rico, Inc. (the "Company") to be held at 10:00 a.m., local time, on Friday, July 16, 1999, at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, at 919 Third Avenue, 33rd Floor, New York, New York 10022.

     As described in the accompanying Proxy Statement, at the Special Meeting you will be asked to consider and vote upon a proposal to adopt an Agreement and Plan of Merger, dated as of April 30, 1999 (the "Merger Agreement"), by and among SBC Communications Inc. ("SBC"), SBC International-PR, Inc. ("Merger Subsidiary"), and the Company, pursuant to which Merger Subsidiary will be merged with and into the Company (the "Merger"), with the Company continuing as the surviving corporation and becoming a wholly owned subsidiary of SBC. Pursuant to the Merger Agreement, each share of common stock, par value $.01 per share, of the Company (including the associated preferred stock purchase right, a "Share" and, collectively, the "Shares"), other than Shares held by the Company or any subsidiary thereof or by SBC, Merger Subsidiary or any other subsidiary of SBC and other than Shares held by the stockholders, if any, who properly exercise their appraisal rights under Delaware law, will be converted into the right to receive $29.50 in cash, without interest. Consummation of the Merger is subject to certain conditions, including adoption of the Merger Agreement by the affirmative vote of the holders of a majority of the outstanding Shares.

     Your Board of Directors has carefully reviewed and considered the terms and conditions of the Merger Agreement and has determined that the Merger Agreement and the Merger are fair to and in the best interests of the Company and its stockholders, and has approved the Merger Agreement. In addition, the Company's financial advisor, Donaldson, Lufkin & Jenrette Securities Corporation, has rendered its opinion to the effect that, as of the date of such opinion and based upon and subject to certain matters stated therein, the consideration to be received by holders of the Shares in the Merger is fair, from a financial point of view, to such holders.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" ADOPTION OF THE MERGER AGREEMENT.

     Detailed information concerning the proposed Merger is set forth in the accompanying Proxy Statement. I urge you to read the enclosed material carefully and request that you promptly complete and return the enclosed proxy in the enclosed return envelope, which requires no postage if mailed in the United States. If you attend the Special Meeting, you may vote in person even if you have previously returned your proxy. Your vote is important regardless of the number of Shares you own.

                                          Sincerely,

                                          /s/ George S. Blumenthal

                                          George S. Blumenthal
                                          Chairman of the Board

                  CELLULAR COMMUNICATIONS OF PUERTO RICO, INC.
                              110 EAST 59TH STREET
                            NEW YORK, NEW YORK 10022

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                      TO BE HELD ON FRIDAY, JULY 16, 1999

To Our Stockholders:

     Notice is hereby given that a Special Meeting of stockholders (including any adjournment or postponement thereof, the "Special Meeting") of Cellular Communications of Puerto Rico, Inc., a Delaware corporation (the "Company"), will be held on Friday, July 16, 1999, at 10:00 a.m., local time, at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, at 919 Third Avenue, 33rd Floor, New York, New York 10022, for the following purpose:

     To consider and vote upon a proposal to adopt an Agreement and Plan of Merger, dated as of April 30, 1999 (the "Merger Agreement"), by and among SBC Communications Inc., a Delaware corporation ("SBC"), SBC International-PR, Inc., a Delaware corporation and an indirect wholly owned subsidiary of SBC ("Merger Subsidiary"), and the Company, pursuant to which (i) Merger Subsidiary will be merged with and into the Company (the "Merger"), with the Company continuing as the surviving corporation and becoming a wholly owned subsidiary of SBC, and
(ii) each outstanding share of common stock, par value $.01 per share, of the Company (including the associated preferred stock purchase right, a "Share" and, collectively, the "Shares"), other than Shares held by the Company or any subsidiary thereof or held by SBC, Merger Subsidiary or any other subsidiary of SBC and other than Shares held by the stockholders, if any, who properly exercise their appraisal rights under Delaware law, will be converted into the right to receive $29.50 in cash, without interest.

     The Board of Directors has fixed June 1, 1999 as the record date (the "Record Date") for the determination of stockholders entitled to notice of, and to vote at, the Special Meeting or at any adjournments or postponements thereof. Only holders of record of Shares at the close of business on the Record Date will be entitled to notice of, and to vote at, the Special Meeting.

     Holders of Shares who do not vote in favor of adopting the Merger Agreement and who otherwise comply with the applicable statutory procedures of Section 262 of the Delaware General Corporation Law (the "DGCL") will be entitled to appraisal rights under Section 262 of the DGCL. A summary of the provisions of
Section 262 of the DGCL, including a summary of the requirements that must be complied with by holders of Shares desiring to assert appraisal rights, is set forth in the accompanying Proxy Statement under the heading "The
Merger -- Appraisal Rights." The entire text of Section 262 of the DGCL is attached as Annex C to the accompanying Proxy Statement.

     The accompanying Proxy Statement describes the Merger Agreement (which is included as Annex A thereto), the Merger and certain actions to be taken in connection with the Merger. To ensure that your vote will be counted, please complete, date and sign the enclosed proxy card and return it promptly in the enclosed postage-prepaid envelope, whether or not you plan to attend the Special Meeting. You may revoke your proxy in the manner described in the accompanying Proxy Statement at any time before it is voted at the Special

Meeting. Executed proxies with no instructions indicated thereon will be voted "FOR" adoption of the Merger Agreement.

                                          By Order of the Board of Directors,

                                          /s/ Richard J. Lubasch

                                          Richard J. Lubasch
                                          Secretary

New York, New York
June 2, 1999

     YOUR VOTE IS IMPORTANT. TO VOTE YOUR SHARES, PLEASE MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING.

     PLEASE DO NOT SEND YOUR SHARE CERTIFICATES AT THIS TIME. IF THE MERGER IS CONSUMMATED, YOU WILL BE SENT INSTRUCTIONS REGARDING THE SURRENDER OF YOUR SHARE CERTIFICATES.

                  CELLULAR COMMUNICATIONS OF PUERTO RICO, INC.
                              110 EAST 59TH STREET
                            NEW YORK, NEW YORK 10022
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                     FOR A SPECIAL MEETING OF STOCKHOLDERS
                      TO BE HELD ON FRIDAY, JULY 16, 1999

     This Proxy Statement is being furnished to the stockholders of Cellular Communications of Puerto Rico, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by and on behalf of the Company's Board of Directors (the "Board") for use at a special meeting of stockholders of the Company to be held at 10:00 a.m., local time, on Friday, July 16, 1999, at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, at 919 Third Avenue, 33rd Floor, New York, New York 10022, and at any adjournments or postponements thereof (the "Special Meeting"). This Proxy Statement and the accompanying Notice and Proxy Card are first being mailed to stockholders of the Company entitled to notice of, and to vote at, the Special Meeting on or about June 2, 1999.

     At the Special Meeting, stockholders of the Company will be asked to consider and vote upon a proposal to adopt an Agreement and Plan of Merger, dated as of April 30, 1999 (the "Merger Agreement"), by and among SBC Communications Inc., a Delaware corporation ("SBC"), SBC International-PR, Inc., a Delaware corporation and an indirect wholly owned subsidiary of SBC ("Merger Subsidiary"), and the Company. A copy of the Merger Agreement is attached to this Proxy Statement as Annex A. Pursuant to the Merger Agreement, (i) Merger Subsidiary will be merged with and into the Company (the "Merger"), with the Company continuing as the surviving corporation (the "Surviving Corporation") and becoming a wholly owned subsidiary of SBC, and (ii) each outstanding share of common stock, par value $.01 per share, of the Company (including the associated preferred stock purchase right issued pursuant to the Rights Agreement, dated as of January 24, 1992 (the "Rights Agreement"), between the Company and Continental Stock Transfer & Trust Company, a "Share" and, collectively, the "Shares"), other than Shares held by the Company or any subsidiary thereof or by SBC, Merger Subsidiary or any other subsidiary of SBC and other than Shares held by the stockholders, if any, who properly exercise their appraisal rights under Delaware law (collectively, the "Excluded Shares"), will be converted into the right to receive $29.50 in cash, without interest (the "Merger Consideration"). See "The Merger Agreement -- The
Merger -- Conversion of Securities."

     THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" ADOPTION OF THE MERGER AGREEMENT.

     All information contained in this Proxy Statement concerning SBC and its subsidiaries, including Merger Subsidiary, has been supplied by SBC and has not been independently verified by the Company. Except as otherwise indicated, all other information contained in this Proxy Statement (or, as permitted by applicable rules and regulations of the Securities and Exchange Commission, incorporated by reference herein) has been supplied or prepared by the Company.

               The date of this Proxy Statement is June 2, 1999.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
AVAILABLE INFORMATION.......................................    1
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.............    1
FORWARD-LOOKING STATEMENTS..................................    2
SUMMARY.....................................................    3
  The Companies.............................................    3
  The Special Meeting.......................................    4
  The Merger................................................    5
SELECTED FINANCIAL DATA.....................................   10
THE SPECIAL MEETING.........................................   11
  General...................................................   11
  Matters to be Considered at the Special Meeting...........   11
  Record Date; Voting at the Special Meeting................   11
  Required Vote.............................................   11
  Quorum....................................................   11
  Proxies...................................................   12
THE MERGER..................................................   13
  Background of the Merger..................................   13
  The Company's Reasons for the Merger; Recommendation of
     the Board..............................................   14
  Opinion of the Company's Financial Advisor................   15
  Interests of Certain Persons in the Merger................   19
  Financing the Merger......................................   20
  Accounting Treatment......................................   20
  Certain Federal Income Tax Consequences...................   20
  Regulatory Filings and Approvals..........................   21
  Effect of Merger on the Credit Agreement of CCPR Services,
     Inc. and CCPR, Inc. ...................................   22
  Certain Consequences of the Merger........................   22
  Appraisal Rights..........................................   23
THE MERGER AGREEMENT........................................   26
  The Merger................................................   26
  Representations and Warranties............................   27
  Certain Covenants.........................................   28
  Conditions to the Merger..................................   34
  Termination; Certain Fees.................................   35
THE COMPANIES...............................................   37
  The Company...............................................   37
  SBC.......................................................   37
  Merger Subsidiary.........................................   37
MARKET PRICES OF THE SHARES AND DIVIDEND POLICY.............   38
CERTAIN PROJECTIONS OF FUTURE OPERATING RESULTS.............   38
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
  MANAGEMENT................................................   40
STOCKHOLDER PROPOSALS.......................................   41
INDEPENDENT AUDITORS........................................   41
Annex A Agreement and Plan of Merger........................  A-1
Annex B Opinion of Donaldson, Lufkin & Jenrette Securities
  Corporation...............................................  B-1
Annex C Section 262 of the Delaware General Corporation
  Law.......................................................  C-1

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files periodic reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). The reports, proxy statements and other information filed by the Company with the SEC may be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and also are available for inspection at the SEC's Regional Offices at Seven World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material also may be obtained, at prescribed rates, from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the Company is required to file electronic versions of certain material with the SEC through the SEC's Electronic Data Gathering, Analysis and Retrieval (EDGAR) system. The SEC maintains a site on the Internet's World Wide Web at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The Shares are listed and traded on the Nasdaq Stock Market's National Market (the "Nasdaq") and such reports, proxy statements and other information concerning the Company may also be inspected at the offices of the Nasdaq at 1735 K Street, N.W., Washington, D.C. 20006.

     NO PERSON IS AUTHORIZED TO PROVIDE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS WITH RESPECT TO THE MATTERS DESCRIBED IN THIS PROXY STATEMENT OTHER THAN THOSE CONTAINED HEREIN OR IN THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN. ANY INFORMATION OR REPRESENTATIONS WITH RESPECT TO SUCH MATTERS NOT CONTAINED HEREIN OR THEREIN MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THE DELIVERY OF THIS PROXY STATEMENT SHALL NOT, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT OR IN THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THEREOF, AS THE CASE MAY BE.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, which have been filed by the Company (File No. 19869-99) with the SEC under the Exchange Act, are incorporated herein by reference:

     (i) The Company's Annual Report on Form 10-K for the year ended December 31, 1998;

     (ii) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999;

     (iii) The Company's Proxy Statement on Schedule 14A dated April 28, 1999;
           and

     (iv) The Company's Report on Form 8-K dated April 30, 1999 (filed May 6,
          1999).

     All documents filed with the SEC by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the date of the Special Meeting shall be deemed to be incorporated by reference herein and to be a part hereof from the date any such document is filed.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein) modifies or supercedes such statement. Any statement so modified or superceded shall not be deemed, except as so modified or superceded, to constitute a part hereof. All information appearing in this Proxy Statement is qualified in its entirety by the information and financial statements (including the notes thereto) contained in the documents incorporated herein by reference, except to the extent set forth in the immediately preceding sentence.

     THIS PROXY STATEMENT INCORPORATES DOCUMENTS BY REFERENCE THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM THIS PROXY STATEMENT IS DELIVERED, UPON THE WRITTEN OR ORAL REQUEST OF SUCH PERSON, BY FIRST-CLASS MAIL OR OTHER EQUALLY PROMPT MEANS, A COPY OF ANY OR ALL OF THE DOCUMENTS THAT ARE INCORPORATED BY REFERENCE HEREIN (OTHER THAN EXHIBITS TO SUCH DOCUMENTS THAT ARE NOT SPECIFICALLY INCORPORATED BY REFERENCE HEREIN). REQUESTS SHOULD BE DIRECTED TO CELLULAR COMMUNICATIONS OF PUERTO RICO, INC., 110 EAST 59TH STREET, NEW YORK, NEW YORK, 10022, ATTENTION:
SECRETARY, TELEPHONE NUMBER (212) 906-8440. IN ORDER TO ENSURE DELIVERY OF DOCUMENTS PRIOR TO THE SPECIAL MEETING, ANY SUCH REQUEST SHOULD BE MADE NO LATER THAN JULY 9, 1999.

                           FORWARD-LOOKING STATEMENTS

     Certain information contained or incorporated by reference in this Proxy Statement, including the information set forth under "Certain Projections of Future Operating Results" and other statements as to the future financial or operating performance of the Company, may constitute "forward-looking statements." When used herein, the words, "believe," "anticipate," "should," "intend," "plan," "will," "expects," "estimates," "projects," "positioned," "strategy," and similar expressions identify such forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides certain "safe harbor" protections for forward-looking statements in order to encourage companies to provide prospective information about their businesses. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements which are other than statements of historical facts. Forward-looking statements contained or incorporated by reference in this Proxy Statement were not prepared in compliance with the published guidelines of the American Institute of Certified Public Accountants regarding projections or financial forecasts.

     The forward-looking statements set forth or incorporated by reference in this Proxy Statement are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, management's examination of historical operating trends, data contained in the Company's records and other data available from third parties. Although the Company believes that such assumptions were reasonable when made, because such assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond the Company's control, there can be no assurance, and no representation or warranty is made, that management's expectations, beliefs or projections will result or be achieved or accomplished. In addition to the other factors and matters addressed elsewhere herein and in the documents incorporated by reference herein, factors that, in the view of the Company, could cause actual results to differ materially from those discussed in the forward-looking statements include: general economic and business conditions in Puerto Rico and the U.S. Virgin Islands, industry trends, the Company's ability to continue to design and build its network, install facilities, obtain and maintain any required government licenses or approvals and finance construction and development, all in a timely manner, at reasonable costs and on satisfactory terms and conditions, as well as assumptions about customer acceptance, churn rates, overall market penetration and competition from providers of alternative services, the impact of new business opportunities requiring significant up-front investment, Year 2000 readiness, and the availability, terms and deployment of capital.

     None of the Company, SBC or any of their respective agents, employees or advisors intends or has any duty or obligation to supplement, amend, update or revise any of the forward-looking statements contained or incorporated by reference in this Proxy Statement. Neither the Company's nor SBC's independent auditors have examined or compiled such statements or applied any procedures with respect to such statements. Accordingly, such auditors have not expressed any opinion or other form of assurance with respect to such statements.

                                    SUMMARY

     The following is a summary of certain information contained elsewhere in this Proxy Statement. This summary is not intended to be complete and is qualified in its entirety by reference to more detailed information contained elsewhere, or incorporated by reference, in this Proxy Statement and the Annexes hereto. Stockholders are urged to read this Proxy Statement and the Annexes hereto carefully and in their entirety. Unless otherwise defined herein, all capitalized terms used in this Summary have the respective meanings assigned to them elsewhere in this Proxy Statement.

                                 THE COMPANIES

The Company...................   The Company, through wholly and majority owned
                                 entities, owns, operates and markets cellular and paging systems in the Commonwealth of Puerto Rico and the U.S. Virgin Islands and conducts certain other telecommunications related operations. As of March 31, 1999, the Company had an aggregate of approximately
                                 332,600 cellular telephone subscribers, which represents a penetration rate (i.e., the number of subscribers divided by the total estimated population of the Company's markets) for the Company of approximately 8.6%. In addition, as of March 31, 1999, the Company's paging operations had approximately 58,800 pagers in use.

                                 The Company's principal executive offices are located at 110 East 59th Street, New York, New York 10022, and its telephone number is (212) 906-8481. See "The Companies -- The Company."

SBC...........................   SBC is among the largest telecommunications
                                 companies in the United States, with
                                 approximately 37 million access lines and approximately 6.9 million wireless customers in the United States. SBC serves the nation's two most populous states, California and Texas. SBC service areas include 8 of the nation's 10 largest metropolitan areas and 19 of the nation's 50 largest metropolitan areas. SBC has investments in telecommunications businesses in selected international markets, including
                                 Mexico, France, South Africa, Chile, South
                                 Korea, Switzerland, Israel and Taiwan.

                                 SBC was incorporated under the laws of the State of Delaware in 1983. Its principal executive offices are located at 175 E. Houston, San Antonio, Texas 78205-2233, and its telephone number is (210) 821-4105. See "The Companies -- SBC."

Merger Subsidiary.............   Merger Subsidiary is a newly incorporated
                                 Delaware corporation organized in connection with the Merger, and has not carried on any activities other than in connection with the Merger. Merger Subsidiary is an indirect wholly owned subsidiary of SBC. Upon the consummation of the Merger, Merger Subsidiary will be merged with and into the Company, with the Company continuing as the Surviving Corporation and becoming a wholly owned subsidiary of SBC.

                                 The principal executive offices of Merger
                                 Subsidiary are located at 175 E. Houston, San Antonio, Texas 78205-2233, and its telephone number is (210) 821-4105. See "The
                                 Companies -- Merger Subsidiary."

                              THE SPECIAL MEETING

Time, Date and Place..........   The Special Meeting will be held at 10:00 a.m.,
                                 local time, on Friday, July 16, 1999, at the offices of Skadden, Arps, Slate, Meagher & Flom
                                 LLP, at 919 Third Avenue, 33rd Floor, New
                                 York, New York 10022. See "The Special
                                 Meeting -- General."

Matters to Be Considered at
the Special Meeting...........   At the Special Meeting, stockholders will
                                 consider and vote upon a proposal to adopt the Merger Agreement. See "The Special
                                 Meeting -- Matters to be Considered at the Special Meeting."

Record Date; Voting at the
Special Meeting...............   June 1, 1999 has been fixed as the record date
                                 (the "Record Date") for the determination of stockholders entitled to notice of, and to vote at, the Special Meeting. Accordingly, only stockholders of record at the close of business on the Record Date will be entitled to notice of, and to vote at, the Special Meeting. At the close of business on the Record Date, there were 13,441,150 Shares outstanding and entitled to vote. Stockholders of record on the Record
                                 Date are entitled to one vote per Share, exercisable in person or by properly executed proxy, upon each matter properly submitted for the vote of stockholders at the Special
                                 Meeting. See "The Special Meeting -- Record
                                 Date; Voting at the Special Meeting."

Required Vote.................   The affirmative vote of the holders of a
                                 majority of the outstanding Shares is required to adopt the Merger Agreement. Under applicable
                                 Delaware law, in determining whether the Merger
                                 Agreement has received the requisite number of affirmative votes, abstentions and broker non-votes will be counted as votes "AGAINST" the proposal to adopt the Merger Agreement. As of the Record Date, directors and executive officers of the Company and their affiliates were the beneficial owners of an aggregate of 769,770 (approximately 5.7%) of the Shares then outstanding and eligible to vote. See "The
                                 Special Meeting -- Required Vote."

Quorum........................   The presence, in person or by properly executed
                                 proxy, of the holders of a majority of the outstanding Shares is necessary to constitute a quorum at the Special Meeting. Abstentions and broker non-votes will be treated as Shares that are present and entitled to vote for purposes of determining the presence of a quorum at the Special Meeting. See "The Special Meeting --
                                 Quorum."

Proxies.......................   This Proxy Statement is being furnished to
                                 stockholders of record at the close of business on the Record Date in connection with the solicitation of proxies by and on behalf of the Board for use at the Special Meeting. All
                                 Shares which are represented at the Special
                                 Meeting by properly executed proxies received and not duly and timely revoked will be voted at the Special Meeting in accordance with the instructions contained therein. In the absence of contrary instructions, such Shares will be voted "FOR" adoption of the Merger Agreement.

                                 A proxy may be revoked prior to its being voted by: (i) delivering to the Secretary of the Company, at or before the Special Meeting, a written instrument bearing a later date than the proxy which instrument, by its terms, revokes the proxy, (ii) duly executing a subsequent proxy relating to the same Shares and delivering it to the Secretary of the Company at or before the Special Meeting, or
                                 (iii) attending the Special Meeting and giving notice of revocation to the Secretary of the Company or in open meeting prior to the proxy being voted. Attendance at the Special Meeting will not in and of itself constitute a revocation of a proxy. See "The Special
                                 Meeting -- Proxies."

                                   THE MERGER

General.......................   Upon consummation of the Merger, (i) Merger
                                 Subsidiary will be merged with and into the Company, with the Company continuing as the Surviving Corporation and becoming an indirect wholly owned subsidiary of SBC, and (ii) each Share outstanding immediately prior to the Merger (other than the Excluded Shares) will be converted into the right to receive the Merger
                                 Consideration. See "The Merger Agreement -- The
                                 Merger -- General."

Appraisal Rights..............   Holders of Shares on the Record Date who do not
                                 vote in favor of approving and adopting the Merger Agreement and who otherwise comply with the applicable statutory procedures of Section
                                 262 of the DGCL (the "Dissenting Shares") will be entitled to appraisal rights (the "Appraisal
                                 Rights") under Section 262 of the DGCL. A summary of the provisions of Section 262 of the DGCL, including a summary of the requirements with which holders of Shares desiring to assert appraisal rights must comply, is contained herein under the heading "The
                                 Merger -- Appraisal Rights." The entire text of
                                 Section 262 of the DGCL is attached hereto as Annex C.

Treatment of Stock Options....   Immediately prior to the effective time of the
                                 Merger (the "Effective Time"), each outstanding employee or director stock option (an "Option") to purchase Shares granted under any employee or director stock option or compensation plan or arrangement of the Company will be canceled, and each holder of any such Option, whether or not then vested or exercisable, will be paid by the Company as soon as practicable after the Effective Time for each such Option an amount determined by multiplying (i) the excess, if any, of the Merger Consideration over the applicable exercise price of such Option by
                                 (ii) the number of Shares such holder could have purchased (assuming full vesting of all Options) had such holder exercised such Option in full immediately prior to the Effective
                                 Time, subject in case of payment to any such holder's signing a release as contemplated by the Merger Agreement. See "The Merger
                                 Agreement -- The Merger -- Treatment of Stock
                                 Options."

Recommendation of the
Company's Board...............   The Board has determined that the Merger
                                 Agreement and the Merger are advisable and are fair to and in the best interests of the

                                 Company and its stockholders and has approved the Merger Agreement. ACCORDINGLY, THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" ADOPTION OF THE MERGER AGREEMENT.

                                 In reaching its determination that the Merger Agreement and the Merger are fair to and in the best interests of the Company and its stockholders, the Board considered, among other things, a number of strategic, financial and operating factors, as more fully described under "The Merger -- The Company's Reasons for the Merger; Recommendation of the Board."

Opinion of the Company's
Financial Advisor.............   Donaldson, Lufkin & Jenrette Securities
                                 Corporation ("DLJ") has delivered its written opinion to the Board that, as of April 30, 1999, the Merger Consideration to be received by the holders of Shares pursuant to the Merger
                                 Agreement is fair, from a financial point of view, to such holders. The full text of the written opinion of DLJ, which sets forth assumptions made, matters considered and limitations on the review undertaken in connection with the opinion, is attached hereto as Annex B and is incorporated herein by reference. The opinion of DLJ referred to herein does not constitute a recommendation as to how any stockholder should vote with respect to the Merger. STOCKHOLDERS ARE URGED TO, AND
                                 SHOULD, READ SUCH OPINION IN ITS ENTIRETY. See
                                 "The Merger -- Opinion of the Company's
                                 Financial Advisor."

Interests of Certain Persons
in the Merger.................   Certain members of the Company's management and
                                 of the Board will receive economic benefits as a result of the Merger, including payments with respect to stock options, maintenance of directors' and officers' insurance coverage for specified periods of time and indemnification rights, that are in addition to their interests as stockholders of the Company generally. For information concerning such benefits, see "The
                                 Merger -- Interests of Certain Persons in the
                                 Merger."

Financing the Merger..........   The Merger is not subject to any financing
                                 contingency. SBC intends to use working capital to finance the Merger Consideration. See "The
                                 Merger -- Financing the Merger."

Conditions to the Merger......   The obligations of the Company, SBC and Merger
                                 Subsidiary to effect the Merger are subject, among other things, to the satisfaction or waiver on or prior to the Closing Time (as defined herein) of certain conditions, including, without limitation, (i) the adoption of the Merger Agreement by the affirmative vote of the holders of a majority of the outstanding
                                 Shares in accordance with Delaware law, (ii) the expiration or earlier termination of any applicable waiting period under the
                                 Hart-Scott-Rodino Antitrust Improvements Act of
                                 1976, as amended (the "HSR Act"), (iii) the absence of any Order (as defined herein) by any court or governmental entity of competent jurisdiction that is in effect and restrains, enjoins or otherwise prohibits the consummation of the Merger, and (iv) the obtaining of all required Governmental Consents (as defined herein), except where the failure to obtain such consents is not reasonably likely to have a

                                 Material Adverse Effect (as defined herein) on the Company or SBC.

                                 The obligations of SBC and Merger Subsidiary to effect the Merger are also subject, among other things, to the satisfaction or waiver of the following conditions: (i) the Company having performed in all material respects the covenants and obligations required by the Merger Agreement to be performed by it; (ii) the representations and warranties of the Company set forth in the Merger Agreement (A) to the extent qualified by Material Adverse Effect, being true and correct and (B) to the extent not qualified by Material Adverse Effect, being true and correct, except that, other than with respect to certain representations and warranties which shall be true and correct, this subsection (B) shall be deemed satisfied so long as any failures of such representations and warranties to be true and correct, taken together, do not have a Material Adverse Effect on the Company or its subsidiaries, in each case as of the date of the Merger Agreement and as of the Closing Time, as of made on and as of such dates (except to the extent expressly made as of another date, in which case as of such date);
                                 (iii) the obtaining of all consents and
                                 approvals required to be obtained from the Federal Communications Commission (the "FCC") and any state, commonwealth or territorial governmental body with jurisdiction over the Company (a "State Governmental Body") free of any regulatory conditions which would be reasonably likely to have a Material Adverse Effect on SBC or the Company, pursuant to a Final Order (as defined herein); and (iv) the Company having obtained all required consents or approvals of certain third parties pursuant to certain material contracts, except where the failure to obtain such consents or approvals, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect.

                                 The obligations of the Company to effect the Merger are also subject, among other things, to the satisfaction or waiver of the following conditions: (i) SBC and Merger Subsidiary having performed in all material respect the covenants and obligations required by the Merger Agreement to be performed by them; (ii) the representations and warranties of SBC and Merger Subsidiary set forth in the Merger Agreement (A) to the extent qualified by Material Adverse Effect, being true and correct and (B) to the extent not qualified by Material Adverse Effect, being true and correct, except that all qualified and non-qualified representations and warranties shall be deemed satisfied so long as any failures of such representations and warranties to be true and correct, taken together, do not have a Material Adverse Effect on the Company or its subsidiaries, in each case as of the date of the Merger Agreement and as of the Closing Time, as of made on and as of such dates (except to the extent expressly made as of another date, in which case as if such date); and (iii) the obtaining of a Final Order of the FCC which shall permit the transfer or control of the Licenses (as defined herein) which are subject to the jurisdiction of the FCC. See "The Merger Agreement -- Conditions to the Merger."

Termination; Certain Fees.....   The Merger Agreement may be terminated at any
                                 time prior to the Effective Time and, subject to certain exceptions, whether before or after the approval by stockholders of the Company:

                                 (i) by mutual written consent of the Company and SBC;

                                 (ii) by either the Company or SBC if (A) the Merger has not been consummated by February 1, 2000 (the "Termination Date"), provided that pursuant to the Merger Agreement such date may be extended under certain circumstances to a date no later than May 1, 2000, (B) the requisite approval of the Company's stockholders has not been obtained or (C) any Order (as defined herein) permanently restraining, enjoining or otherwise prohibiting consummation of the Merger has become a Final Order;

                                 (iii) by either the Company or SBC if the other
                                       party has materially breached any of its representations, warranties, covenants or other agreements contained in the Merger Agreement, which breach is not curable or, if curable, is not cured within 30 days after notice thereof;

                                 (iv) by the Company, prior to the receipt of the requisite stockholder approval, if
                                       (A) the Company is not in material breach of any of the terms of the Merger Agreement, (B) the Board authorizes the Company to enter into an agreement concerning a transaction that constitutes a Superior Proposal (as defined herein) and the Company notifies SBC that it intends to enter into such an agreement,
                                       (C) SBC does not make, within five
                                       business days after receipt of such
                                       notice, an offer that the Board
                                       determines, in good faith after
                                       consultation with an investment banker,
                                       is at least as favorable, from a
                                       financial point of view, to the
                                       stockholders of the Company as the
                                       Superior Proposal and (D) the Company
                                       prior to such termination pays to SBC any fees required to be paid pursuant to the Merger Agreement; and

                                 (v)  by SBC if (A) the Board withdraws or
                                      adversely modifies its approval or
                                      recommendation of the Merger Agreement or
                                      (B) the Company wilfully and materially
                                      breaches the No Solicitation Provision (as defined herein) which provision is described in "The Merger
                                      Agreement -- Certain Covenants -- No
                                      Solicitation" or takes any of the actions that would be proscribed by the No Solicitation Provision but for the proviso therein allowing the Company to participate in negotiations and enter into agreements regarding acquisition proposals under certain circumstances.

                                 If the Merger Agreement is terminated by either the Company or SBC under certain circumstances described herein, the Company will be obligated to pay to SBC certain termination fees. See "The Merger Agreement -- Termination; Certain Fees."

Certain Federal Income Tax
  Consequences................   The receipt of cash for Shares pursuant to the
                                 Merger will be a taxable transaction for federal income tax purposes and may also be taxable under applicable state, local and foreign income and other tax laws. A stockholder will recognize gain or loss in an amount equal to the difference between the adjusted tax basis of his or her Shares and the amount of cash received in exchange therefor in the Merger. Such gain or loss will be capital gain or loss if the Shares are a capital asset in the hands of the stockholder and will be long-term capital gain or loss if the holding period exceeds one year. See "The
                                 Merger -- Certain Federal Income Tax
                                 Consequences."

Accounting Treatment..........   As required by generally accepted accounting
                                 principles ("GAAP"), SBC will use the purchase method of accounting to account for the Merger.
                                 See "The Merger -- Accounting Treatment."

Certain Information in
Connection with the Shares....   The Shares are listed on the Nasdaq. On April
                                 30, 1999, the last trading date prior to the public announcement of the execution of the Merger Agreement, the high and low sales prices of the Shares, as reported on the Nasdaq, were $23 3/4 and $23 7/16 per Share, respectively.
                                 On June 1, 1999, the last practicable date prior to the date of this Proxy Statement, the high and low sales prices of the Shares, as reported on the Nasdaq, were $28 1/4 and $27 7/8 per Share, respectively. Stockholders are urged to obtain current market quotations for the Shares prior to making any decision with respect to the Merger. See "Market Prices of the Shares and Dividend Policy."

                            SELECTED FINANCIAL DATA

     The following table sets forth certain financial data as at and for the three months ended March 31, 1999 and 1998 and for the years ended December 31, 1998, 1997, 1996, 1995 and 1994. This information should be read in conjunction with the consolidated financial statements and notes thereto appearing in the Company's Form 10-K for the year ended December 31, 1998 and the Company's Form 10-Q for the quarter ended March 31, 1999.

                               THREE MONTHS
                                   ENDED
                                 MARCH 31,                     YEAR ENDED DECEMBER 31,
                             -----------------   ----------------------------------------------------
                              1999      1998     1998(1)      1997       1996       1995       1994
                              ----      ----     -------      ----       ----       ----       ----
                                              (IN THOUSANDS, EXCEPT PER SHARE DATA)
INCOME STATEMENT DATA:
  Revenues.................  $48,295   $39,413   $180,198   $148,494   $133,818   $108,668   $ 67,141
  Operating expenses.......   39,373    33,196    182,770    130,969    115,817     97,647     65,187
  Operating income
     (loss)................    8,922     6,217     (2,572)    17,525     18,001     11,021      1,954
  Income (loss) before
     extraordinary item....      243     1,072    (30,851)    (2,014)     5,114     (1,451)    (4,812)
  Net income (loss)........      243     1,072    (30,851)    (5,340)     5,114     (1,451)    (4,812)
  Income (loss) per common
     share before
     extraordinary item:
     Basic.................      .02       .08      (2.34)      (.15)       .39       (.13)      (.49)
     Diluted...............      .01       .08      (2.34)      (.15)       .36       (.13)      (.49)
  Net income (loss) per
     common share:
     Basic.................      .02       .08      (2.34)      (.40)       .39       (.13)      (.49)
     Diluted...............      .01       .08      (2.34)      (.40)       .36       (.13)      (.49)
  Weighted average number
     of common shares:
     Basic.................   13,422    13,182     13,195     13,075     13,196     11,070      9,867
     Diluted...............   16,970    13,287     13,195     13,075     14,027     11,070      9,867

                                                                 DECEMBER 31,
                                             ----------------------------------------------------
                            MARCH 31, 1999   1998(2)      1997       1996     1995(3)      1994
                            --------------   -------      ----       ----     -------      ----
BALANCE SHEET DATA:
  Working capital.........     $ 42,010      $ 40,833   $ 72,562   $ 11,078   $ 12,444   $ 10,808
  Property, plant and
     equipment net........      128,961       125,422    128,451     97,945     75,769     55,077
  Total assets............      389,857       392,819    397,276    300,722    256,997    231,371
  Long term debt..........      355,000       355,000    200,000    115,000     90,000    101,212
  Shareholders' equity
     (deficiency).........      (15,474)      (18,531)   156,861    162,608    144,152    112,784

---------------

(1) The Company recognized $31,792,000 as a non-cash stock option expense in 1998.

(2) In 1998, a subsidiary of the Company borrowed $155,000,000 under a new credit agreement with various banks. In addition, the Company distributed CoreComm Limited to its shareholders.

(3) In 1995, the $40,000,000 principal amount Convertible Senior Subordinated Notes were converted into approximately 2,778,000 Shares.

     The Company did not declare or pay any cash dividends during the periods indicated.

                              THE SPECIAL MEETING

GENERAL

     This Proxy Statement is being furnished to stockholders of the Company in connection with the solicitation of proxies by and on behalf of the Board for use at the Special Meeting to be held at 10:00 a.m., local time, on Friday, July 16, 1999, at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, at 919 Third Avenue, 33rd Floor, New York, New York 10022, and at any adjournments or postponements thereof. This Proxy Statement and the accompanying Notice and Proxy Card are first being mailed to stockholders entitled to notice of, and to vote at, the Special Meeting, on or about June 2, 1999.

MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING

     At the Special Meeting, stockholders of the Company will be asked to consider and vote upon a proposal to adopt the Merger Agreement. Stockholders will also be asked to consider and vote upon such other business related to the proposal to adopt the Merger Agreement as may properly come before the Special Meeting. The Board has determined that the Merger Agreement and the Merger are advisable and fair to and in the best interests of the Company and its stockholders and has approved the Merger Agreement. ACCORDINGLY, THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" ADOPTION OF THE MERGER AGREEMENT. See "The Merger -- Background of the Merger" and "-- The Company's Reasons for the Merger; Recommendation of the Board."

     STOCKHOLDERS ARE REQUESTED TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD TO THE COMPANY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. FAILURE TO RETURN A PROPERLY EXECUTED PROXY CARD OR TO VOTE AT THE SPECIAL MEETING WILL HAVE THE SAME EFFECT AS A VOTE "AGAINST" ADOPTION OF THE MERGER AGREEMENT.

RECORD DATE; VOTING AT THE SPECIAL MEETING

     The Board has fixed June 1, 1999 as the Record Date for the determination of the stockholders entitled to notice of, and to vote at, the Special Meeting. Only stockholders of record at the close of business on the Record Date will be entitled to notice of, and to vote at, the Special Meeting. On the Record Date, there were 13,441,150 Shares outstanding and entitled to vote at the Special Meeting, held by approximately 274 stockholders of record.

     Stockholders of record on the Record Date are entitled to one vote per Share, exercisable in person or by properly executed proxy, upon each matter properly submitted for the vote of stockholders at the Special Meeting.

REQUIRED VOTE

     The affirmative vote of the holders of a majority of the outstanding Shares is required to adopt the Merger Agreement. Under applicable Delaware law, in determining whether the Merger Agreement has received the requisite number of affirmative votes, abstentions and broker non-votes will be counted as votes "AGAINST" the proposal to adopt the Merger Agreement. As of the Record Date, directors and executive officers of the Company and their affiliates were the beneficial owners of an aggregate of 769,770 (approximately 5.7%) of the Shares then outstanding and eligible to vote. All such directors and executive officers are expected to vote their Shares in favor of the Merger Agreement.

QUORUM

     The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding Shares is necessary to constitute a quorum at the Special Meeting. Abstentions and broker non-votes will be treated as Shares that are present and entitled to vote for purposes of determining the presence of a quorum at the Special Meeting.

PROXIES

     All Shares which are represented at the Special Meeting by properly executed proxies received and not duly and timely revoked will be voted at the Special Meeting in accordance with the instructions contained therein. In the absence of contrary instructions, such Shares will be voted "FOR" the adoption of the Merger Agreement. In addition, the persons designated in such proxies will have the discretion to vote on matters incident to the conduct of the Special Meeting.

     A stockholder may revoke a proxy prior to its being voted by: (i) delivering to the Secretary of the Company, at or before the Special Meeting, a written instrument bearing a later date than the proxy which instrument, by its terms, revokes the proxy, (ii) duly executing a subsequent proxy relating to the same Shares and delivering it to the Secretary of the Company at or before the Special Meeting, or (iii) attending the Special Meeting and giving notice of revocation to the Secretary of the Company or in open meeting prior to the proxy being voted. Attendance at the Special Meeting will not in and of itself constitute a revocation of a proxy. Any written instrument revoking a proxy should be sent to: Cellular Communications of Puerto Rico, Inc., 110 East 59th Street, New York, New York 10022, Attention: Secretary.

     If a quorum is not obtained, or if fewer Shares than the number required therefor are voted in favor of adoption of the Merger Agreement, it is expected that the Special Meeting will be postponed or adjourned in order to permit additional time for soliciting and obtaining additional proxies or votes, and, at any subsequent reconvening of the Special Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the Special Meeting, except for any proxies which have theretofore effectively been revoked or withdrawn. In the absence of a quorum, the Special Meeting may be adjourned from time to time by the holders of a majority of the Shares represented at the Special Meeting in person or by proxy.

     Under the Company's bylaws, no business may be transacted at the Special Meeting other than such business as is designated in the Notice of Special Meeting of Stockholders.

     The Company will bear the costs of soliciting proxies in the accompanying form from its stockholders. In addition to soliciting proxies by mail, directors, officers and employees of the Company, without receiving additional compensation therefor, may solicit proxies by telephone, by telegram or in person. Arrangements also will be made with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of Shares held of record by such persons, and the Company will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

     In addition, the Company has retained D.F. King & Co., Inc. ("D.F. King") to assist the Company in the solicitation of proxies from stockholders in connection with the Special Meeting. D.F. King will receive a fee of $5,000.00 as compensation for its services and reimbursement of its out-of-pocket expenses in connection therewith. The Company has agreed to indemnify D.F. King against certain liabilities arising out of or in connection with its engagement.

     STOCKHOLDERS SHOULD NOT FORWARD ANY CERTIFICATES REPRESENTING SHARES WITH THEIR PROXY CARDS. IN THE EVENT THE MERGER IS CONSUMMATED, CERTIFICATES SHOULD BE DELIVERED IN ACCORDANCE WITH INSTRUCTIONS SET FORTH IN A LETTER OF TRANSMITTAL WHICH WILL BE SENT TO STOCKHOLDERS PROMPTLY AFTER THE EFFECTIVE TIME. SEE "THE MERGER AGREEMENT -- THE MERGER -- EXCHANGE OF CERTIFICATES."

                                   THE MERGER

BACKGROUND OF THE MERGER

     In November 1998, the Board authorized management to enter into an agreement with DLJ pursuant to which the Company engaged DLJ to act as its exclusive financial advisor with respect to the sale, merger, consolidation or any other business combination of the Company, in one or a series of transactions, involving all or a substantial amount of the business securities or assets of the Company. In January 1999, the Company determined to commence a private auction process for the sale of the Company.

     From November 1998 through February 1999, DLJ identified parties that might be interested in engaging in a transaction with the Company and began to contact such parties, including SBC, in order to ascertain whether such parties would be prepared to make offers to acquire the Company. During January and February, 27 parties entered into confidentiality agreements with the Company regarding information provided to them by the Company. During this time, representatives of SBC indicated an interest in potentially acquiring the Company, and SBC executed a confidentiality agreement regarding information provided to it by the Company on January 21, 1999. Confidential information memoranda were distributed to all parties who entered into confidentiality agreements.

     Interested parties were requested to provide preliminary indications of interest in participating in the auction, as well as preliminary estimates of the range of proposed purchase prices. By the end of February 1999, through DLJ, the Company received preliminary indications of interest from 6 parties. One of the 6 parties that provided a preliminary indication of interest dropped out of the auction prior to conducting due diligence.

     From the end of February through the end of March, the remaining 5 interested parties conducted due diligence regarding the Company, attended management presentations and made site visits to the Company's facilities in Puerto Rico. During this period, the Company distributed supplemental due diligence materials to the interested parties.

     During March 1999, the Company sought the advice of its outside legal counsel, Skadden, Arps, Slate, Meagher & Flom LLP, in the preparation of a merger agreement to be distributed to interested parties for consideration in connection with their respective bids to acquire the Company. This draft merger agreement was distributed to 4 parties on April 6, 1999. One of the 5 parties conducting due diligence dropped out of the auction process prior to the distribution of the draft merger agreement. DLJ requested that final proposals from interested parties be received by April 20, 1999, with such proposals to include a formal bid letter and a marked version of the proposed merger agreement indicating the terms on which an interested party would be willing to consummate a merger with the Company.

     The Company received four proposals. Three proposals were submitted by financial buyers and provided for leveraged buy-out or recapitalization type transactions, all of which would involve significant continuing participation by Company management. SBC was the only strategic purchaser to submit a proposal. SBC's proposal provided for the purchase of all Shares of the Company at a price of $28 to $30 per Share through a merger between the Company and a subsidiary of SBC.

     On April 21, 1999, DLJ met with members of the Company's senior management and a representative of the Company's legal advisor to discuss and compare the terms of the four proposals. During the next several days, DLJ contacted parties as necessary to clarify certain aspects of the proposals. The Board held a meeting on April 26, 1999, at which it considered the terms of such proposals. The Board discussed various features of the proposed transactions with members of senior management as well as the Company's financial and legal advisors. Since the SBC proposal was the only proposal that provided for the purchase of all of the Shares pursuant to a transaction that would not require significant continuing participation by Company management subsequent to the consummation of such transaction, the Board authorized senior management and the Company's legal and financial advisors to engage in further negotiations with SBC. Beginning on April 26, 1999, the legal and financial advisors and the management of both the Company and SBC commenced negotiation of a definitive merger agreement, based on the proposed merger agreement that was distributed to interested parties on April 6, 1999 and the marked version thereof submitted by SBC on April 20, 1999.

     The Board met again on the morning of April 29, 1999, and received a presentation from DLJ and the Company's management regarding the negotiated terms of the SBC proposal. At the meeting, DLJ presented its oral opinion (subsequently confirmed in writing) that the consideration to be received by the Company's stockholders in the proposed transaction between SBC and the Company was fair to such stockholders from a financial point of view. The Company's legal advisors described to the Board the terms of the Merger Agreement. After questions by the Board to its management and its financial and legal advisors and further discussions, the Board determined that the SBC proposal as set forth in the Merger Agreement was advisable and in the best interests of the Company and its stockholders. The members of the Board (with the exception of Alan J. Patricof, who was absent) then voted unanimously to approve the Merger Agreement and the transactions contemplated thereby and to authorize management and the Company's legal advisors to conclude the drafting and negotiation of the Merger Agreement.

     The Board of Directors of SBC met on April 30, 1999 for a regularly scheduled meeting. SBC management described the terms of SBC's proposal and the Merger Agreement. The Board of Directors of SBC approved SBC's entry into the Merger Agreement. On the evening of April 30, 1999, after completion of the drafting of the Merger Agreement, the Company and SBC executed the Merger Agreement. A joint press release announcing the Merger was issued at 7:00 a.m. New York time on Monday, May 3, 1999.

THE COMPANY'S REASONS FOR THE MERGER; RECOMMENDATION OF THE BOARD

     Reasons for the Transaction; Factors Considered by the Board. The Board and the Company's senior management have reviewed the Company's strategic position in the Puerto Rican wireless and wireline telephone industry, the short-term and long-term prospects for that industry, the consolidation trends within that industry and the strategic alternatives available to the Company, all with a view to maximizing stockholder value. In conducting its review, the Board considered the consequences of various transaction structures, the consequences of remaining an independent company, and recent trading prices of the Company's Shares. In light of the Board's review of the Company's competitive position, recent operating results, the stock price, anticipated trends in the industry in which the Company competes, structural considerations and the price per Share being offered by SBC, the Board determined that it would be advisable and in the best interests of the Company's stockholders to adopt the Merger Agreement. In approving the Merger Agreement and the transactions contemplated thereby and recommending that all holders of Shares vote to adopt the Merger pursuant to the terms of the Merger Agreement, the Board considered a number of factors, including:

          (i) the terms of the Merger Agreement;

          (ii) the trading price of the Shares and the expected trading prices for the foreseeable future;

          (iii) the Company's competitive position and current business and regulatory trends in the Puerto Rican and United States wireless and wireline telephone industries, including the Company's rapid growth in the past and the Company's expectation that such rapid growth would continue in the future;

          (iv) a range of other possible buyers of the Company that are not currently affiliated with SBC including both financial and strategic buyers; and

          (v) The opinion of DLJ to the effect that, as of April 30, 1999, and based upon and subject to certain matters stated in its opinion, the Merger Consideration was fair from a financial point of view to stockholders of the Company (a copy of the DLJ opinion, setting forth the assumptions made and the limitations on the review undertaken in rendering the opinion, is attached as Annex B hereto and is described in "The Merger -- Opinion of the Company's Financial Advisor," set forth below.

     In evaluating the Company's strategic position, the Board considered the potential revenue and cash flow effect of (1) a potential rollout of wireline fiber-based competitive local exchange services ("CLEC") by the Company and (2) Calling Party Pays ("CPP") implementation (as reflected in the New Opportunities Case set forth in the DLJ analysis discussed on page 18), but concluded that there was (1) substantial uncertainty as to the availability of necessary management and other resources to implement such a CLEC rollout and (2) uncertainty as to the timing and terms of pricing and billing arrangements for CPP.

     The full text of the DLJ fairness opinion is attached hereto as Annex B. The DLJ opinion is addressed to the Board and does not address the merits of the underlying decision of the Company to engage in the transactions contemplated by the Merger Agreement or constitute a recommendation to any holder of Shares as to how such holder should vote at the Special Meeting. The summary of the DLJ opinion set forth in this Proxy Statement is qualified in its entirety by reference to the full text of the DLJ opinion. Holders of Shares are urged to read the DLJ opinion in its entirety.

     The Board did not assign relative weight to the above factors to determine that any factor was of particular importance. Rather, the Board viewed its recommendations as being based on the totality of the information presented to and considered by it.

OPINION OF THE COMPANY'S FINANCIAL ADVISOR

     DLJ has acted as the Company's financial advisor in connection with the proposed Merger. The Company selected DLJ because DLJ is an internationally recognized investment banking firm that has substantial experience in the communications industry and is familiar with the Company and its business. DLJ, as part of its investment banking business, is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

     At the meeting of the Board held on April 29, 1999, DLJ delivered to the Board, subject to its review of the final Merger Agreement, its oral opinion (which was subsequently confirmed in writing) that, as of such date, and based upon and subject to the assumptions, limitations and qualifications set forth in such opinion, the consideration to be received by the Company's stockholders in the Merger was fair to such holders from a financial point of view.

     The full text of the DLJ opinion is attached as Annex B to this Proxy Statement. The summary of the DLJ opinion set forth in this Proxy Statement is qualified in its entirety by reference to the full text of the DLJ opinion. STOCKHOLDERS ARE URGED TO READ CAREFULLY THE DLJ OPINION IN ITS ENTIRETY. In reading the discussion of the fairness opinion set forth below, stockholders should be aware that the DLJ opinion:

     - was prepared for the Board and was directed only to the fairness, from a financial point of view to the stockholders, of the Merger Consideration;

     - did not address the relative merits of the Merger, nor of the underlying decision by the Board to proceed with the Merger; and

     - does not constitute a recommendation to any stockholder as to how such stockholder should vote on the Merger Agreement.

     In arriving at its opinion, DLJ, among other things:

     - reviewed the Merger Agreement;

     - reviewed financial and other information that was publicly available or furnished to DLJ by the Company and information provided during discussions with the management of the Company, including certain financial projections of the Company for the period from January 1, 1999 to December 31, 2003;

     - compared certain financial and securities data of the Company with other companies whose securities are traded in public markets;

     - reviewed the historical stock prices and trading volumes of the Shares;

     - reviewed prices and premiums paid in certain other business combinations; and

     - conducted such other financial studies, analyses and investigations as it deemed appropriate.

     In rendering its opinion, DLJ relied upon and assumed, without independent verification, the accuracy and completeness of all of the financial and other information that was available to DLJ from public sources, that was provided to DLJ by the Company or its representatives, or that was otherwise reviewed by DLJ. DLJ assumed that the projections supplied to DLJ by the Company's management were reasonably prepared on a basis reflecting the best currently available estimates and judgements of the management as to the future operating and financial performance of the Company. DLJ did not assume any responsibility for making an independent valuation or appraisal of the assets or liabilities of the Company and was not furnished with any such evaluation or appraisal.

     The DLJ opinion is necessarily based on economic, market, financial and other conditions as they existed on, and on the information made available to DLJ as of, the date of the opinion. The DLJ opinion states that DLJ does not have any obligation to update, revise or reaffirm its opinion even though it may be affected by subsequent developments.

  FINANCIAL ANALYSIS

     The following is a brief summary of the material financial analyses presented by DLJ to the Board on April 29, 1999 in connection with the rendering of the DLJ opinion.

     Special Considerations. In presenting to the Board the analyses described below, DLJ reviewed several factors which would depress the equity value per Share below the values implied by these analyses, including: (a) the Company's comparatively reduced opportunities for generating roaming revenues, which are attributable to the geographical characteristics of its service area, (b) the highly competitive environment in the wireless communications sector in Puerto Rico, and (c) the portion of the Company's revenues attributable to paging services, which generally carry lower multiples than cellular revenues.

     Indexed Stock Price Histories. DLJ reviewed the daily indexed common stock price history for the Company for the period from September 3, 1998 to April 26, 1999. The analysis indicated that the price performance of the Shares had, prior to the announcement that the Company had hired an investment bank to review strategic alternatives, tended to lag the performance of the S&P 400 and the Wireless Composite index (which includes Price Communications Corp., Rural Cellular Corp., and United States Cellular Corp.).

     Analysis of Selected Publicly Traded Companies. DLJ compared certain financial, market and operating information of the Company with corresponding data of the following selected publicly traded companies: Price Communications Corp., Rural Cellular Corp., United States Cellular Corp., Commnet Cellular and Centennial Cellular Corp. DLJ chose the first three of these (the "Selected Companies") because it believed they were the most comparable to the Company, and analyzed their enterprise values (defined as the value of fully diluted common equity plus long-term debt and the liquidation value of outstanding preferred stock, if any, minus cash, the proceeds, if any, from the exercise of outstanding options and warrants and the value of certain other assets) as a multiple of each company's respective latest quarter annualized earnings before interest, taxes, depreciation and amortization (" EBITDA"), estimated 1999 EBITDA and estimated 2000 EBITDA, to the extent these EBITDA figures were available from research analyst reports. The following table presents the ranges, medians and means yielded by DLJ's analysis of the Selected Companies.

                                                                          CELLULAR COMMUNICATIONS
                                                                            OF PUERTO RICO, INC.
                                          SELECTED COMPANIES           ------------------------------
                                    -------------------------------    MANAGEMENT    RESEARCH ANALYST
                                      RANGE       MEDIAN    AVERAGE    ESTIMATES        ESTIMATES
                                    ----------    ------    -------    ----------    ----------------
Latest Quarter
Annualized EBITDA.................  8.5x-13.4x    11.0x      11.0x        9.7x             9.7x
1999 Estimated
EBITDA............................  8.0x-11.8x     9.7x       9.8x        8.7x             8.8x
2000 Estimated
EBITDA............................  6.9x-10.5x     8.2x       8.5x        6.5x             7.7x

     DLJ then applied the median and average multiples of estimated 1999 and 2000 EBITDA for the Selected Companies to the Company's estimated 1999 and 2000 EBITDA to calculate an implied equity value per Share, as summarized in the following table:

                           ESTIMATED       SELECTED COMPANIES     IMPLIED EQUITY VALUE
                         COMPANY EBITDA      EBITDA MULTIPLE            PER SHARE
                         --------------    -------------------    ---------------------
                                           MEDIAN     AVERAGE      MEDIAN      AVERAGE
                                           -------    --------    --------    ---------
1999...................  $86.9 million      9.7x        9.8x       $31.30       $31.84
2000...................  $116.7 million     8.2x        8.5x       $37.50       $39.81

     Selected Transactions Analysis. DLJ reviewed the implied transaction multiples paid in the following announced and completed merger and acquisition transactions in the communications industry (acquiror/ target): AT&T/Honolulu Cellular, GTE/Ameritech Wireless Assets, SBC Communications/Comcast Cellular Corp., Vodafone/AirTouch Communications, ALLTELL/Alliant Communications, AT&T/ Vanguard Cellular, Welsh, Carson, Anderson & Stowe/Centennial Cellular Corp., Dobson Communications/ Sygnet Wireless, ALLTELL/360 Communications, American Cellular Corp./PriCellular Corp., Rural Cellular Corporation/Atlantic Cellular, Wireless One/Price Comm. (Ft. Myers), Blackstone Capital Partners/Commnet Cellular, Price Communications/Palmer Wireless, Western Wireless/Triad Cellular Corp., AirTouch Communications/US West, and 360 Communications/Independent Cellular Network. In examining these acquisitions, DLJ calculated the enterprise value of the acquired company implied by each of these transactions (a) as a multiple of the latest quarter annualized EBITDA and of estimated forward EBITDA (for the fiscal year following the announcement of the transaction as obtained by DLJ from various publicly available sources), and (b) per POP, in each case to the extent the necessary information was publicly available. DLJ also performed this analysis on a selection of the above transactions that it believed were most comparable to the Merger, comprised of GTE/Ameritech Wireless Assets, SBC Communications/ Comcast Cellular and AT&T/Vanguard Cellular (the "Selected Transactions"). The results of these analyses are summarized in the following table:

                                        ALL TRANSACTIONS               SELECTED TRANSACTIONS
                                 ------------------------------    ------------------------------
                                   RANGE      MEDIAN    AVERAGE      RANGE      MEDIAN    AVERAGE
                                 ---------    ------    -------    ---------    ------    -------
Latest Quarter
Annualized EBITDA..............  7.8x-21.7x    12.6x     13.1x     8.9x-10.7x     9.8x      9.8x
Forward Fiscal Year EBITDA.....  9.3x-14.4x    11.1x     11.7x     9.3x-10.3x     9.8x      9.8x
POPs Acquired..................  $162-$432     $221      $245      $199-$253     $214      $222

     DLJ then calculated implied equity values per Share by applying the median and average multiples derived from its analysis of the Selected Transactions to the Company's latest quarter annualized EBITDA, estimated 1999 EBITDA and number of POPs, as summarized in the following table:

                                            COMPANY       SELECTED TRANSACTIONS    IMPLIED EQUITY VALUE
                                            EBITDA           EBITDA MULTIPLE             PER SHARE
                                         -------------    ---------------------    ---------------------
                                                          MEDIAN       AVERAGE      MEDIAN      AVERAGE
                                                          -------      --------    --------    ---------
Latest Quarter
Annualized EBITDA......................  $77.5 million       9.8x         9.8x      $26.42       $26.42
Forward Fiscal Year EBITDA.............  $86.9 million       9.8x         9.8x      $31.67       $31.67
POPs Acquired..........................    3.9 million      $214         $222       $30.71       $32.52

     Premiums Paid Analysis. DLJ determined the implied premium over the common stock trading prices for one day, one week and four weeks prior to announcement dates of all domestic acquisitions announced between June 1, 1995 and March 31, 1999 with a transaction value between $500 million and $1 billion. DLJ then calculated implied equity values per Share by applying the range of premiums paid in these transactions to the price per Share (a) as of one day, one week and four weeks prior to its November 13, 1998 announcement that it intended to hire an investment bank to review strategic alternatives, and (b) as of one day, one week and four weeks prior to April 27, 1999. The following table summarizes the range of implied equity values per Share resulting from this analysis:

                                   COMPARABLE PREMIUMS PAID              IMPLIED SHARE PRICE
                               ---------------------------------   -------------------------------
                                   RANGE        MEDIAN   AVERAGE      RANGE       MEDIAN   AVERAGE
                               --------------   ------   -------   ------------   ------   -------
NOVEMBER 13, 1998
  One Day Prior..............  (65.1%)-173.7%   18.5%    25.1%     $3.93-$30.79   $13.34   $14.07
  One Week Prior.............  (66.1%)-135.0%   23.1%    28.5%     $5.34-$37.01   $19.39   $20.23
  Four Weeks Prior...........  (64.1%)-185.9%   29.7%    33.6%     $3.90-$31.09   $14.11   $14.52

APRIL 27, 1999
  One Day Prior..............  (65.1%)-173.7%   18.5%    25.1%     $9.13-$71.50   $30.97   $32.67
  One Week Prior.............  (66.1%)-135.0%   23.1%    28.5%     $8.81-$61.09   $32.00   $33.40
  Four Weeks Prior...........  (64.1%)-185.9%   29.7%    33.6%     $8.25-$65.76   $29.84   $30.72

     Discounted Cash Flow Analysis. DLJ performed an analysis of the present value of the cash flows that could be produced by the Company, based on (i) projections and assumptions used in conjunction with the bank financing undertaken in August 1998 in connection with the spinoff of CoreComm Limited (the "Bank Case"), (ii) projections and assumptions provided by the Company's management reflecting new opportunities available to the Company (the "New Opportunities Case"), and (iii) certain sensitivities to the New Opportunities Case based on discussions with Company management that assumed, among other things, no EBITDA and revenue growth from the new opportunities (the "Base Case"). The net present value ranges were estimated using discount rates ranging from 15% to 20% and terminal multiples of estimated EBITDA for the Company's fiscal year 2003 ranging from 7.5x to 9.5x. DLJ also made use of a discounted cash flow analysis performed by a DLJ equity analyst (the "Research Case"). The ranges of implied equity values per Share yielded by these analyses are summarized in the following table:

               NEW OPPORTUNITIES
  BANK CASE          CASE            BASE CASE     RESEARCH CASE
-------------  -----------------   -------------   -------------
$13.46-$25.52    $50.68-$79.07     $28.53-$46.95   $21.67-$26.27

     The summary set forth above does not purport to be a complete description of the analyses performed by DLJ. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Each of the analyses conducted by DLJ was carried out in order to provide a different perspective on the Merger. DLJ did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support an opinion as to fairness from a financial point of view. Rather, in reaching its conclusions, DLJ considered the results of the analyses in light of each other and ultimately reached its opinion based on the results of all analyses taken as a whole. Accordingly, taking portions of the analyses set forth above, without considering the analyses as a whole, would, in the view of DLJ, create an incomplete view of the evaluation process underlying its opinion. The analyses performed by DLJ are not necessarily indicative of actual value or future results, which may be significantly more or less favorable than suggested by such analyses.

     Pursuant to the terms of an engagement letter dated December 16, 1998, the Company agreed to pay to DLJ (a) a fee of $250,000, payable upon execution of the engagement letter, (b) a fee of $2,000,000 at the time DLJ notified the Board that it was prepared to deliver the DLJ opinion, and $100,000 for each update of a DLJ opinion, and (c) additional cash compensation, payable upon consummation of a transaction (defined in the engagement letter as the sale, merger, consolidation or any other business combination involving all or a substantial amount of the business, securities or assets of the Company), equal to seven tenths of one percent of the aggregate value of (i) the outstanding Shares (treating any Shares issuable upon exercise of options, warrants or other rights of conversion as outstanding) and (ii) the amount of any debt assumed, acquired, remaining outstanding, retired or defeased or preferred stock redeemed or remaining outstanding in connection with a transaction, less amounts paid to DLJ pursuant to (a) and (b) above. In addition, the Company agreed to reimburse DLJ, upon request by DLJ from time to time, for all reasonable out-of-pocket expenses (including the reasonable fees and expenses of counsel) incurred by DLJ in connection with its engagement, and to indemnify DLJ and certain related persons against certain liabilities in connection with the engagement, including liabilities under U.S. federal securities laws. DLJ and the Company management negotiated the terms of the fee arrangement, and the Company Board was aware of such arrangement, including the fact that a significant portion of the aggregate fee payable to DLJ is contingent upon the consummation of a transaction.

     In the ordinary course of business, DLJ and its affiliates may own or actively trade the securities of the Company for their own accounts and for the accounts of their customers, and, accordingly, may at any time hold a long or short position in the Company securities. DLJ has performed investment banking and other services for the Company, its affiliates and former affiliates (including NTL Incorporated, Cellular Communications International, Inc., OCOM Corporation and Corecomm Limited) in the past and has received customary compensation for such services.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     In considering the recommendation of the Board with respect to the Merger, stockholders of the Company should be aware that certain directors and executive officers of the Company may be deemed to have interests in the Merger in addition to their interests as stockholders of the Company generally. The Board was aware of these interests and considered them, in conjunction with other factors, in approving the Merger Agreement. These interests are summarized below.

     Interests in Shares and Options. As of June 1, 1999, the executive officers and directors of the Company owned an aggregate of 769,770 Shares. The aggregate consideration which would be received in the Merger by the executive officers and directors of the Company in respect of such Shares is $22,708,215.00.

     In addition, as of June 1, 1999, the executive officers and directors of the Company had present and future rights to acquire 1,706,607 Shares upon the exercise of Options granted to such executive officers and directors pursuant to the Company's stock option plans. Pursuant to the Merger Agreement, each holder of any Option, whether or not then vested or exercisable, will be paid as soon as practicable after the Effective Time, in settlement and cancellation of such Option, an amount determined by multiplying (i) the excess, if any, of the Merger Consideration over the applicable exercise price of such Option, by (ii) the number of Shares such holder could have purchased (assuming full vesting of all Options) had such holder exercised such Option in full immediately prior to the Effective Time, subject in case of payment to any such holder's signing a release by which the holder relinquishes all rights with respect to the Options upon payment in settlement and cancellation of such Options. The cash which would be received by the executive officers and directors of the Company upon consummation of the Merger pursuant to the foregoing formula would be approximately $83,609,200.00. See "The Merger Agreement -- The
Merger -- Treatment of Stock Options."

     Indemnification and Insurance. Pursuant to the Merger Agreement, SBC has agreed that for a period of six years after the Effective Time, it will, and will cause the Surviving Corporation to, (i) indemnify and hold harmless each person who, prior to the Effective Time, was an officer, director or employee of the Company or any of its subsidiaries (the "Indemnitees") against all losses, reasonable expenses, claims, damages or liabilities incurred in connection with any claim, action, suit or proceeding arising out of acts or omissions occurring at or prior to the Effective Time (including, without limitation, in respect of acts or omissions in connection with the Merger Agreement and the transactions contemplated thereby) to the fullest extent permitted or required under applicable law and (ii) advance to such Indemnitees expenses (including attorneys' fees) incurred in defending any action or suit with respect to such matters (including the cost of any investigation and preparation incurred in connection therewith), in each case to the fullest extent such

Indemnitees are entitled to advancement of expenses under and subject to the terms of the Company's certificate of incorporation and by-laws or the certificate of incorporation and by-laws of any subsidiary of the Company (if the Indemnitee was acting in such Indemnitee's capacity as an officer, director or employee). The Merger Agreement provides that to the extent permitted by the DGCL, such advancement of expenses shall be mandatory rather than permissive.

     In addition, SBC has agreed that for a period of six years after the Effective Time it will, and will cause the Surviving Corporation to, provide officers' and directors' liability insurance in respect of acts or omissions occurring prior to the Effective Time covering each such person currently covered by the Company's officers' and directors' liability insurance policy ("D&O Insurance") on terms with respect to coverage and amount no less favorable than those of such policy in effect on the date of the Merger Agreement, provided that in no event shall the annual premium therefor exceed 150% of the annual premium payable pursuant to the renewal policy disclosed to SBC (the "Current Premiums"); provided, however, that if the existing D&O Insurance expires, is terminated or cancelled during such six-year period, the Surviving Corporation is required pursuant to the Merger Agreement to use its reasonable best efforts to obtain as much D&O Insurance as can be obtained for the remainder of such period for a premium not in excess (on an annualized basis) of 150% of the Current Premium. SBC has agreed that, should the Surviving Corporation fail to comply with such obligations, SBC will be responsible therefor to the extent permitted under Delaware law. See "The Merger
Agreement -- Certain Covenants -- Indemnification and Insurance."

     Benefit Plans. Pursuant to the Merger Agreement, SBC has agreed that, for a period of one year after the Closing Time, it will cause the Surviving Corporation and its subsidiaries to provide to all active employees of the Company who continue to be employed by the Company as of the Effective Time coverage by benefit plans or arrangements which are, in the aggregate, no less favorable than those provided to the employees immediately prior to the Closing Time with the exception of any stock option, stock purchase or other stock compensation plan. See "The Merger Agreement -- Certain Covenants -- Employee Matters."

     Severance Arrangements. The severance policy adopted by the Board provides for severance benefits to Puerto Rico resident employees of the Company and, accordingly, applies to Steve Shapiro, Senior Vice President-General Manager of the Company, and Jose J. Davila, Vice President-Finance of Services of the Company, both of whom are Puerto Rico residents. Under the severance policy, $365,481.55, in the aggregate, may become payable to them in connection with the Merger. Under the laws of the Commonwealth of Puerto Rico, Messrs. Shapiro and Davila would also be entitled to certain severance payments.

     Pursuant to the Merger Agreement, SBC has agreed that, for a period of one year, it shall provide to all active employees of the Company at the Closing Time, benefits no less favorable in the aggregate than those provided under the severance policy adopted by the Board with respect to Puerto Rico resident employees. See "The Merger Agreement -- Certain Covenants -- Employee Matters."

FINANCING THE MERGER

     The Merger is not subject to any financing contingency. SBC intends to use working capital to finance the Merger Consideration.

ACCOUNTING TREATMENT

     The Merger will be accounted for by SBC as a "purchase" in accordance with GAAP. Therefore, the aggregate consideration paid by SBC in connection with the Merger will be allocated to the Company's assets and liabilities based upon their fair values, with any excess being allocated to goodwill. The assets and liabilities and results of operations of the Company will be consolidated into the assets and liabilities and results of operations of SBC subsequent to the consummation of the Merger.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following discussion describes certain United States federal income tax consequences relevant to the Merger. The discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed Treasury regulations promulgated thereunder, rulings, administrative pronouncements and judicial decisions, changes to which could materially affect the tax consequences described herein and could be made on a retroactive basis.

     The receipt of cash in exchange for Shares pursuant to the Merger will be a taxable transaction for federal income tax purposes and may also be a taxable transaction under applicable state, local and foreign income and other tax laws. The tax consequences of such receipt may vary depending upon, among other things, the particular circumstances of the stockholder. In general, a stockholder will recognize gain or loss for federal income tax purposes equal to the difference between the adjusted tax basis of his or her Shares and the amount of cash received in exchange therefor in the Merger. Gain or loss should be computed separately for different blocks of Shares (Shares acquired at the same time and price). Such gain or loss will be capital gain or loss if the Shares are a capital asset in the hands of the stockholder.

     Under recently adopted amendments to the Code, net capital gain (i.e., generally capital gain in excess of capital loss) recognized by an individual investor upon a disposition of Shares that have been held for more than one year at the Effective Time will generally be subject to a maximum tax rate of 20% or, in the case of Shares that have been held for one year or less at the Effective Time, will be subject to tax at ordinary income tax rates.

     The receipt of cash by a stockholder of the Company pursuant to the Merger may be subject to a 31% backup withholding tax unless the stockholder (i) is a corporation or comes within certain other exempt categories or (ii) provides a certified taxpayer identification number on Form W-9 and otherwise complies with the backup withholding rules. Backup withholding is not an additional tax; any amounts so withheld may be credited against the federal income tax liability of the stockholder subject to the withholding.

     The foregoing discussion does not address all aspects of federal income taxation that may be relevant to a stockholder and may not apply, for example, to stockholders who (i) acquired their Shares pursuant to the exercise of employee stock options or other compensation arrangements with the Company, (ii) are not citizens or residents of the United States, (iii) perfect their Appraisal Rights or (iv) are subject to special tax treatment under the Code (such as dealers in securities, traders in securities that elect to mark to market, insurance companies, other financial institutions, regulated investment companies, stockholders that hold Shares as parts of a straddle, hedge against currency risk, constructive sale or conversion transaction, stockholders that have a functional currency other than the U.S. dollar and tax-exempt entities).

     THE TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY. DUE TO THE INDIVIDUAL NATURE OF TAX CONSEQUENCES, STOCKHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE EFFECTS OF APPLICABLE STATE, LOCAL OR FOREIGN INCOME OR OTHER TAX LAWS.

REGULATORY FILINGS AND APPROVALS

     The regulatory filings and approvals described below must be made before the Merger can be effected and certain of such approvals may take a significant period of time to obtain. Although the Company and SBC believe that such approvals will be obtained, there can be no assurance that this will be the case or that such approvals will be obtained in a timely manner or will not be conditioned temporarily or otherwise encumbered.

     FCC. Before the Merger can be consummated, the Company and SBC must obtain the approval of the FCC pursuant to the Communications Act of 1934, as amended (the "Communications Act"), for the transfer of control of authorizations issued by the FCC, including cellular, paging and microwave licenses and international long distance resale authorizations currently held by subsidiaries of the Company. The FCC will evaluate whether SBC is qualified to control the authorizations and whether the public interest, convenience, and necessity will be served by the transfer of control that will take place upon consummation of the Merger. The FCC will issue a public notice of the applications filed by the Company and SBC, and interested parties may notify the FCC of their support for or opposition to the Merger. On July 24, 1998, in connection with the merger of Ameritech Corporation ("Ameritech") with a wholly owned subsidiary of SBC, SBC and Ameritech filed applications with the FCC seeking consent to the transfer of control of licenses held by Ameritech to SBC. A number of parties have either opposed the merger of SBC and Ameritech or requested the FCC to impose various conditions on approval of the merger. On March 26, 1999, the FCC published notice of applications seeking the FCC's consent to the transfer of control of cellular and other licenses from Comcast Cellular Holdings Co. ("Comcast") to SBC. Both the Ameritech and Comcast applications remain pending. The time for filing oppositions or comments regarding the Comcast transfer applications has expired and no oppositions or comments were filed. The Company and SBC expect that the applications they intend to file with the FCC will demonstrate compliance with the FCC's standards and the public interest. However, there can be no assurance as to when and if the required FCC approvals will be obtained. In addition there can be no assurance that the FCC will not impose conditions on its approvals that could create problems with the Merger.

     At the time that SBC and the Company entered into the Merger Agreement, it was contemplated that Telefonos de Mexico, S.A. de C.V., a corporation organized under the laws of Mexico ("Telmex"), would purchase an interest in the Surviving Corporation. Pursuant to certain agreements entered into between SBC International, Inc. ("SBCI"), a wholly owned subsidiary of SBC and the entity through which SBC intends to hold its interest in the Surviving Corporation, and Telmex, immediately following the consummation of the Merger, SBCI will sell to Telmex 25% of the common stock of SBC International Puerto Rico, Inc. ("SBC-PR"), a Delaware corporation and a wholly owned subsidiary of SBCI, which will own 100% of the common stock of the Surviving Corporation (the "Telmex Transaction"). SBCI has further agreed to sell an additional 25% of the common stock of SBC-PR to Telemex, with such sale conditioned upon the FCC permitting Telmex, as a corporation organized under the laws of a foreign country, to own more than 25% of the capital stock of the SBC-PR.

     Antitrust. The Merger is subject to the requirements of the HSR Act, and the rules and regulations thereunder, which provide that certain transactions may not be consummated until required information and materials are furnished to the Antitrust Division of the Department of Justice (the "Antitrust Division") and the Federal Trade Commission (the "FTC"), and the requisite waiting period expires or terminates. The Company and SBC expect to make all filings required by the Antitrust Division and the FTC on or about June 7, 1999, commencing a 30-day waiting period. Regardless of whether the waiting period expires or is terminated pursuant to early termination under the HSR Act, at any time before or after the Effective Time, the Antitrust Division or the FTC could take such action under the antitrust laws as either of them deems necessary or desirable in the public interest, or certain other persons could take action under the antitrust laws, including seeking to enjoin the Merger. See "The Merger Agreement -- Certain Covenants -- Certain Filings, Consents and Arrangements."

EFFECT OF MERGER ON THE CREDIT AGREEMENT OF CCPR SERVICES, INC. AND CCPR, INC.

     The Company has outstanding $155,000,000 under the Credit Agreement (the "Credit Agreement") dated as of August 11, 1998 between CCPR Services, Inc., CCPR, Inc. (formerly known as Cellular Communications of Puerto Rico, Inc.), certain subsidiaries of CCPR, Inc. party thereto as guarantors, the various lenders party thereto and The Chase Manhattan Bank, as administrative agent. The occurrence of a change in control constitutes an event of default under the Credit Agreement. A change of control under the Credit Agreement shall be deemed to have occurred in the event of the acquisition by any person of Shares representing more than 40% of the aggregate ordinary voting power represented by the issued and outstanding Shares. Accordingly, unless prior to the Effective Time the Credit Agreement is amended to provide otherwise, any amounts outstanding under the Credit Agreement shall become due and payable immediately upon consummation of the Merger.

CERTAIN CONSEQUENCES OF THE MERGER

     Pursuant to the Merger Agreement, Merger Subsidiary will be merged with and into the Company and the Company will become a wholly owned subsidiary of SBC and, upon consummation of the Telmex Transaction, an indirect subsidiary of SBC and Telmex. See "The Merger -- Regulatory Filings and Approvals -- FCC." Following consummation of the Merger, the Shares will be delisted from the Nasdaq, deregistered under the Exchange Act and will no longer be publicly traded. See "The Merger Agreement -- The Merger."

APPRAISAL RIGHTS

     Under the DGCL, any stockholder who does not wish to accept the Merger Consideration has the right to dissent from the Merger and to seek an appraisal of, and to be paid the fair value (exclusive of any element of value arising from the accomplishment or expectation of the Merger) for, the Shares, provided that the stockholder complies with the provisions of Section 262 of the DGCL.

     Holders of record of the Shares who do not vote in favor of the Merger Agreement and who otherwise comply with the applicable statutory procedures summarized herein will be entitled to Appraisal Rights under Section 262 of the DGCL. A person having a beneficial interest in Shares held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect Appraisal Rights.

     THE FOLLOWING DISCUSSION IS NOT A COMPLETE STATEMENT OF THE LAW PERTAINING TO APPRAISAL RIGHTS UNDER THE DGCL AND IS QUALIFIED IN ITS ENTIRETY BY THE FULL TEXT OF SECTION 262 OF THE DGCL WHICH IS REPRINTED IN ITS ENTIRETY AS ANNEX C ATTACHED HERETO. ALL REFERENCES IN SECTION 262 OF THE DGCL AND IN THIS SUMMARY TO A "STOCKHOLDER" OR "HOLDER" ARE TO THE RECORD HOLDER OF THE SHARES AS TO WHICH APPRAISAL RIGHTS ARE ASSERTED.

     Under Section 262 of the DGCL, holders of Dissenting Shares who follow the procedures set forth in Section 262 of the DGCL will be entitled to have their Dissenting Shares appraised by the Delaware Chancery Court and to receive payment in cash of the "fair value" of such Dissenting Shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, if any, as determined by such court.

     Under Section 262 of the DGCL, where a proposed merger is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders who was a stockholder on the record date for such meeting with respect to shares for which Appraisal Rights are available, that Appraisal Rights are so available, and must include in such notice a copy of Section 262 of the DGCL.

     This Proxy Statement constitutes such notice to the holders of Dissenting Shares and the applicable statutory provisions of the DGCL are attached to this Proxy Statement as Annex C. Any stockholder who wishes to exercise such Appraisal Rights or who wishes to preserve his or her right to do so should review the following discussion and Annex C carefully, because failure timely and properly to comply with the procedures therein specified will result in the loss of Appraisal Rights under the DGCL.

     A holder of Dissenting Shares wishing to exercise such holder's Appraisal Rights (i) must not vote in favor of the Merger Agreement and (ii) must deliver to the Company prior to the vote on the Merger Agreement at the Special Meeting, a written demand for appraisal of such holder's Dissenting Shares. This written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from or against the Merger. This demand must reasonably inform the Company of the identity of the stockholder and of the stockholder's intent thereby to demand appraisal of his or her Shares. A holder of Dissenting Shares wishing to exercise such holder's Appraisal Rights must be the record holder of such Dissenting Shares on the date the written demand for appraisal is made and must continue to hold such Dissenting Shares until the consummation of the Merger. Accordingly, a holder of Dissenting Shares who is the record holder of Dissenting Shares on the date the written demand for appraisal is made, but who thereafter transfers such Dissenting Shares prior to consummation of the Merger, will lose any right to appraisal in respect of such Dissenting Shares.

     Only a holder of record of Dissenting Shares is entitled to assert Appraisal Rights for the Dissenting Shares registered in that holder's name. A demand for appraisal should be executed by or on behalf of the holder of record, fully and correctly, as such holder's name appears on such holder's stock certificates. If the Dissenting Shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand should be made in that capacity, and if the Dissenting Shares are owned of record by more than one owner as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including one or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, the agent is agent for such owner or owners. A record holder such as a broker who holds Dissenting Shares as nominee for several beneficial owners may exercise Appraisal Rights with respect to the Dissenting Shares held for one or more beneficial owners while not exercising such rights with respect to the Dissenting Shares held for other beneficial owners; in such case, the written demand should set forth the number of Dissenting Shares as to which appraisal is sought. When no number of Dissenting Shares is expressly mentioned, the demand will be presumed to cover all Dissenting Shares in brokerage accounts or other nominee forms and those who wish to exercise Appraisal Rights under Section 262 of the DGCL are urged to consult with their brokers to determine the appropriate procedures for the making of a demand for appraisal by such a nominee.

     ALL WRITTEN DEMANDS FOR APPRAISAL SHOULD BE SENT OR DELIVERED TO CELLULAR COMMUNICATIONS OF PUERTO RICO, INC., 110 EAST 59TH STREET, NEW YORK, NEW YORK 10022, ATTENTION: SECRETARY.

     Within 10 days after the consummation of the Merger, the Company will notify each stockholder who has properly asserted Appraisal Rights under Section 262 of the DGCL and has not voted in favor of the Merger Agreement of the date the Merger became effective.

     Within 120 days after the consummation of the Merger, but not thereafter, the Company or any stockholder who has complied with the statutory requirements summarized above may file a petition in the Delaware Chancery Court demanding a determination of the fair value of the Dissenting Shares. The Company is under no obligation to and has no present intention to file a petition with respect to the appraisal of the fair value of the Dissenting Shares. Accordingly, it is the obligation of stockholders wishing to assert Appraisal Rights to initiate all necessary action to perfect their Appraisal Rights within the time prescribed in
Section 262 of the DGCL.

     Within 120 days after the consummation of the Merger, any stockholder who has complied with the requirements for exercise of Appraisal Rights will be entitled, upon written request, to receive from the Company a statement setting forth the aggregate number of Dissenting Shares not voted in favor of adoption of the Merger Agreement and with respect to which demands for appraisal have been received and the aggregate number of holders of such Dissenting Shares. Such statements must be mailed within 10 days after a written request therefor has been received by the Company.

     If a petition for an appraisal is filed timely, after a hearing on such petition, the Delaware Chancery Court will determine the stockholders entitled to Appraisal Rights and will appraise the "fair value" of their Dissenting Shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. Stockholders considering seeking appraisal should be aware that the fair value of their Dissenting Shares as determined under Section 262 of the DGCL could be more than, the same as or less than the value of the consideration they would receive pursuant to the Merger Agreement if they did not seek appraisal of their Dissenting Shares and that investment banking opinions as to fairness from a financial point of view are not necessarily opinions as to fair value under Section 262 of the DGCL. The Delaware Supreme Court has stated that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered in the appraisal proceedings.

     The Delaware Chancery Court will determine the amount of interest, if any, to be paid upon the amounts to be received by stockholders whose Dissenting Shares have been appraised. The costs of the action may be determined by the Delaware Chancery Court and taxed upon the parties as the Delaware Chancery Court deems equitable. The Delaware Chancery Court may also order that all or a portion of the expenses incurred by any stockholder in connection with an appraisal, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts utilized in the appraisal proceeding, be charged pro rata against the value of all of the Dissenting Shares entitled to appraisal.

     Any holder of Dissenting Shares who has duly demanded an appraisal in compliance with Section 262 of the DGCL will not, after the consummation of the Merger, be entitled to vote the Dissenting Shares subject to such demand for any purpose or be entitled to the payment of dividends or other distributions on those

Dissenting Shares (except dividends or other distributions payable to holders of record of Dissenting Shares as of a record date prior to the consummation of the Merger).

     If any stockholder who properly demands appraisal of his or her Dissenting Shares under Section 262 of the DGCL fails to perfect, or effectively withdraws or loses, his or her right to appraisal, as provided in Section 262 of the DGCL, the Dissenting Shares of such stockholder will be converted into the right to receive the consideration receivable with respect to such Dissenting Shares in accordance with the Merger Agreement. A stockholder will fail to perfect, or effectively lose or withdraw, his or her right to appraisal if, among other things, no petition for appraisal is filed within 120 days after the consummation of the Merger, or if the stockholder delivers to the Company a written withdrawal of his or her demand for appraisal. Any such attempt to withdraw an appraisal demand more than 60 days after the consummation of the Merger will require the written approval of the Company.

     Failure to follow the steps required by Section 262 of the DGCL for perfecting Appraisal Rights may result in the loss of such rights (in which event a stockholder will be entitled to receive the consideration receivable with respect to his or her Dissenting Shares in accordance with the Merger Agreement).

                              THE MERGER AGREEMENT

     The following is a brief summary of certain material provisions of the Merger Agreement which is attached as Annex A to this Proxy Statement and incorporated herein by reference. Such summary does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement. Stockholders are urged to review the Merger Agreement carefully and in its entirety.

THE MERGER

     General. The Merger Agreement provides, among other things, that, following the adoption of the Merger Agreement by the stockholders of the Company and the satisfaction or waiver of the other conditions to the Merger, Merger Subsidiary will be merged with and into the Company, the separate existence of Merger Subsidiary will cease and the Company will be the Surviving Corporation. As a result of the Merger, all the rights, privileges, immunities, powers and franchises of the Company and Merger Subsidiary will vest in the Surviving Corporation and all obligations, duties, debts and liabilities of the Company will become the obligations, duties, debts and liabilities of the Surviving Corporation.

     Closing. The Merger Agreement provides that the closing of the Merger (the "Closing") will take place on a date specified by the parties thereto, which shall be no later than 10:00 a.m., eastern time, on the third business day after the satisfaction or waiver of all conditions to the Merger (the "Closing Time"). At the Closing, the Company, SBC and Merger Subsidiary will cause a certificate of merger (the "Certificate of Merger") to be filed with the Secretary of State of the State of Delaware, and the Merger will become effective upon such filing or at such later time as is specified in the Certificate of Merger.

     Treatment of Stock Options. Immediately prior to the Effective Time, each outstanding Option to purchase Shares granted under any employee or director stock option or compensation plan or arrangement of the Company will be canceled, and the Company will pay to each holder of any such Option, whether or not then vested or exercisable, as soon as practicable after the Effective Time, for each such Option an amount determined by multiplying (i) the excess, if any, of the Merger Consideration over the applicable exercise price of such Option, by (ii) the number of Shares such holder could have purchased (assuming full vesting of all Options) had such holder exercised such Option in full immediately prior to the Effective Time, subject in case of payment to any such holder's signing a release as contemplated by the Merger Agreement.

     Conversion of Securities. Each Share issued and outstanding immediately prior to the Effective Time, other than the Excluded Shares which will automatically be canceled and retired, will be converted into the right to receive the Merger Consideration, which is the right to receive $29.50 per Share in cash, without interest. Each share of common stock, par value $1.00 per share, of Merger Subsidiary issued and outstanding immediately prior to the Effective Time will be converted into and become one share of common stock, par value $.01 per share, of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and will constitute the only outstanding shares of capital stock of the Surviving Corporation. At the Effective Time, the Shares will no longer be listed for quotation on the Nasdaq, and the registration of the Shares under the Exchange Act will be terminated. See "The Merger -- Certain Consequences of the Merger."

     Shares outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has delivered a written demand for appraisal of such Shares in accordance with Section 262 of the DGCL will not be converted into the Merger Consideration, unless and until such holder fails to perfect his right to appraisal and payment under the DGCL, whereupon such Shares will be deemed to have been converted as of the Effective Time into the right to receive the Merger Consideration without any interest thereon, and such Shares will no longer be Dissenting Shares. See "The Merger -- Appraisal Rights."

     Exchange of Certificates. The Merger Agreement provides that prior to the Effective Time, SBC shall appoint a depositary (the "Depositary") for the purpose of exchanging certificates representing Shares for the Merger Consideration. SBC will deposit with the Depositary immediately prior to the Effective Time the Merger Consideration to be paid in respect of the Shares. For purposes of determining the Merger

Consideration to be so paid, SBC will assume that no holder of Shares will perfect his right to appraisal of his Shares. Promptly after the Effective Time, SBC will send, or will cause the Depositary to send, but in no event later than three business days after the Effective Time, to each holder of Shares at the Effective Time, a letter of transmittal for use in such exchange (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the certificates representing Shares to the Depositary), as well as instructions for use in effecting the surrender of Shares in exchange for the Merger Consideration. Each holder of Shares that have been converted into a right to receive the Merger Consideration, upon surrender to the Depositary of a certificate or certificates properly representing such Shares, together with a properly completed letter of transmittal covering such Shares, will be entitled to receive the Merger Consideration payable in respect of such Shares. Until so surrendered, each such certificate shall, after the Effective Time, represent for all purposes, only the right to receive such Merger Consideration.

     If any portion of the Merger Consideration is to be paid to a Person (as defined herein) other than the registered holder of the Shares represented by the certificate or certificates surrendered in exchange therefor, it shall be a condition to such payment that the certificate or certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer, and that the Person requesting such payment shall pay to the Depositary any transfer or other taxes required as a result of such payment to a Person other than the registered holder of such Shares or establish to the satisfaction of the Depositary that such tax has been paid or is not payable. For purposes of the Merger Agreement and this Proxy Statement, "Person" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

     After the Effective Time, there will be no further registration of transfers of Shares. If, after the Effective Time, certificates representing Shares are presented to the Surviving Corporation, they shall be canceled and exchanged for the consideration provided for, and in accordance with the procedures set forth, in the Merger Agreement. Any portion of the Merger Consideration deposited with the Depositary that remains unclaimed by the holders of Shares 180 days after the Effective Time shall be returned to the Surviving Corporation, upon demand, and any such holder who has not exchanged his Shares for the Merger Consideration in accordance with the Merger Agreement prior to that time shall thereafter look only to the Surviving Corporation for payment of the Merger Consideration in respect of such holder's Shares. Notwithstanding the foregoing, SBC, Merger Subsidiary and the Surviving Corporation shall not be liable to any holder of Shares for any amount paid to a public official pursuant to applicable abandoned property laws. Any amounts remaining unclaimed by holders of Shares on the day immediately prior to such time as such amounts would otherwise escheat to or become property of any governmental entity shall, to the extent permitted by applicable law, become the property of SBC free and clear of any claim or interest of any Person previously entitled thereto. Any portion of the Merger Consideration deposited with the Depositary to pay for Shares for which Appraisal Rights have been perfected shall be returned to the Surviving Corporation upon demand.

     STOCKHOLDERS OF THE COMPANY SHOULD NOT FORWARD THEIR SHARE CERTIFICATES TO THE DEPOSITARY WITHOUT A LETTER OF TRANSMITTAL, AND SHOULD NOT RETURN THEIR SHARE CERTIFICATES WITH THE ENCLOSED PROXY.

REPRESENTATIONS AND WARRANTIES

     The Merger Agreement contains various representations and warranties of the Company and its subsidiaries regarding the Company and its subsidiaries as to, among other things: (i) due incorporation, existence, good standing, corporate power and authority, and possession of all governmental licenses, authorizations and consents ("Licenses") required to do business; (ii) the due authorization, valid execution and delivery of the Merger Agreement and the consummation of the transactions contemplated thereby, and the validity and enforceability of the Company's obligations with respect thereto; (iii) governmental authorizations;
(iv) consents and approvals necessary for consummation of the Merger; (v) the absence of conflict between the Merger Agreement and any provision of the certificate of incorporation and bylaws of the Company, and the absence of any violations, breaches or defaults which would result from compliance by the Company with any provisions of the Merger Agreement; (vi) capitalization, including the number of Shares, the number of Shares issuable upon the exercise of Options, and obligations to issue, transfer, sell or vote in any particular manner any equity or debt instrument; (vii) ownership in other entities, including the nature of the Company's ownership of stock in subsidiaries; (viii) compliance with the Securities Act of 1933, as amended (the "Securities Act") and the Exchange Act in connection with documents required to be filed by the Company with the SEC; (ix) financial statements included in the Company's SEC filings; (x) the absence of undisclosed liabilities; (xi) information supplied by the Company for this Proxy Statement and the filing hereof with the SEC; (xii) the absence of certain changes or events since December 31, 1998 that would have a Material Adverse Effect on the Company;
(xiii) pending litigation or violation of any law which is reasonably likely to have a Material Adverse Effect; (xiv) certain matters relating to Taxes (as defined herein) and Tax Returns (as defined herein); (xv) certain employee benefit plan and ERISA matters; (xvi) certain labor matters; (xvii) compliance with all laws and regulations; (xviii) finders' and investment banking fees;
(xix) environmental matters; (xx) matters related to real property owned and leased by the Company and its subsidiaries; (xxi) trademarks; (xxii) material contracts; (xxiii) insurance policies and fidelity or performance bonds; (xxiv) applicability of takeover statutes; (xxv) the amendment of the Rights Agreement;
(xxvi) Year 2000 compliance; and (xxvii) non-competition agreements to which the Company is a party.

     For purposes of the Merger Agreement, "Material Adverse Effect" means a material adverse effect on the condition (financial or otherwise), business, properties, assets, liabilities, or results of operations of the Company and its subsidiaries, taken as a whole, that is not a result of adverse changes of general applicability in the economy or the industries in which such entities operate or regulatory changes applicable to the cellular telephone industry generally.

     The Merger Agreement also contains various representations and warranties of SBC and Merger Subsidiary with respect to, among other things: (i) due incorporation, existence, good standing, and corporate power to do business;
(ii) due authorization and valid execution and delivery of the Merger Agreement and consummation of the transactions contemplated thereby, and the validity and enforceability of the obligations arising in connection therewith; (iii) government authorizations; (iv) absence of conflict between the Merger Agreement and the certificate of incorporation and bylaws of SBC and Merger Subsidiary, and the absence of any violations, breaches or defaults which would result from compliance by SBC or Merger Subsidiary with any provisions of the Merger Agreement; (v) the information supplied by SBC and Merger Subsidiary for this Proxy Statement and the filing hereof with the SEC; (vi) the absence of any finders' and investment banking fees; (vii) financing for the Merger Consideration; (viii) ownership of Shares; and (ix) the operations of Merger Subsidiary.

CERTAIN COVENANTS

     Conduct of the Company. Pursuant to the Merger Agreement, the Company has agreed that, prior to the Effective Time, it will comply with certain covenants regarding, inter alia, the conduct of the business of the Company and its subsidiaries. Among other things, the Company has agreed that, except as contemplated by the Merger Agreement or as approved in writing by SBC, the Company and its subsidiaries will conduct their business in the ordinary course and consistent with past practice and will use their reasonable efforts to preserve intact their business organizations and relationships with third parties and to keep available the services of their present officers and employees. Without limiting the generality of the foregoing, and except as otherwise provided in the Merger Agreement, prior to the Effective Time, neither the Company nor any of its subsidiaries will, without the prior written consent of SBC: (i) declare, authorize or effect any split, combination, reclassification, subdivision, repurchase, redemption or other acquisition by the Company or any subsidiary thereof with respect to any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company or any subsidiary thereof or declare, pay or set aside for payment any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any shares of capital stock of the Company; (ii) amend any term of any outstanding security; (iii) amend or in any way modify the Rights Agreement; (iv) incur or assume any indebtedness for borrowed money; (v) create or assume any lien on any asset, other than liens arising in the ordinary course; (vi) make any loan, advance or capital contribution to or invest in any Person; (vii) amend, modify or adopt any amendment to its certificate of incorporation or bylaws; (viii) enter into any agreement with respect to voting of its capital stock; (ix) issue,

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

sell, pledge, dispose of, grant, transfer, lease, license, guarantee, encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, lease, license, guarantee or encumbrance of, any shares of capital stock of the Company or any of its subsidiaries (other than the issuance of shares by a wholly owned subsidiary to the Company or another wholly owned subsidiary), or securities convertible or exchangeable or exercisable for any shares of such capital stock, or any options, warrants or other rights of any kind to acquire any shares of such capital stock or such convertible or exchangeable securities, or any other ownership interest of the Company or any of its subsidiaries, any property or assets (including, without limitation, by merger, consolidation, spinoff or other dispositions of stock or assets) of the Company or any of its subsidiaries; (x) merge or consolidate with any Person or acquire assets of any other Person with a value in excess of $5 million, except for such transactions among the Company and its wholly owned subsidiaries; (xi) settle or compromise any material claims or litigation; (xii) make any material tax election or take any position on any tax return filed on or after the date of the Merger Agreement or adopt any method therefor that is inconsistent with elections made, positions taken or methods used in preparing or filing similar tax returns in prior periods; (xiii) permit any insurance company policy naming it as a beneficiary or loss-payable payee to be canceled or terminated except in the ordinary course of business; (xiv) cause, through either action or inaction, any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of the Company or any subsidiary of the Company which could reasonably be expected to have a Material Adverse Effect; (xv) (A) enter into any transaction, commitment, contract, agreement or understanding by the Company or any subsidiary of the Company relating to their assets or business (including the acquisition or disposition of any assets) or (B) relinquish any contract or other right, in either case (A) or (B) where such transaction, commitment, contract, agreement, understanding or relinquishment would be reasonably likely to account for more than $3 million of payments or receipts in any 12-month period or more than $5 million of payments or receipts in total, or pursuant to which the Company or any of its subsidiaries incurs obligations extending, either by the initial term thereof or by renewal, beyond January 1, 2001; provided, however, that no such entry into or relinquishment, other than those expressly contemplated by the Merger Agreement, may be undertaken if it could reasonably be expected to have a Material Adverse Effect;
(xvi) fail to initiate appropriate steps to renew any communications license that is scheduled to terminate prior to the Closing Time or within 30 calendar days after the Closing Time; (xvii) change any method of accounting or accounting practice by the Company or any subsidiary of the Company, except for any such change required by reason of a concurrent change in GAAP; (xviii) (A) grant any severance or termination pay to any director, officer or employee of the Company or any subsidiary of the Company, (B) enter into any employment, termination, severance or bonus, profit sharing, thrift, compensation, deferred compensation or other similar agreement (or any amendment to any such existing agreement), trust fund, policy or arrangement, for the benefit of any director, officer or employee of the Company or any subsidiary of the Company, (C) increase the benefits payable under any existing severance or termination pay policies or employment agreements or, (D) increase the compensation, bonus or other benefits payable to or to become payable to any director, officer or employee of the Company or any subsidiary of the Company; or (xiv) engage in the conduct of any business in any state, commonwealth or other territory other than the businesses conducted as of the date hereof and in the states or commonwealths where so conducted; (xv) notwithstanding certain recitals contained in the Merger Agreement, make changes to any employee benefit plan, arrangement or agreement; (xvi) authorize any of, or commit or agree to take any of, the foregoing actions except as otherwise permitted by the Merger Agreement; and (xvii) (A) unless otherwise consented to by the SBC, such consent not to be unreasonably withheld, make any capital expenditures that exceed certain limitations set forth in the Merger Agreement or (B) enter into any transactions with affiliates of the Company with an aggregate value on a quarterly basis that exceeds $50,000.

     Stockholder Approval. Under the Merger Agreement, the Company has agreed to take all action necessary in connection with applicable law to convene the Special Meeting as soon as reasonably practicable after the date of the Merger Agreement to consider and vote upon the Merger Agreement and the transactions contemplated thereby. The Company has also agreed that the Board will recommend adoption of the Merger Agreement by the Company's stockholders, provided that the Board may withdraw, modify or change such recommendation if it determines, after consultation with outside legal counsel to the Company, that such recommendation would violate the fiduciary duties of the Directors under applicable law. Notwithstanding anything to the contrary contained in the Merger Agreement, the Company will hold the Special Meeting for the purpose of allowing the Company's stockholders to vote on the adoption of the Merger Agreement, including in the event that the Board determines at any point subsequent to the date of the Merger Agreement that the Merger Agreement is no longer advisable and recommends that the stockholders of the Company reject it.

     Access to Information; Confidentiality. The Company has agreed that, from the date of the Merger Agreement until the Effective Time, it will give SBC and SBC's counsel, financial advisors, auditors and other authorized representatives reasonable access during normal business hours to the offices, properties, books and records of the Company and the subsidiaries of the Company, will furnish to SBC, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such Persons may reasonably request and will instruct the Company's employees, counsel, accountants and financial advisors to cooperate with SBC in its investigation of the business of the Company and the subsidiaries of the Company; provided that all requests for information, to visit plants or facilities or to interview the Company's employees or agents should be directed to and coordinated with Mr. Stephen Shapiro or Mr. Richard Lubasch or, in their absence, another person designated by the Company, and the Company will cause Messrs. Lubasch and Shapiro and any such other person designated to cooperate with SBC or its representatives in scheduling such visits or interviews. No investigation of the business of the Company as described in the preceding sentence shall affect any representation or warranty given by the Company to SBC under the Merger Agreement and any information received by SBC or its representatives will remain subject to the previously executed confidentiality agreement between SBC and the Company with respect to information received from the Company (the "Confidentiality Agreement").

     No Solicitation. The Merger Agreement contains the following prohibition on solicitations (the "No Solicitation Provision"):

          (i) The Company and its subsidiaries and their respective officers and directors will not, and the Company will use its best efforts to ensure that the respective officers, directors, employees or other agents (including any investment banker, attorney, consultant or accountant retained by it or its subsidiaries) of the Company and its subsidiaries will not, directly or indirectly, solicit, initiate, encourage or otherwise facilitate any Acquisition Proposal (as defined herein). The Company further agrees that it and its subsidiaries, officers and directors will not, and the officers and directors of its subsidiaries will not, and the Company will use its best efforts to ensure that the respective officers, directors and employees or other agents (including any investment banker, attorney, consultant or accountant retained by it or its subsidiaries) of the Company and its subsidiaries will not, directly or indirectly, engage in substantive discussions or negotiations with, disclose any nonpublic information relating to the Company or any subsidiary of the Company or afford access to the properties, books or records of the Company or any subsidiary of the Company or have any discussion with, any Person relating to an Acquisition Proposal; provided that, if prior to the date of the Special Meeting (A) such Person has on an unsolicited basis submitted a Superior Proposal (as defined herein), and (B) the Board determines, after consultation with outside legal counsel to the Company, that engaging in such negotiations or substantive discussions or providing such information is necessary for the Board to comply with its fiduciary duties under applicable law, the Company may in response to such Acquisition Proposal furnish information with respect to the Company and its subsidiaries pursuant to a confidentiality agreement no less onerous to the Person making the Acquisition Proposal than the Confidentiality Agreement and participate in negotiations and, subject to the terms of their agreement, enter into agreements regarding such Acquisition Proposal.

          (ii) The Company will notify SBC as promptly as practicable if any such inquiries, proposals or offers are received by, any such information is requested from, or any such discussions or negotiations are sought to be initiated or continued with any representative of the Company indicating the name of the Person contacting the Company and any material terms of any such proposals or offers and will keep SBC informed on a reasonably current basis of the status and details of any such Acquisition Proposal, indication or request.

          (iii) Nothing contained in the No Solicitation Provision will prohibit the Company or its Board from taking and disclosing to the Company's stockholders a position with respect to a tender or exchange offer by a third party pursuant to Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or making such disclosure that the Board concludes in good faith after consultation with outside counsel is required by applicable Delaware law, taking into account any disclosures made pursuant to Rules 14d-9 and 14e-2(a).

     For purposes of the Merger Agreement and this Proxy Statement, "Acquisition Proposal" means any offer or proposal for a merger or other business combination involving the Company or any subsidiary of the Company or the acquisition of any equity interest in, or a substantial portion of the assets of, the Company or any subsidiary of the Company, other than the transactions contemplated by the Merger Agreement (an "Acquisition").

     For purposes of the Merger Agreement and this Proxy Statement, a "Superior Proposal" means a bona fide written proposal to the Company relating to any such transaction that provides for consideration which the Board determines in good faith, after receiving advice from a nationally recognized investment banking firm, is more favorable from a financial point of view to the Company and its stockholders than the Merger Consideration; and the Board determines in good faith (after consultation with a nationally recognized investment banking firm) that such Acquisition Proposal, if accepted, is reasonably likely to be consummated, taking into account all legal, financial and regulatory aspects of the proposal and the financial capacity and any other relevant characteristics of the Person making the Acquisition Proposal and which is not conditioned upon obtaining financing.

     Conveyance Taxes. The Company has agreed to timely pay any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar taxes (collectively, "Conveyance Taxes") which become payable prior to the Effective Time and are required to be paid in connection with the transactions contemplated by the Merger Agreement. Each of SBC and the Company has agreed to cooperate in the preparation, execution and filing of all Tax Returns, questionnaires, applications, or other documents regarding any Conveyance Taxes which become payable in connection with the transactions contemplated by the Merger Agreement that are required or permitted to be filed on or before the Effective Time.

     For purposes of the Merger Agreement and this Proxy Statement, (i) "Taxes" means all taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts, sales, use, ad valorem, goods and services, capital, transfer, franchise, profits, license, withholding, payroll, employment, employer health, excise, estimated, severance, stamp, occupation, property or other taxes, customs duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority; and (ii) "Tax Return" means any report, return, documents, declaration or other information or filing required to be supplied to any taxing authority or jurisdiction with respect to Taxes.

     Takeover Statutes. In the event any "fair price", "moratorium", "control share acquisition" or other similar antitakeover statute or regulation shall become applicable to any of the transactions contemplated by the Merger Agreement, the Company has agreed that the Board will grant such approvals and take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated thereby and otherwise act to eliminate or minimize the effects of such statute or regulation on the transactions contemplated thereby.

     Obligations of Merger Subsidiary. SBC has agreed to take all actions necessary to cause Merger Subsidiary to perform its obligations under the Merger Agreement and to consummate the Merger on the terms and conditions set forth therein.

     Indemnification and Insurance. SBC has agreed that for a period of six years after the Effective Time, SBC will, and will cause the Surviving Corporation to, (A) indemnify and hold harmless the individuals who at or prior to the Effective Time were officers, directors or employees of the Company (when acting in such capacity) and any of its subsidiaries (the "Indemnitees") against all losses, reasonable expenses, claims, damages or liabilities incurred in connection with any claim, action, suit or proceeding arising out of acts or omissions occurring at or prior to the Effective Time (including, without limitation, in respect of acts or omissions in connection with the Merger Agreement and the transactions contemplated thereby) to the full extent permitted or required under applicable law and (B) advance to such Indemnitees expenses (including attorneys' fees) incurred in defending any action or suit with respect to such matters (including the cost of any investigation and preparation incurred in connection thereof), in each case to the fullest extent such Indemnitees are entitled to advancement of expenses under and subject to the terms of the certificate of incorporation or bylaws of the Company or the certificate of incorporation or bylaws of any subsidiary of the Company (if the Indemnitee was acting in such Indemnitee's capacity as an officer, director or employee); provided that in each case the Indemnitee to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Indemnitee is not entitled to indemnification. To the extent permitted by the DGCL, such advancement of expenses pursuant to the Merger Agreement will be mandatory rather than permissive. In the event any claim or claims are asserted or made within such six year period, all rights to indemnification in respect of any such claim or claims will continue until disposition of any and all such claims. Any determination required to be made with respect to whether any of the Indemnitees are entitled to indemnification as set forth in the Merger Agreement will be made by independent legal counsel selected mutually by such Indemnitee and SBC.

     Any Indemnitee wishing to claim indemnification under the provisions of the Merger Agreement that are described in the preceding paragraph, upon learning of any such claim, action, or suit must promptly notify SBC thereof, but the failure to so notify will not relieve the Surviving Corporation of any liability it may have to Indemnitee if such failure does not materially prejudice SBC or the Surviving Corporation; provided that if the failure to so notify SBC materially prejudices SBC or the Surviving Corporation, SBC or the Surviving Corporation, as the case may be, will be relieved of liability it would otherwise have had pursuant to the Merger Agreement to the extent of such material prejudice. In the event of any such claim, action, suit or proceeding,
(i) SBC or the Surviving Corporation will have the right to assume the defense thereof and SBC will not be liable to such Indemnitee for any legal expenses of other counsel or any other expenses subsequently incurred by such indemnitee in connection with the defense thereof, (ii) the Indemnitee will cooperate in the defense of any such matter and (iii) SBC will not be liable for any settlement effected without its prior written consent; and provided further that SBC will not have any obligation hereunder to any Indemnitee if and when a court of competent jurisdiction ultimately determines, and such determination becomes final, that the indemnification of such Indemnitee in the manner contemplated is prohibited by applicable law.

     Under the Merger Agreement, SBC, Merger Subsidiary and the Company have agreed that all rights to indemnification and all limitations on liability existing in favor of any such Indemnitee as provided in the certificate of incorporation or bylaws of the Company or an agreement between an Indemnitee and the Company or a subsidiary of the Company as in effect as of the date hereof will survive the Merger and continue in full force and effect. SBC has also agreed that for a period of six years after the Effective Time, SBC will, and will cause the Surviving Corporation to, provide D&O Insurance in respect of acts or omissions occurring prior to the Effective Time covering each such Person currently covered by the Company's D&O Insurance policy on terms with respect to coverage and amount no less favorable than those of such policy in effect on the date hereof so long as the annual premium therefor does not exceed 150% of the annual premium payable pursuant to the renewal policy disclosed to SBC (the "Current Premiums"); provided, however, that if the existing D&O Insurance expires, is terminated or canceled during such six-year period, the Surviving Corporation will use its reasonable best efforts to obtain as much D&O Insurance as can be obtained for the remainder of such period for a premium not in excess (on an annualized basis) of 150% of the Current Premium. SBC has further agreed that, should the Surviving Corporation fail to comply with the obligations under the Merger Agreement that are described herein, SBC shall be responsible therefor to the extent permitted by Delaware law.

     The Merger Agreement provides that in the event the Company or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person or entity or (ii) transfers all or substantially all of its properties or assets to any Person, then, and in each case, proper provision shall be made so that successors and assigns of the Company or the Surviving Corporation, as the case may be, honor the indemnification obligations set forth in the Merger Agreement.

     The obligations of the Company, the Surviving Corporation, and SBC under the terms of the Merger Agreement relating to director and officer liability may not be terminated or modified in such a manner as to adversely affect any Indemnitee to whom such terms apply, without the consent of such affected Indemnitee (it being expressly agreed that the Indemnitees to whom such terms apply shall be third party beneficiaries of such terms).

     Reasonable Efforts. The Merger Agreement provides that, subject to the terms and conditions thereof, each party will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated thereby.

     Certain Filings, Consents and Arrangements. Each of the Company and SBC has agreed to use its commercially reasonable efforts, (i) within 30 days after the date of the Merger Agreement or as soon as practicable thereafter, to (A) file or cause to be filed, and share equally the fee for, the notification and report forms required under the HSR Act and make promptly any required submissions under the HSR Act with respect to the transactions contemplated by the Merger Agreement, (B) to the extent required by applicable laws, file with the FCC applications for consent to transfer of control of the licenses, as applicable, and such other applications as may be advisable in the reasonable judgment of the parties hereto, which applications will comply in all material respects with the requirements of the Communications Act and (C) file applications for all consents and approvals of any State Governmental Body and other regulatory consents and approvals necessary for the consummation of the transactions contemplated by the Merger Agreement, and (ii) to cooperate with one another (A) in promptly determining whether any filings are reasonably required to be or should be made or consents, approvals, permits or authorizations are required to be or should be obtained under any other federal, state or local law or regulation and (B) in promptly making any such filings, furnishing information required in connection therewith and using commercially reasonable efforts to seek to obtain timely any such consents, permits, authorizations, approvals or waivers.

     Public Announcements. SBC and the Company have agreed to consult with each other before issuing any press release or making any public statement with respect to the Merger Agreement and the transactions contemplated thereby and, except (i) as may be required by applicable law or any listing agreement with any national securities exchange or foreign securities exchange or (ii) for any communication by the Company to its employees describing the terms of the Merger Agreement, will not issue any such press release or make any such public statement prior to such consultation. To the extent that the provisions of the Merger Agreement relating to public announcements as described in the preceding sentence conflict with the terms of the Confidentiality Agreement, the provisions of the Merger Agreement will prevail.

     Further Assurances. The Company and SBC have agreed that at and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or Merger Subsidiary, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Subsidiary, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

     Employee Matters. The Merger Agreement contains the following covenants relating to certain employee matters:

          (i) For a period of one year immediately following the Closing Time, SBC agrees to cause the Surviving Corporation and its subsidiaries to provide to all active employees of the Company who continue to be employed by the Company as of the Effective Time ("Continuing Employees") coverage by benefit plans or arrangements which are, in the aggregate, no less favorable in the aggregate than those provided to the employees immediately prior to the Closing Time with the exception of any stock option, stock purchase or other stock compensation plan.

          (ii) For a period of one year immediately following the Closing Time, SBC agrees to cause the Surviving Corporation and its subsidiaries to provide to all active employees of the Company at the Closing Time which may be affected by any reduction in force subsequent to the Closing Time benefits no less favorable in the aggregate than the benefits set forth in the severance policy adopted by the Board for all Puerto Rico resident employees of the Company.

          (iii) The Company agrees to mail, promptly after the execution of the Merger Agreement, to each person who is a holder of Option granted pursuant to any of the stock option plans (regardless of whether such Options are vested or exercisable at the time) a letter in a form acceptable to SBC which describes the treatment of and payment for such Options and provides instructions for use in obtaining payment for such Options. Each such holder shall be requested to sign a release by which the holder effectively relinquishes all rights with respect to all Options issued pursuant to any of the stock option plans upon payment therefor in connection with the Closing.

CONDITIONS TO THE MERGER

     The respective obligations of the Company, SBC and Merger Subsidiary to effect the Merger are subject to the satisfaction or waiver of the following conditions on or prior to the Closing Time: (i) the Merger Agreement shall have been adopted by the stockholders of the Company in accordance with the DGCL;
(ii) any applicable waiting period under the HSR Act relating to the Merger shall have expired or been earlier terminated; (iii) no court or governmental entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law, statute, ordinance, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the Merger (collectively, an "Order"), and no governmental entity or any other Person shall have instituted any proceeding seeking such an Order; and (iv) other than the Certificate of Merger, all notices, reports and other filings required to be made prior to the Effective Time by the Company or SBC or any of their respective subsidiaries with, and all consents, registrations, approvals, permits and authorizations required to be obtained prior to the Effective Time by the Company or SBC from any governmental entity (collectively, "Governmental Consents") in connection with the execution and delivery of the Merger Agreement and the consummation of the Merger shall have been made or obtained upon terms and conditions that are not reasonably likely to have a Material Adverse Effect on SBC or the Company, except those Governmental Consents that the failure to make or obtain are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on the Company or SBC.

     The obligations of SBC and Merger Subsidiary to effect the Merger are subject to the satisfaction or waiver at the Closing Time of the following additional conditions: (i) the Company shall have performed in all material respects the covenants and obligations required to be performed by it under the Merger Agreement on or prior to the Closing Time; (ii) the representations and warranties of the Company contained in the Merger Agreement (A) to the extent qualified as to Material Adverse Effect shall be true and correct and (B) to the extent not qualified by Material Adverse Effect shall be true and correct, except that, other than with respect to certain representations and warranties which shall be true and correct, this subsection (B) shall be deemed satisfied so long as any failures of such representations and warranties to be true and correct, taken together, do not have a Material Adverse Effect on the Company or its subsidiaries, in each case as of the date of the Merger Agreement and as of the Closing Time as if made on and as of such dates, unless the Merger Agreement specifies another date in which case such representations and warranties shall have been true and correct as of that date; (iii) SBC shall have received a certificate signed by an executive officer of the Company as to the accuracy of the matters set forth in clauses (i) and (ii) above; (iv) all consents, registrations, approvals, permits and authorizations required to be obtained from the FCC and State Governmental Bodies shall have been obtained free of any regulatory conditions which would be reasonably likely to have a Material Adverse Effect on SBC or the Company, pursuant to a Final Order; and (v) the Company shall have obtained the consent or approval of each Person whose consent or approval shall be required in order to consummate the transactions contemplated by the Merger Agreement under certain material contracts except those for which the failure to obtain such an approval, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect. For purposes of the Merger Agreement and this Proxy Statement, a "Final Order" means an action or decision as to which (A) no request for a stay is pending, no stay is in effect, and any deadline for filing such request that may be designated by statute or regulation has passed, (B) no petition for rehearing or reconsideration or application for review is pending and the time for the filing of such petition or application has passed, (C) no governmental entity has the action or decision under reconsideration on its own motion and the time within which it may effect such reconsideration has passed and (D) no judicial appeal is pending or in effect and any deadline for filing any such appeal that may be designated by statute or rule has passed.

     The obligation of the Company to effect the Merger shall be subject to the fulfillment or waiver at the Closing of the following additional conditions: (i) SBC and Merger Subsidiary shall have performed in all material respects the covenants and obligations required to be performed by them under the Merger Agreement on or prior to the Closing Time; (ii) the representations and warranties of SBC and Merger Subsidiary contained in the Merger Agreement (A) to the extent qualified as to Material Adverse Effect shall be true and correct and
(B) to the extent not qualified by Material Adverse Effect shall be true and correct, except that all qualified and non-qualified representations and warranties shall be deemed satisfied so long as any failures of such representations and warranties to be true and correct, taken together, do not have a Material Adverse Effect on the Company or its subsidiaries, in each case as of the date of the Merger Agreement and as of the Closing Time as if made on and as of such dates, unless the Merger Agreement specifies another date in which case such representations and warranties shall have been true and correct as of that date; (iii) the Company shall have received a certificate signed by an executive officer of each of SBC and Merger Subsidiary confirming the satisfaction of all covenants and obligations set forth in the Merger Agreement; and (iv) a Final Order of the FCC which shall permit the transfer of control of the Licenses which are subject to the jurisdiction of the FCC shall have been obtained.

TERMINATION; CERTAIN FEES

     The Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval by stockholders of the Company, by mutual written consent of the Company and SBC or by action of their respective Boards of Directors. The Merger Agreement may also be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the Board of Directors of either SBC or the Company if (i) the Merger shall not have been consummated by February 1, 2000, whether such date is before or after the date of approval by the stockholders of the Company; provided, however, that if either party determines that additional time is necessary in order to forestall any action to restrain, enjoin or prohibit the Merger by any governmental entity, the termination date may be extended by such party to a date not beyond May 1, 2000; (ii) the approval of the Company's stockholders shall not have been obtained at a meeting duly convened therefor or at any adjournment or postponement thereof; or (iii) any Order permanently restraining, enjoining or otherwise prohibiting consummation of the Merger shall be a Final Order; provided, that the right to terminate the Merger Agreement pursuant to clause (i) above shall not be available to any party that has breached in any material respect its obligations under the Merger Agreement in any manner that shall have proximately contributed to the occurrence of the failure of the Merger to be consummated.

     The Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the approval by stockholders of the Company or by action of the Board if (i) the Company is not in material breach of any of the terms of the Merger Agreement; (ii) the Board authorizes the Company, subject to complying with the terms of the Merger Agreement, to enter into a binding written agreement concerning a transaction that constitutes a Superior Proposal and the Company notifies SBC in writing that it intends to enter into such an agreement, attaching the most current version of such agreement to such notice;
(iii) SBC does not make, within five business days after receipt of the Company's written notification of its intention to enter into a binding agreement for a Superior Proposal, an offer that the Board determines, in good faith after consultation with an investment banker of national reputation, is at least as favorable, from a financial point of view, to the stockholders of the Company as the Superior Proposal; and (iv) the Company prior to such termination pays to SBC in immediately available funds any fees required to be paid pursuant to the Merger Agreement. Termination of the Merger Agreement is further conditioned by the Company's agreement

(x) that it will not enter into a binding agreement referred to in clause (iii) above until at least the sixth business day after it has provided the required notice to SBC and (y) that it will notify SBC promptly if its intention to enter into a written agreement referred to in its notification shall change at any time after giving such notification. Additionally, the Merger Agreement may be terminated if there has been a material breach by SBC or Merger Subsidiary of any representation, warranty, covenant or agreement contained in the Merger Agreement that is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by the Company to the party committing such breach.

     The Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the Board of Directors of SBC if: (i) the Board shall have withdrawn or adversely modified its approval or recommendation of the Merger Agreement; (ii) there has been a material breach by the Company of any representation, warranty, covenant or agreement contained in the Merger Agreement that is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by SBC to the party committing such breach; or (iii) if the Company or any of the other Persons, including the officers, directors, employees or other agents of the Company and its Subsidiaries wilfully and materially breach the No Solicitation Provision of the Merger Agreement.

     In the event of termination of the Merger Agreement and the abandonment of the Merger, the covenants of the Merger Agreement, unless concerning SBC's director's and officer's liability, the Company's employee matters and the terms of termination and abandonment of the Merger Agreement and the Merger, shall become void and of no effect with no liability on the part of any party hereto (or of any of its directors, officers, employees, agents, legal and financial advisors or other representatives); provided, however, no such termination shall relieve any party hereto of any liability or damages resulting from any breach of the Merger Agreement.

     In the event that (i) an Acquisition Proposal shall have been made to the Company or any of its Subsidiaries or any of its stockholders or any Person shall have publicly announced an intention (whether or not conditional) to make an Acquisition Proposal with respect to the Company or any of its subsidiaries and thereafter the Merger Agreement is terminated by either SBC or the Company pursuant to the Merger Agreement; or (ii) the Merger Agreement is terminated by the Company or SBC pursuant to the Merger Agreement, then the Company shall promptly, but in no event later than two days after the date of such termination (or in the case of termination pursuant to a bona fide and properly disclosed Superior Proposal, immediately prior to the termination thereof by the Company), pay SBC a termination fee of $20 million (the "Termination Fee"). In the event that this Agreement is terminated pursuant to the Company's breaching the restrictions on the solicitation of Superior Proposals and either (x) within six months thereafter the Company enters into an agreement providing for an Acquisition or (y) within two years thereafter the Company enters into an agreement providing for an Acquisition with a Person with whom the Company had substantive discussions or negotiated or to whom the Company disclosed, or afforded access, to any nonpublic information prior to the termination of the Merger Agreement pursuant to the "No Solicitation" provision of the Merger Agreement, then the Company shall pay SBC the Termination Fee within two business days after the entry into such agreement. If SBC commences an action to obtain payment of the Termination Fee, the prevailing party in such action shall be reimbursed for its reasonable costs and expenses (including reasonable attorney's fees) in prosecuting or defending such action. If SBC shall prevail in such action, the Company shall pay interest on the Termination Fee (at the prime rate of Citibank N.A. in effect on the date such payment was required to be made) from the date such payment was required to be made to the date made.

                                 THE COMPANIES

THE COMPANY

     The Company, through wholly and majority owned entities, owns, operates and markets cellular and paging systems in the Commonwealth of Puerto Rico and the U.S. Virgin Islands and conducts certain other telecommunications related operations. As of March 31, 1999, the Company had an aggregate of approximately 332,600 cellular telephone subscribers which represents a penetration rate (i.e., the number of subscribers divided by the total estimated population of the Company's markets) for the Company of approximately 8.6%. In addition, as of March 31, 1999, the Company's paging operations had approximately 58,800 pagers in use.

     The Company is a Delaware corporation that was incorporated on January 13, 1997. From January 31, 1997 to September 2, 1998 (the "Spin-off Date"), the Company was known as CoreComm Incorporated. On the Spin-off Date, the Company changed its name from CoreComm Incorporated to Cellular Communications of Puerto Rico, Inc. and distributed to its stockholders on a one-for-one basis all of the shares of its wholly owned subsidiary, CoreComm Limited. Prior to January 31, 1997 (the "Merger Date"), a predecessor of the Company was known as Cellular Communications of Puerto Rico, Inc. ("Old CCPR"). From its date of incorporation until the Merger Date, the Company was a wholly owned subsidiary of Old CCPR. On the Merger Date, Old CCPR effected a corporate restructuring (the "Restructuring") whereby stockholders of Old CCPR became stockholders of the Company on a one-for-one basis upon the completion of a merger of Old CCPR with and into a subsidiary of the Company. As a result of the Restructuring, the Company replaced Old CCPR as the publicly traded entity and Old CCPR became a wholly owned subsidiary of the Company.

     The Company's principal executive offices are located at 110 East 59th Street, New York, New York 10022, and its telephone number is (212) 906-8440.

SBC

     SBC is among the largest telecommunications companies in the United States, with approximately 37 million access lines and approximately 6.9 million wireless customers in the United States. SBC serves the nation's two most populous states, California and Texas. SBC service areas include 8 of the nation's 10 largest metropolitan areas and 19 of the nation's 50 largest metropolitan areas. SBC has investments in telecommunications businesses in selected international markets, including Mexico, France, South Africa, Chile, South Korea, Switzerland, Israel and Taiwan.

     SBC's broad operations offer customers an expansive range of services and products, varying by market, including local exchange services, wireless communications, long distance services, Internet services, telecommunications equipment, messaging, paging, and directory advertising. Services and products, including wireline and wireless telecommunications services, sales of advertising for and publication of yellow pages and white pages directories, sales of customer premises, private business exchange and wireless equipment, enhanced services, Internet services and cable television services, are provided through several subsidiaries of SBC.

     SBC was incorporated under the laws of the State of Delaware in 1983. Its principal executive offices are located at 175 E. Houston, San Antonio, Texas 78205-2233, and its telephone number is (210) 821-4105.

MERGER SUBSIDIARY

     Merger Subsidiary, an indirect wholly owned subsidiary of SBC, is a newly formed Delaware corporation created for the sole purpose of consummating the transactions contemplated by the Merger Agreement. Merger Subsidiary has not conducted any activities other than those incident to its formation, its execution of the Merger Agreement and its participation in the preparation of this Proxy Statement. As a result of the Merger, Merger Subsidiary will be merged with and into the Company, with the Company being the Surviving Corporation after the Merger and becoming a wholly owned subsidiary of SBC and, upon consummation of the Telmex Transaction, an indirect subsidiary of SBC and Telmex. See "The Merger -- Regulatory Filings and Approvals -- FCC."

     The principal executive offices of Merger Subsidiary are located at 175 E. Houston, San Antonio, Texas 78205-2233, and its telephone number is (210) 821-4105.

                MARKET PRICES OF THE SHARES AND DIVIDEND POLICY

     The Shares have been listed for trading on the Nasdaq, under the symbol "CLRP." From February 3, 1997 through September 2, 1998, the Shares traded on the Nasdaq under the symbol "COMM," and from February 28, 1992 through January 31, 1997, the Company's predecessor's common stock traded on the Nasdaq under the symbol "CCPR." The following table sets forth, for the periods indicated, the high and low reported sales prices per Share, as reported on the Nasdaq.

                                                                 HIGH      LOW
                                                                ------    ------
YEAR ENDED DECEMBER 31, 1997
First Quarter...............................................    $21.50    $14.50
Second Quarter..............................................     18.50     14.00
Third Quarter...............................................     16.75     14.00
Fourth Quarter..............................................     16.50     10.00
YEAR ENDING DECEMBER 31, 1998
First Quarter...............................................    $10.27    $ 6.39
Second Quarter..............................................     16.28     10.27
Third Quarter...............................................     20.84     10.44
Fourth Quarter..............................................     20.00      8.13
YEAR ENDING DECEMBER 31, 1999
First Quarter...............................................    $27.00    $18.50
Second Quarter (through May 28, 1999).......................     28.25     23.06

     On April 30, 1999, the last trading day prior to the public announcement of the execution of the Merger Agreement, the composite closing price of the Shares, as reported on the Nasdaq, was $23.75 per Share. On June 1, 1999, the last trading day prior to the date of this Proxy Statement, the composite closing price of the Shares, as reported on the Nasdaq, was $28.13 per Share. Stockholders are urged to obtain current market quotations for the Shares prior to making any decision with respect to the Merger.

     The Company has never declared or paid any cash dividends on the Shares. The Company anticipates that it will retain earnings, if any, for use in the operation and expansion of its business and does not anticipate paying any cash dividends in the foreseeable future.

                CERTAIN PROJECTIONS OF FUTURE OPERATING RESULTS

     The Company does not as a matter of course make public forecasts as to its future financial performance and conditions. However, in connection with its discussions with SBC and other potential acquirors of the Company, the Company furnished SBC and such other potential acquirors certain data relating to projected future operating results and financial conditions of the Company. The projections set forth below were included in the data provided by the Company to such interested parties, including SBC. These projections were not prepared in compliance with the published guidelines of the American Institute of Certified Public Accountants or the SEC regarding projections or financial forecasts and are included herein only because such information was provided to SBC. These projections constitute forward-looking statements and were based upon numerous assumptions, the more material of which are summarized below. Although the Company believes that such assumptions were reasonable when made, such assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond the Company's control. Accordingly, there can be no assurance, and no representation or warranty is made, that the actual results of operations and financial position achieved by the Company would not vary materially from the results of operations and financial condition set forth in these projections. For a list of important factors that, in the view of the Company, could cause actual results to differ materially from those set forth in these projections, see "Forward-Looking Statements." The projections set forth below have not been adjusted to reflect the effects of the
Merger:

                                                        ESTIMATES FOR YEAR ENDED
                                                              DECEMBER 31,
                                                       --------------------------
                                                        1999      2000      2001
                                                       ------    ------    ------
                                                             (IN MILLIONS)
Wireless Revenue.....................................  $181.8    $229.4    $302.0
Wireless EBITDA (earnings before interest, taxes,
  depreciation and amortization, before corporate
  overhead and non-recurring charges)................  $ 89.5    $115.8    $166.5

     The following represent the most significant assumptions made in the determination of the financial projections presented above.

     (a) Estimated population of Puerto Rico of 3.9 million as of January 1999 and annual population growth rate of 0.5%;

     (b) Market penetration rate growth from 14.7% at year end 1998 to 31% in 2001, based on several factors including increased consumer awareness and acceptance, prepaid services, digital technology, lower telephone prices and improved functionality, increased PCS competition and the introduction of Calling Party Pays in 2000;

     (c) Decrease in churn rate due to improved customer retention programs, prepaid service and the introduction of Calling Party Pays.

     (d) Gradual decrease in projected average revenue per subscriber through 2000 due to the rapidly growing base of lower average revenue prepaid customers.

     The wireless revenue and EBITDA projections do not include any potential revenue or cash flow effect of a potential rollout of wireline fiber-based competitive local exchange carrier services by the Company.

     The projections set forth above were prepared by the Company in January 1999 in connection with the Company's annual profit planning process and the private auction process to sell the Company. Forecasts of future financial performance and condition could differ materially from the data set forth above if management were to prepare projections based upon circumstances existing as of the date of this Proxy Statement. None of the Company or SBC intends or has any duty or obligation publicly to disclose updates or revisions to any of the projections set forth above to reflect the occurrence of unanticipated events. The Company's independent accountants have not examined or compiled the foregoing forward-looking statements and accordingly do not provide any assurance with respect to such statements.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Shares, as of May 28, 1999, by (i) each executive officer and director of the Company, (ii) all directors and executive officers as a group and (iii) stockholders holding 5% or more of the Shares.

                                                          AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP
                                                      -------------------------------------------------
                                                                   PRESENTLY
           EXECUTIVE OFFICERS, DIRECTORS                          EXERCISABLE
             AND PRINCIPAL STOCKHOLDERS                SHARES     OPTIONS(1)      TOTAL     PERCENT(2)
           -----------------------------              ---------   -----------   ---------   -----------
J. Barclay Knapp....................................     94,298      527,136      621,434       4.33%
George S. Blumenthal(3).............................    145,449      532,472      677,921       4.72%
Richard J. Lubasch..................................     44,432      116,041      160,473       1.15%
Stephen M. Shapiro..................................      1,150      163,809      164,959       1.18%
Stanton N. Williams.................................      1,916      101,418      103,334          *
Jose J. Davila(4)...................................     12,230       36,596       48,826          *
Gregg Gorelick......................................     18,837       46,937       65,774          *
Del Mintz...........................................    335,286       47,099      382,385       2.76%
Sidney R. Knafel....................................     98,800       47,099      145,899       1.05%
Alan J. Patricof(5).................................     13,236       47,099       60,335          *
Warren Potash.......................................      4,136       40,901       45,037          *
All directors and officers as a group (11 in
  number)...........................................    769,770    1,706,607    2,476,377      15.95%

Snyder Capital Management, L.P.(6)..................  1,875,362                                13.57%
Snyder Capital Management, Inc.(6)
  350 California Street, Suite 1460
  San Francisco, CA 94104
Ronald Baron(7).....................................  1,506,200                                10.90%
Baron Capital Group, Inc.(7)
Bamco, Inc.(7)
Baron Capital Management, Inc.(7)
Baron Asset Fund(7)
  767 Fifth Avenue
  New York, NY 10153
Wallace R. Weitz & Company(8).......................  1,014,200                                 7.34%
  1125 South 103rd Street, Suite 600
  Omaha, NE 68124-6008
Georgica Advisors LLC(9)............................    844,000                                 6.11%
Richard Reiss, Jr.(9)
  1114 Avenue of the Americas
  New York, NY 10036
NWQ Investment Management Company (10)..............    780,046                                 5.64%
  2049 Century Park East, 4th Floor
  Los Angeles, CA 90067

---------------
 * Represents less than one percent.

 (1) Includes Shares that may be purchased upon the exercise of options which are presently exercisable or become exercisable in the next 60 days ("Presently Exercisable Options").

 (2) Includes Shares and Presently Exercisable Options.

 (3) Includes 1,980 Shares owned by trusts for the benefit of Mr. Blumenthal's children and 120,000 Shares and 214,673 options held by a Grantor Retained Annuity Trust. An additional 3,000 Shares are owned by Mr. Blumenthal's wife, as to which Shares Mr. Blumenthal disclaims beneficial ownership.
 (4) Includes 230 Shares owned by Mr. Davila's wife, as to which Shares Mr. Davila disclaims beneficial ownership.

 (5) Includes 1,065 Shares owned by Mr. Patricof's wife, as to which Shares Mr. Patricof disclaims beneficial ownership. An additional 2,500 Shares are owned by the Patricof & Co. Ventures Profit Sharing Plan. Mr. Patricof is a trustee of the Plan and disclaims beneficial ownership of such securities other than the amount allocable to his beneficial interest in the plan.

 (6) Based solely upon Schedule 13-G, dated February 5, 1999, filed by Snyder Capital Management, L.P. and Snyder Capital Management, Inc. with the SEC.

 (7) Based solely upon Schedule 13-G (Amendment No. 2), dated February 19, 1998, filed by Ronald Baron, Baron Capital Group, Inc., Bamco, Inc., Baron Capital Management, Inc. and Baron Asset Fund with the SEC.

 (8) Based solely upon Schedule 13-G, dated February 9, 1999, filed by Wallace
     R. Wietz & Company with the SEC.

 (9) Based solely upon Schedule 13-G, dated October 21, 1998, filed by Georgica Advisors LLC and Richard Reiss, Jr. with the SEC.

(10) Based solely upon Schedule 13-G, dated February 16, 1999, filed by NWQ Investment Management Company with the SEC.

                             STOCKHOLDER PROPOSALS

     The Company will hold a 2000 Annual Meeting only if the Merger is not consummated. In the event of such a meeting, in order to have been considered for inclusion in the Company's proxy materials for the 2000 Annual Meeting of Stockholders, stockholder proposals must have been received at the Company's principal executive offices at 110 East 59th Street, New York, New York 10022 no later than December 29, 1999.

                              INDEPENDENT AUDITORS

     The consolidated financial statements and schedule of the Company appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1998, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference.

     Representatives of Ernst & Young LLP will attend the Special Meeting and will have an opportunity to make a statement and to respond to appropriate questions from stockholders.

                                                                         ANNEX A
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          AGREEMENT AND PLAN OF MERGER
                                  BY AND AMONG
                  CELLULAR COMMUNICATIONS OF PUERTO RICO, INC.
                            SBC COMMUNICATIONS INC.
                                      AND
                           SBC INTERNATIONAL-PR, INC.
                                     DATED
                                     AS OF
                                 APRIL 30, 1999

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                             PAGE
                                                                             ----

                                    ARTICLE I
                                   THE MERGER

SECTION 1.1    The Merger..................................................   A-5
SECTION 1.2    Effect on Shares............................................   A-5
SECTION 1.3    Surrender and Payment.......................................   A-6
SECTION 1.4    Dissenting Shares...........................................   A-7
SECTION 1.5    Stock Options...............................................   A-7
SECTION 1.6    Closing.....................................................   A-7

                                   ARTICLE II
                            THE SURVIVING CORPORATION

SECTION 2.1    Certificate of Incorporation................................   A-7
SECTION 2.2    Bylaws......................................................   A-8
SECTION 2.3    Directors and Officers......................................   A-8

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES
                                 OF THE COMPANY

SECTION 3.1    Corporate Existence and Power...............................   A-8
SECTION 3.2    Corporate Authorization.....................................   A-8
SECTION 3.3    Governmental Authorization..................................   A-9
SECTION 3.4    Non-Contravention...........................................   A-9
SECTION 3.5    Capitalization..............................................  A-10
SECTION 3.6    Subsidiaries................................................  A-10
SECTION 3.7    SEC Documents...............................................  A-11
SECTION 3.8    Financial Statements; No Undisclosed Liabilities............  A-11
SECTION 3.9    Disclosure Documents........................................  A-11
SECTION 3.10   Absence of Certain Changes..................................  A-11
SECTION 3.11   Litigation..................................................  A-12
SECTION 3.12   Taxes.......................................................  A-12
SECTION 3.13   Employee Matters............................................  A-13
SECTION 3.14   Labor Matters...............................................  A-15
SECTION 3.15   Compliance with Laws........................................  A-15
SECTION 3.16   Finders' Fees...............................................  A-15
SECTION 3.17   Environmental Matters.......................................  A-15
SECTION 3.18   Property....................................................  A-16
SECTION 3.19   Trademarks..................................................  A-16
SECTION 3.20   Material Contracts..........................................  A-16
SECTION 3.21   Insurance...................................................  A-17
SECTION 3.22   Takeover Statutes...........................................  A-17
SECTION 3.23   Rights Agreement............................................  A-17
SECTION 3.24   Year 2000 Compliance........................................  A-17
SECTION 3.25   Non-Competition Agreements..................................  A-18

                                                                             PAGE
                                                                             ----

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES
                         OF BUYER AND MERGER SUBSIDIARY

SECTION 4.1    Corporate Existence and Power...............................  A-18
SECTION 4.2    Corporate Authorization.....................................  A-18
SECTION 4.3    Governmental Authorization..................................  A-18
SECTION 4.4    Non-Contravention...........................................  A-18
SECTION 4.5    Disclosure Documents........................................  A-19
SECTION 4.6    Finders' Fees...............................................  A-19
SECTION 4.7    Financing...................................................  A-19
SECTION 4.8    Share Ownership.............................................  A-19
SECTION 4.9    Merger Subsidiary's Operations..............................  A-19

                                    ARTICLE V
                            COVENANTS OF THE COMPANY

SECTION 5.1    Conduct of the Company......................................  A-19
SECTION 5.2    Stockholder Meeting; Proxy Material.........................  A-21
SECTION 5.3    Access to Information; Confidentiality Agreement............  A-21
SECTION 5.4    No Solicitation.............................................  A-21
SECTION 5.5    Conveyance Taxes............................................  A-22
SECTION 5.6    Takeover Statutes...........................................  A-22

                                   ARTICLE VI
                               COVENANTS OF BUYER

SECTION 6.1    Obligations of Merger Subsidiary............................  A-23
SECTION 6.2    Director and Officer Liability..............................  A-23

                                   ARTICLE VII
                               COVENANTS OF BUYER
                                 AND THE COMPANY

SECTION 7.1    Reasonable Efforts..........................................  A-24
SECTION 7.2    Certain Filings, Consents and Arrangements..................  A-24
SECTION 7.3    Public Announcements........................................  A-24
SECTION 7.4    Conveyance Taxes............................................  A-24
SECTION 7.5    Further Assurances..........................................  A-25
SECTION 7.6    Employee Matters............................................  A-25

                                  ARTICLE VIII
                                   CONDITIONS

SECTION 8.1    Conditions to the Obligations of Each Party.................  A-25
SECTION 8.2    Conditions to the Obligations of Buyer and Merger             A-26
               Subsidiary..................................................
SECTION 8.3    Conditions to the Obligations of the Company................  A-26

                                   ARTICLE IX
                                   TERMINATION

SECTION 9.1    Termination by Mutual Consent...............................  A-27
SECTION 9.2    Termination by Either Buyer or the Company..................  A-27

                                                                             PAGE
                                                                             ----
SECTION 9.3    Termination by the Company..................................  A-27
SECTION 9.4    Termination by Buyer........................................  A-28
SECTION 9.5    Effect of Termination and Abandonment.......................  A-28

                                    ARTICLE X
                                  DEFINED TERMS

                                   ARTICLE XI
                                  MISCELLANEOUS

SECTION 11.1   Notices.....................................................  A-31
SECTION 11.2   Survival of Representations and Warranties..................  A-31
SECTION 11.3   Amendments; No Waivers......................................  A-31
SECTION 11.4   Expenses....................................................  A-32
SECTION 11.5   Successors and Assigns......................................  A-32
SECTION 11.6   Governing Law and Venue.....................................  A-32
SECTION 11.7   Severability................................................  A-32
SECTION 11.8   Third Party Beneficiaries...................................  A-33
SECTION 11.9   Entire Agreement............................................  A-33
SECTION 11.10  Counterparts; Effectiveness.................................  A-33

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER, dated as of April 30, 1999 (this "Agreement"), by and among Cellular Communications of Puerto Rico, Inc., a Delaware corporation (the "Company"), SBC Communications Inc., a Delaware corporation ("Buyer"), and SBC International-PR, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Buyer ("Merger Subsidiary").

     WHEREAS, the respective Boards of Directors of Buyer, Merger Subsidiary and the Company have determined that it is fair to, advisable and in the best interests of their respective stockholders to consummate the acquisition of the Company by Buyer upon the terms and subject to the conditions set forth herein; and

     WHEREAS, in furtherance of such acquisition, the respective Boards of Directors of Buyer, Merger Subsidiary and the Company have approved the merger of Merger Subsidiary with and into the Company in accordance with the Delaware General Corporation Law (the "DGCL") whereby each issued and outstanding share ("Shares") of the issued and outstanding common stock, par value $.01 per share, of the Company (other than Shares owned by the Company or any Subsidiary (as defined below) or owned by Buyer, Merger Subsidiary or any other subsidiary of Buyer immediately prior to the Effective Time and other than Dissenting Shares (as defined in Section 1.4 hereof) collectively, "Excluded Shares"), including the associated preferred stock purchase rights (the "Rights") issued pursuant to the rights agreement, dated as of January 24, 1992 between the Company and Continental Stock Transfer & Trust Company (the "Rights Agreement"), will be converted into the right to receive $29.50 per Share in cash, without interest (the "Merger Consideration");

     WHEREAS, Buyer, Merger Subsidiary and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger (as defined herein).

     NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties hereto agree as follows:

                                   ARTICLE I

                                   THE MERGER

     SECTION 1.1 The Merger. (a) Subject to the terms and conditions of this Agreement, and in accordance with the DGCL, at the Effective Time, Merger Subsidiary shall be merged (the "Merger") with and into the Company, whereupon the separate existence of Merger Subsidiary shall cease, and the Company shall be the surviving corporation (the "Surviving Corporation") and shall continue to be governed by the laws of the State of Delaware.

     (b) The Company, Buyer and Merger Subsidiary will cause a certificate of merger (the "Certificate of Merger") with respect to the Merger to be executed and filed with the Secretary of State of the State of Delaware (the "Secretary of State") as provided in the DGCL. The Merger shall become effective on the date and time the Certificate of Merger has been duly filed with the Secretary of State or at such other date and time as is agreed between the parties and is specified in the Certificate of Merger, and such time is hereinafter referred to as the "Effective Time."

     (c) From and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, immunities, powers and franchises and be subject to all of the restrictions, disabilities, liabilities and duties of the Company and Merger Subsidiary.

     SECTION 1.2  Effect on Shares.  At the Effective Time:

     (a) Cancellation of Certain Stock. Each of the Excluded Shares outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, automatically be canceled and retired and cease to exist, and, subject to Section 1.4 hereof and Section 262 of the DGCL, no payment shall be made with respect thereto.

     (b) Capital Stock of Merger Subsidiary. Each share of common stock, par value $1.00 per share, of Merger Subsidiary issued and outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock, par value $.01 per share, of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

     (c) Conversion of Shares. Each Share issued and outstanding immediately prior to the Effective Time shall, except as otherwise provided in Section 1.2(a) hereof, be converted into the right to receive the Merger Consideration. Notwithstanding the foregoing, if between the date of this Agreement and the Effective Time the outstanding Shares shall have been changed into a different number of shares or a different class, by reason of any stock dividend or distribution, subdivision, reclassification, recapitalization, stock split (including a reverse split), merger combination, issuer tender or exchange other or other similar transaction, the Merger Consideration shall be correspondingly adjusted on a per-share basis to reflect such change.

     SECTION 1.3 Surrender and Payment. (a) Prior to the Effective Time, Buyer shall appoint a depositary (the "Depositary") for the purpose of exchanging certificates representing Shares for the Merger Consideration. The Depositary shall at all times be a commercial bank having a combined capital and surplus of at least $100,000,000. Buyer shall deposit with the Depositary immediately prior to the Effective Time, the Merger Consideration to be paid in respect of the Shares. For purposes of determining the Merger Consideration to be so paid, Buyer shall assume that no holder of Shares will perfect his right to appraisal of his Shares. Promptly after the Effective Time, Buyer will send, or will cause the Depositary to send, but in no event later than three Business Days after the Effective Time, to each holder of Shares at the Effective Time a letter of transmittal for use in such exchange (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the certificates representing Shares to the Depositary) and instructions for use in effecting the surrender of Shares in exchange for the Merger Consideration.

     (b) Each holder of Shares that have been converted into a right to receive the Merger Consideration, upon surrender to the Depositary of a certificate or certificates properly representing such Shares, together with a properly completed letter of transmittal covering such Shares, will be entitled to receive the Merger Consideration payable in respect of such Shares. Until so surrendered, each such certificate shall, after the Effective Time, represent for all purposes, only the right to receive such Merger Consideration.

     (c) If any portion of the Merger Consideration is to be paid to a Person other than the registered holder of the Shares represented by the certificate or certificates surrendered in exchange therefor, it shall be a condition to such payment that the certificate or certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such payment shall pay to the Depositary any transfer or other taxes required as a result of such payment to a Person other than the registered holder of such Shares or establish to the satisfaction of the Depositary that such tax has been paid or is not payable. For purposes of this Agreement, "Person" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

     (d) After the Effective Time, there shall be no further registration of transfers of Shares. If, after the Effective Time, certificates representing Shares are presented to the Surviving Corporation, they shall be canceled and exchanged for the consideration provided for, and in accordance with the procedures set forth, in this Article I.

     (e) Any portion of the Merger Consideration deposited with the Depositary pursuant to Section 1.3(a) that remains unclaimed by the holders of Shares 180 days after the Effective Time shall be returned to Surviving Corporation, upon demand, and any such holder who has not exchanged his Shares for the Merger Consideration in accordance with this Section 1.3 prior to that time shall thereafter look only to the Surviving Corporation for payment of the Merger Consideration in respect of such holder's Shares. Notwithstanding the foregoing, Buyer, Merger Subsidiary and the Surviving Corporation shall not be liable to any holder of Shares for any amount paid to a public official pursuant to applicable abandoned property laws. Any amounts remaining unclaimed by holders of Shares on the day immediately prior to such time as such amounts would otherwise escheat to or become property of any governmental entity shall, to the extent permitted by applicable law, become the property of Buyer free and clear of any claims or interest of any Person previously entitled thereto.

     (f) Any portion of the Merger Consideration deposited with the Depositary pursuant to Section 1.3(a) hereof to pay for Shares for which appraisal rights have been perfected shall be returned to Surviving Corporation upon demand.

     SECTION 1.4 Dissenting Shares. Notwithstanding Section 1.2 hereof, Shares issued and outstanding immediately prior to the Effective Time and held by a holder who has properly exercised and perfected appraisal rights under Section 262 of the DGCL (the "Dissenting Shares"), shall not be converted into the right to receive the Merger Consideration, but the holders of Dissenting Shares shall be entitled to receive such consideration as shall be determined pursuant to
Section 262 of the DGCL; provided, however, that if any such holder shall have failed to perfect or shall withdraw or lose his right to appraisal and payment under the DGCL, subject to Section 262 of the DGCL, such holder's Shares shall thereupon be deemed to have been converted as of the Effective Time into the right to receive the Merger Consideration, without any interest thereon, and such Shares shall no longer be Dissenting Shares. The Company shall (i) give Buyer prompt notice of any written demands for appraisal, attempted withdrawals of such demands and any other instruments or documents received by the Company relating to stockholders' appraisal rights and (ii) allow Buyer to direct all negotiations and proceedings with respect to demands for appraisal under Section 262 of the DGCL.

     SECTION 1.5 Stock Options. Immediately prior to the Effective Time, each outstanding employee or director stock option (an "Option") to purchase Shares granted under any employee or director stock option or compensation plan or arrangement of the Company shall be canceled, and each holder of any such Option, whether or not then vested or exercisable, shall be paid by the Company as soon as practicable after the Effective Time for each such Option an amount determined by multiplying (i) the excess, if any, of the Merger Consideration over the applicable exercise price of such Option by (ii) the number of Shares such holder could have purchased (assuming full vesting of all Options) had such holder exercised such Option in full immediately prior to the Effective Time, subject in case of payment to any such holder's signing a release as is contemplated by the provisions of Section 7.6(c). The Company shall take all such steps as may be required to cause the transactions contemplated by this
Section 1.5 and any other dispositions of Company equity securities (including derivative securities) in connection with this Agreement or the transactions contemplated hereby by each individual who is a director or officer of the Company, to be exempt under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), such steps to be taken in accordance with the interpretive letter dated January 12, 1999, issued by the Securities and Exchange Commission to Skadden, Arps, Slate, Meagher & Flom LLP.

     SECTION 1.6 Closing. The closing of the Merger (the "Closing") will take place at 10:00 a.m., New York City time, on a date to be specified by the parties hereto, which shall be no later than the third Business Day after satisfaction or waiver of all of the conditions set forth in Article VIII hereof (other than those conditions that by their nature are to be satisfied at the Closing) (the "Closing Time"), at the offices of Sullivan & Cromwell, 125 Broad Street, New York, New York 10004, unless another time, date or place is agreed to in writing by the parties hereto.

                                   ARTICLE II

                           THE SURVIVING CORPORATION

     SECTION 2.1 Certificate of Incorporation. The Company's Certificate of Incorporation (the "Company Certificate of Incorporation") in effect at the Effective Time shall be the certificate of incorporation of the Surviving Corporation until amended in accordance with applicable law, except (i) Article IV of the Company Certificate of Incorporation shall be amended to read in its entirety as follows: "The aggregate number of shares that the Corporation shall have the authority to issue is 1,000 shares of Common Stock, par value $0.01 per share," and (ii) the first paragraph of Article V of the Company's Certificate of Incorporation shall be amended to read as follows: "The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the By-Laws of the Corporation. The Directors of the Corporation shall be elected at an annual meeting of the Corporation's stockholders. A director shall hold office until the next annual meeting and until his or her successor shall be elected and shall qualify, subject, however, to the director's prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors, howsoever resulting, may be filled by a majority of the directors then in office, even if less than a majority, or by a sole remaining director."

     SECTION 2.2 Bylaws. The By-laws of the Company (the "Company By-laws") in effect at the Effective Time shall be the by-laws of the Surviving Corporation until amended in accordance with applicable law.

     SECTION 2.3 Directors and Officers. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law, the directors of Merger Subsidiary at the Effective Time shall be the initial directors of the Surviving Corporation and the officers of Merger Subsidiary at the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                                 OF THE COMPANY

     The Company represents and warrants to Buyer and Merger Subsidiary that:

     SECTION 3.1 Corporate Existence and Power. Each of the Company and its subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and except as set forth on
Schedule 3.1 of the disclosure schedule of the Company (the "Company Disclosure Schedule"), has all corporate powers and all governmental licenses, authorizations, consents and approvals (collectively, "Licenses") required to carry on its business as now conducted except where the failure to have any such License has not had and would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect (as defined below) provided, that the Company and its Subsidiaries have all Communications Licenses, whether or not the failure to have any such License would have a Material Adverse Effect. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect. As used herein, the term "Material Adverse Effect" means a material adverse effect on the condition (financial or otherwise), business, properties, assets, liabilities, or results of operations of the Company and its Subsidiaries (as defined in Section 3.6), taken as a whole, that is not a result of adverse changes of general applicability in the economy or the industries in which such entities operate or regulatory changes applicable to the cellular telephone industry generally. The Company has heretofore delivered or made available to Buyer true and complete copies of the Company Certificate of Incorporation and Company By-laws as currently in effect.

     SECTION 3.2 Corporate Authorization. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby are within the Company's corporate powers and, except for approval by the Company's stockholders in connection with the consummation of the Merger, have been duly authorized by all necessary corporate action. This Agreement, assuming due and valid authorization, execution and delivery by Buyer and Merger Sub, constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except that (i) enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses of general applicability.

     SECTION 3.3  Governmental Authorization.  (a) Except as set forth in
Schedule 3.3(a)(i) of the Company Disclosure Schedule, the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby do not require any action by or in respect of, or filing with, any governmental or regulatory body, agency, court, commission, official, authority or other governmental entity (each, a "Governmental Entity") other than: (i) the filing of a certificate of merger in accordance with the DGCL; (ii) compliance with any applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"); (iii) compliance with any applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); (iv) compliance with the applicable requirements of state blue sky laws; (v) consent by the Federal Communications Commission (the "FCC") to the transfer of control of any Licenses subject to the jurisdiction of the FCC; and (vi) compliance with any applicable requirements imposed by the other state public utilities commissions or similar regulatory bodies set forth on Schedule 3.3(a)(ii), which contains a complete list of all such commissions and other regulatory bodies.

     (b) Each of the Licenses is in full force and effect and has not been assigned, suspended, modified in any respect, cancelled, or revoked, and there is no contract, agreement or understanding to assign, suspend, modify in any respect, cancel or revoke any of the Licenses. The Company has operated in compliance with the terms of the Licenses and any renewals thereof applicable to it except, in the case of non-material Licenses, where failure to so comply has not had and is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect provided that the Company has operated in compliance with all material terms of the Communications Licenses, whether or not the failure to so comply has had or is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect. No event has occurred with respect to any of the Licenses which permits, or after notice or lapse of time or both would permit, revocation or termination thereof or would result in any other impairment of the rights of the holder of any such Licenses. There is not pending or threatened any application, petition, objection, or other pleading with the FCC, any state, commonwealth or territorial governmental body with jurisdiction over the Company ("State Governmental Body") or any similar body having jurisdiction or authority over the Company which questions the validity of or contests any License or which presents a substantial risk that, if accepted or granted, it would result in the revocation, cancellation, failure to renew, or suspension, or any modification, of any License.

     (c) Schedule 3.3(c) of the Company Disclosure Schedule sets forth a true, accurate and complete list of the Communications Licenses held by the Company or its Subsidiaries, and the identity of each Person that holds each such Communications License. "Communications Licenses" shall mean all Licenses including, without limitation, Licenses from the FCC, certificates of convenience and necessity, certificates of authority and other similar certificates, necessary to carry on the business of the Company and its Subsidiaries under applicable requirements of the FCC or State Governmental Bodies substantially in the manner such business is currently conducted by the Company.

     SECTION 3.4 Non-Contravention. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby do not and will not (i) contravene or conflict with the Company Certificate of Incorporation or Company By-laws, (ii) except as set forth in Schedule 3.4 of the Company Disclosure Schedule and assuming compliance with the matters referred to in Section 3.3 hereof, contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to the Company or any Subsidiary of the Company, (iii) except as set forth in Schedule 3.4 of the Company Disclosure Schedule, with or without the giving of notice or passage of time or both, constitute a default under or give rise to a right of termination, cancellation or acceleration of any right or obligation of the Company or any Subsidiary of the Company or to a loss of any benefit to which the Company or any Subsidiary of the Company is entitled under any provision of any agreement, contract or other instrument binding upon the Company or any Subsidiary of the Company or any license, franchise, permit or other similar authorization held by the Company or any Subsidiary of the Company, or (iv) result in the creation or imposition of any Lien (as defined below) on any asset of the Company or any Subsidiary of the Company, excluding from the foregoing clause (iii) such violations, breaches, defaults or Liens which would not reasonably be likely, individually or in the aggregate, to have a Material Adverse Effect. For purposes of this Agreement, "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

     SECTION 3.5 Capitalization. The authorized capital stock of the Company consists of 30,000,000 Shares and 2,500,000 shares of preferred stock, par value $.01 per share, of the Company (the "Preferred Stock"). As of April 27, 1999, there were not more than (i) 13,438,770 Shares issued and outstanding; and (ii) 383,000 Shares held in the Company's treasury and no other Shares were issued or outstanding. There are no shares of Preferred Stock issued and outstanding.
Schedule 3.5 of the Company Disclosure Schedule contains a correct and complete list of each outstanding option to purchase Shares ("Options"), including the holder, date of grant, exercise price, number and class of shares subject thereto and the extent to which such options are vested. All outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth in this Section 3.5, and
(i) except for changes since April 27, 1999 resulting from the exercise of Options granted to employees outstanding on such date, there are no outstanding shares of capital stock or other voting securities of the Company, (ii) there are no outstanding securities of the Company or of any Subsidiary of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company or any Subsidiary, and (iii) except as set forth on
Schedule 3.5 of the Company Disclosure Schedule, there are no preemptive rights, warrants, options or other rights to acquire from the Company, and no obligation of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company (the items in clauses (i), (ii) and (iii) being referred to collectively as the "Company Securities"). There are no outstanding obligations of the Company or any Subsidiary of the Company to repurchase, redeem or otherwise acquire any Company Securities.

     SECTION 3.6 Subsidiaries. (a) Each Subsidiary of the Company that is actively engaged in any business or owns any assets (an "Active Subsidiary") (i) is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, (ii) except as set forth in
Schedule 3.6(a)(i) of the Company Disclosure Schedule, has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and (iii) is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary. For purposes of this Agreement, "Subsidiary" means with respect to any Person, any corporation or other legal entity of which such Person owns, directly or indirectly, more than 50% of the outstanding stock or other equity interests, the holders of which are entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity or otherwise has the right to cause the election of a majority of the board of directors or other governing body of such corporation or other legal entity. All Active Subsidiaries, the Company's percentage ownership interest, and their respective jurisdictions of incorporation are identified on Schedule 3.6(a)(ii) of the Company Disclosure Schedule.

     (b) Except as set forth on Schedule 3.6(b) of the Company Disclosure Schedule, each outstanding share of capital stock of each Subsidiary of the Company has been duly and validly authorized and issued, is fully paid and nonassessable and is owned by the Company and/or one or more of its Subsidiaries free and clear of any Liens and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock). There are no subscriptions, options, warrants, calls, rights, convertible securities or other agreements or commitments of any character relating to the issuance, transfer, sale, delivery, voting or redemption (including any rights of conversion or exchange under any outstanding security or other instrument) for, any of the capital stock or other equity interests of any of such Subsidiaries. There are no agreements requiring the Company or any of its Subsidiaries to make contributions to the capital of, or lend or advance funds to, any Subsidiaries of the Company.

     (c) Schedule 3.6(c) of the Company Disclosure Schedule sets forth (i) the name of each corporation, partnership, limited liability company or other entity in which the Company holds a direct or indirect equity, profit, voting or other interest, (ii) a description of the interests of the Company and (iii) the name of each owner of any such interest and its percentage interest.

     SECTION 3.7 SEC Documents. Except as set forth in Schedule 3.7, the Company has filed all required registration statements, reports, proxy statements, information statements, forms and other documents with the Securities and Exchange Commission ("SEC") since December 31, 1996 (collectively, including any such reports filed subsequent to the date hereof and as amended, the "Company SEC Documents"). As of their respective dates (or, if amended, as of the date of such amendment), (i) the Company SEC Documents complied and any Company SEC Document filed subsequent to the date hereof will comply, in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated under the Securities Act or the Exchange Act, as the case may be, applicable to such Company SEC Documents, and (ii) none of the Company SEC Documents contained, and no Company SEC Documents filed subsequent to the date hereof will contain, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     SECTION 3.8 Financial Statements; No Undisclosed Liabilities. The financial statements of the Company included in the Company SEC Documents, whether filed before or after the date hereof, (i) comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act, (ii) are in conformity with generally accepted accounting principles ("GAAP"), applied on a consistent basis (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that will not be material in amount or effect) during the periods involved (except as may be indicated in the related notes and schedules thereto) and (iii) fairly present the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments that will not be material in amount or effect). Except as set forth in Schedule 3.8 of the Company Disclosure Schedule and except as set forth in the financial statements of the Company included in the Company SEC Documents filed and publicly available prior to the date of this Agreement, and except for liabilities and obligations incurred in the ordinary course of business since the date of the most recent consolidated balance sheet included in the Company SEC Documents filed and publicly available prior to the date of this Agreement, neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a consolidated balance sheet of the Company and its consolidated Subsidiaries or in the notes thereto, provided, however, that there are no undisclosed liabilities which are reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on the Company, whether or not arising in the ordinary course of business since the date of the most recent consolidated balance sheet included in the Company SEC Documents filed and publicly available prior to the date of this Agreement.

     SECTION 3.9 Disclosure Documents. Each document required to be filed by the Company with the SEC in connection with the transactions contemplated by this Agreement (the "Company Disclosure Documents") will, when filed, comply as to form in all material respects with the applicable requirements of applicable law, including without limitation, the Exchange Act. The Company Disclosure Documents will not at the time of the filing thereof or at the time of distribution thereof, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading; provided that this representation and warranty will not apply to statements or omissions in the Company Disclosure Documents based upon information furnished to the Company in writing by Buyer or Merger Subsidiary specifically for use therein.

     SECTION 3.10 Absence of Certain Changes. Except as disclosed in the Company SEC Documents filed by the Company and publicly available prior to the date hereof and as set forth in Schedule 3.10 of the Company Disclosure Schedule, the Company and its Subsidiaries have conducted their business in the ordinary course of business and there has not been since December 31, 1998:

          (a) any event, occurrence or fact which has had or reasonably could be expected, individually or in the aggregate, to have a Material Adverse Effect;

          (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company, or any repurchase, redemption or other acquisition by the Company or any Subsidiary of the Company of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company or any Subsidiary of the Company;

          (c) any amendment of any term of any outstanding security of the Company or any Subsidiary of the Company;

          (d) any incurrence, assumption or guarantee by the Company or any Subsidiary of the Company of any indebtedness for borrowed money other than in the ordinary course of business and consistent with past practice;

          (e) any creation or assumption by the Company or any Subsidiary of the Company of any Lien on any asset other than in the ordinary course of business and consistent with past practice;

          (f) any making of any loan, advance or capital contributions to or investment in any Person other than advances to employees in the ordinary course of business, and consistent with past practice and loans, advances or capital contributions to or investments in wholly-owned Subsidiaries of the Company made in the ordinary course of business and consistent with past practice;

          (g) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of the Company or any Subsidiary of the Company which has had or could reasonably be expected to have a Material Adverse Effect;

          (h) any transaction or commitment made, or any contract or agreement entered into, by the Company or any Subsidiary of the Company relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by the Company or any Subsidiary of the Company of any contract or other right, in either case, other than transactions and commitments in the ordinary course of business and consistent with past practice and those contemplated by this Agreement;

          (i) any change in any method of accounting or accounting practice by the Company or any Subsidiary of the Company, except for any such change required by reason of a concurrent change in GAAP;

          (j) any (i) grant of any severance or termination pay to any director, officer or employee of the Company or any Subsidiary of the Company, (ii) employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of the Company or any Subsidiary of the Company entered into,
     (iii) increase in benefits payable under any existing severance or termination pay policies or employment agreements or (iv) increase in compensation, bonus or other benefits payable to directors, officers or employees of the Company or any Subsidiary of the Company, in each case, other than in the ordinary course of business and consistent with past practice; or

          (k) any authorization of any of, or committing or agreeing to take any of, the foregoing actions except as otherwise permitted by this Agreement.

     SECTION 3.11 Litigation. Except as set forth in either the Company SEC Documents filed and publicly available prior to the date hereof or in Schedule
3.11 of the Company Disclosure Schedule, there is no action, suit, investigation or proceeding pending against, or to the knowledge of the Company threatened against, the Company or any Subsidiary of the Company or any of their respective properties or assets or against any officer, employee or other agent of the Company who has a right to seek indemnification from the Company before any court or arbitrator or any Governmental Entity which could, individually or the aggregate, reasonably be expected to have a Material Adverse Effect or which in any manner challenges or seeks to prevent, enjoin, alter or materially delay, or could reasonably be expected to prevent, alter or materially delay, the transactions contemplated by this Agreement.

     SECTION 3.12 Taxes. (a) Except as set forth on Schedule 3.12 of the Company Disclosure Schedule: (i) the Company and each of its Subsidiaries has filed or has had filed on its behalf in a timely

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manner (within any applicable extension periods) with the appropriate
Governmental Entity all Tax Returns with respect to Taxes of the Company and each of its Subsidiaries other than those Tax Returns with respect to which the failure to file would not have a Material Adverse Effect; (ii) all Taxes shown to be due and payable on all filed Tax Returns of or with respect to the Company and its Subsidiaries have been paid in full or have been provided for in the SEC Documents in accordance with GAAP; (iii) there are no outstanding agreements or waivers extending the statutory period of limitations applicable to any federal, state, local or foreign income or other material Tax Returns required to be filed by or with respect to the Company and its Subsidiaries; (iv) there are not pending or threatened any audits, examinations, investigations or other proceedings in respect of Taxes or Tax matters of the Company or any of its Subsidiaries; (v) no deficiency for any income Taxes has been assessed with respect to the Company or any of its Subsidiaries which has not been abated or paid in full; (vi) no payments to be made to any of the officers or employees of the Company or any of its Subsidiaries will as a result of the consummation of the Merger be subject to the deduction limitations under Section 280G of the Code; (vii) there are no material Conveyance Taxes which will be payable by Company or any of its Subsidiaries, by Buyer or by Merger Subsidiary as a result of the transfers contemplated by this Agreement; (viii) neither the Company nor any of its Subsidiaries will be required, as a result of (A) a change in accounting method for a Tax period beginning on or before the Closing, to include any adjustment under Section 481(c) of the Code (or any similar provision of state, local or foreign law) in taxable income for any Tax period beginning on or after the Closing, or (B) any "closing agreement" as described in Section 7121 of the Code (or any similar provision of state, local or foreign Tax law), to include any item of income in or exclude any item of deduction from any Tax period beginning on or after the Closing; (ix) there are no liens on any of the assets of the Company or any of its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax; (x) neither the Company nor any of its Subsidiaries has ever been a member of an affiliated, combined, consolidated or unitary Tax group for purposes of filing any Tax Return, other than, for purposes of filing consolidated U.S. Federal income tax returns, a group of which the Company was the common parent; (xi) no closing agreements, private letter rulings, technical advance memoranda or similar agreement or rulings have been entered into or issued by any taxing authority with respect to the Company or any of its Subsidiaries; and (xii) none of the Company or any of its Subsidiaries has made with respect to the Company or any of its Subsidiaries, or any predecessor of the Company or any of its Subsidiaries any consent under Section 341 of the Code.

     (b) For purposes of this Agreement, (i) "Taxes" shall mean all taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts, sales, use, ad valorem, goods and services, capital, transfer, franchise, profits, license, withholding, payroll, employment, employer health, excise, estimated, severance, stamp, occupation, property or other taxes, customs duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority and (ii) "Tax Return" shall mean any report, return, documents, declaration or other information or filing required to be supplied to any taxing authority or jurisdiction with respect to Taxes.

     SECTION 3.13 Employee Matters. (a) Schedule 3.13(a) of the Company Disclosure Schedule contains a true and complete list of each bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance or termination pay, hospitalization or other medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension, or retirement plan, program, agreement or arrangement, and each other employee benefit plan, program, agreement or arrangement, sponsored, maintained or contributed to or required to be contributed to by the Company or by any trade or business, whether or not incorporated (an "ERISA Affiliate"), that together with the Company would be deemed a "single employer" within the meaning of Section 4001(b)(1) of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder ("ERISA"), for the benefit of any employee or former employee of the Company, (the "Plans").

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     (b) With respect to each of the Plans, the Company has heretofore delivered or made available to Buyer true and complete copies of each of the following documents:

          (i) a copy of the Plan (including all amendments thereto);

          (ii) a copy of the annual report, if required under ERISA, with respect to each such Plan for the last three years;

          (iii) a copy of the actuarial report, if required under ERISA, with respect to each such Plan for the last three years;

          (iv) the most recent determination letter received from the Internal Revenue Service with respect to each Plan that is intended to be qualified under Section 401 of the Internal Revenue Code of 1986, as from time to time amended (the "Code"); and

          (v) The most recent determination letter from the Puerto Rico Department of the Treasury with respect to each Plan that is intended to be qualified under Section 1165(a) of the Puerto Rico Internal Revenue Code of 1994, as from time to time amended (the "PRIRC").

     (c) No material liability under Title IV of ERISA has been incurred by the Company or any ERISA Affiliate that has not been satisfied in full, and, to the knowledge of the Company, no condition exists that presents a material risk to the Company or an ERISA Affiliate of incurring a liability under such Title, other than liability for premiums due the Pension Benefit Guaranty Corporation ("PBGC"), which payments have been made when due.

     (d) Neither the Company nor any ERISA Affiliate, has engaged in a transaction or has taken or failed to take any action in connection with which the Company could reasonably be expected to be subject to either a material civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a material Tax imposed pursuant to Section 4975, 4976 or 4980B of the Code.

     (e) Except as set forth in Schedule 3.13(e) of the Company Disclosure Schedule, each of the Plans which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA ("Pension Plan") and which is intended to be "qualified" within the meaning of Section 401(a) of the Code or Section 1165(a) of the PRIRC is so qualified and has received a favorable determination letter from the Internal Revenue Service with respect to "TRA" (as defined in Section 1 of Rev. Proc. 93-39), and the Company is not aware of any circumstances likely to result in revocation of any such favorable determination letter. There is no material pending or, to the knowledge of the Company, threatened litigation relating to the Plans.

     (f) No liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by the Company or any of its subsidiaries with respect to any ongoing, frozen or terminated "single-employer plan", within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single employer plan of any ERISA Affiliate. Neither the Company, any of its subsidiaries nor an ERISA Affiliate has contributed to a "multiemployer plan", within the meaning of Section 3(37) of ERISA, at any time on or after September 26, 1980. No notice of a "reportable event", within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof or will be required to be filed in connection with the transactions contemplated by this Agreement.

     (g) All contributions required to be made under the terms of any Benefit Plan have been timely made or have been reflected on the Audited Financial Statements or the Preliminary Financial Statements. Neither any Pension Plan nor any single-employer plan of an ERISA Affiliate has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA and no ERISA Affiliate has an outstanding funding waiver. Neither the Company nor any of its subsidiaries has provided, or is required to provide, security to any Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

     (h) Under each Pension Plan which is a single-employer plan, as of the last day of the most recent plan year ended prior to the date hereof, the actuarially determined present value of all "benefit liabilities", within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the Plan's most recent actuarial valuation), did not exceed the then current value of the assets of such Plan, and there has been no material change in the financial condition of such Plan since the last day of the most recent plan year.

     (i) Neither the Company nor any of its subsidiaries has any obligations for retiree health and life benefits under any Plan, except as set forth on Schedule 3.13(i) of the Company Disclosure Schedule. The Company or the subsidiaries may amend or terminate any such Plan at any time without incurring any liability thereunder.

     (j) Except as set forth in Schedule 3.13(j) of the Company Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not (x) entitle any employees of the Company or any of the subsidiaries to severance pay, (y) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the Plans or (z) result in any breach or violation of, or a default under, any of the Plans.

     SECTION 3.14  Labor Matters.  Except to the extent set forth in Schedule
3.14 of the Company Disclosure Schedule (i) neither the Company nor any Subsidiary is a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or a labor organization, (ii) there is no labor strike, dispute, slowdown, sick-out, walk-out, work stoppage or lockout against the Company or any Subsidiary pending or, to the knowledge of the Company, threatened, and for the past three years none has occurred, or, to the knowledge of the Company, been threatened; (iii) to the knowledge of the Company, there is no current union organizing activities among the Company's employees nor does any question concerning representation exist concerning such employees; (iv) there is no unfair labor practice charge or complaint against the Company pending or, to the knowledge of the Company, threatened before the National Labor Relations Board or any similar state or foreign agency; (v) there is no grievance pending relating to any collective bargaining agreement or other grievance procedure; (vi) to the knowledge of the Company, no charges with respect to or relating to the Company are pending before the Equal Employment Opportunity Commission or any other agency responsible for the prevention of unlawful employment practices; and (vii) there are no collective bargaining agreements, employment contracts or severance agreements with any union or any employees of the Company.

     SECTION 3.15 Compliance with Laws. Except as set forth in Schedule 3.15 of the Company Disclosure Schedule, the Company and its Subsidiaries are currently and at times prior to the Effective Time have been, in compliance with all laws, statutes, rules, ordinances, regulations, judgements, injunctions, orders, decrees or other restrictions of any Governmental Entity, except where the failure to comply has not had and would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

     SECTION 3.16 Finders' Fees. Except for Donaldson Lufkin & Jenrette Securities Corporation, there is no investment banker, broker, finder or other intermediary, of the Company or any Subsidiary of the Company who would be entitled to any fee or commission from the Company, any Subsidiary of the Company, Buyer or any of Buyer's affiliates upon consummation of the transactions contemplated by this Agreement.

     SECTION 3.17 Environmental Matters. (a) Except as set forth in the Company SEC Documents filed and publicly available prior to the date hereof or in Schedule 3.17 of the Company Disclosure Schedule:

          (i) since January 1, 1995, the Company has not received any written communication from any person or entity (including any Governmental Entity) stating that it or its Subsidiaries may be a potentially responsible party or otherwise liable under Environmental Law (as defined in Section 3.17(d) hereof), including with respect to any actual or alleged environmental contamination; neither the Company nor its Subsidiaries nor, to the Company's knowledge, any Governmental Entity or third party is conducting or has conducted any environmental remediation or environmental investigation which could reasonably be expected to result in liability for the Company or its Subsidiaries under Environmental Law; and the Company and its Subsidiaries have not received any request for information under

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     Environmental Law from any Governmental Entity or third party with respect to any actual or alleged environmental violation or contamination, except, in each case, for communications, environmental remediation and investigations and requests for information which, individually or in the aggregate, have not had and would not be reasonably likely to have, a Material Adverse Effect; and

          (ii) since January 1, 1995, the Company and its Subsidiaries have not received any written communication from any person or entity (including any Governmental Entity) stating or alleging that the Company or its Subsidiaries may have violated or are otherwise liable under any Environmental Law, or that the Company or its Subsidiaries has caused or contributed to any environmental contamination that has caused any property damage or personal injury under Environmental Law, except, in each case, for statements and allegations of violations and statements and allegations of responsibility for property damage and personal injury which, individually or in the aggregate, have not had and would not be reasonably likely to have a Material Adverse Effect.

     (b) The Company and its Subsidiaries have complied with all Environmental Laws and no property that has been owned or operated by the Company or any Subsidiary has any contamination requiring investigation or remediation under any Environmental Law.

     (c) (i) The Company has made available to Buyer any material environmental investigation, study, audit, test, review and other analysis in the possession of the Company or its Subsidiaries conducted in relation to the business of the Company or any property or facility now or previously owned, operated or leased by the Company or any Subsidiary; and (ii) the Company has made available to Buyer any consent decree, consent order or similar document in force and to which it is a party relating to any Environmental Law property owned, leased or operated by the Company or its Subsidiaries.

     (d) For purposes of this Section 3.17, "Environmental Law" means all applicable state, federal and local laws, regulations and rules, including common law, judgments, decrees and orders relating to pollution, health and safety, the preservation of the environment, and the release of material into the environment.

     SECTION 3.18 Property. (a) The Company and its Subsidiaries, as the case may be, have good and valid title to, or in the case of leased property, have valid leasehold interests in all properties and assets necessary to conduct the business of the Company as currently conducted. There are no developments affecting any of such properties or assets pending or, to the knowledge of the Company threatened, which, could reasonably be expected to have a Material Adverse Effect. Schedule 3.18 of the Company Disclosure Schedule sets forth a complete list of all real property owned or leased by the Company or any of its Subsidiaries.

     (b) The properties and assets used by the Company or its Subsidiaries in their respective businesses are in good operating condition and repair and have been maintained (ordinary wear and tear excepted) consistent with good business practice for businesses involved in the same industry.

     SECTION 3.19 Trademarks. (a) Set forth on Schedule 3.19(a) of the Company Disclosure Schedule is a list of all trademarks, trademark rights, trade names, trade name rights and trade dress used or held for use in connection with the business of the Company and its Subsidiaries ("Trademarks"). The Company and its Subsidiaries own or possess adequate licenses or other valid rights to use all Trademarks.

     (b) Except as set forth in Schedule 3.19(b) of the Company Disclosure Schedule, there is no assertion or claim challenging the validity of any Trademark or, to the knowledge of the Company, any threat to make such an assertion or claim. Except as set forth in Schedule 3.19(b) of the Company Disclosure Schedule, the Company and its Subsidiaries are not infringing upon any trademark, trademark right, trade name or trade name right of any third party in a manner that could reasonably be expected to be materially adverse to the Company or, to its knowledge, infringing upon any trademark, trademark right, trade name or trade name right of any third party. There are no material infringements of any Trademarks.

     SECTION 3.20 Material Contracts. (a) Except as set forth on Schedule 3.20 of the Company Disclosure Schedule, the Company SEC Documents list all Material Contracts (as defined below) of the Company, and except as set forth on Schedule
3.20 of the Company Disclosure Schedule or in the Company

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

SEC Documents, each Material Contract is valid, binding and enforceable and in full force and effect; except where such failure to be valid, binding and enforceable and in full force and effect would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect, and there are no breaches or defaults thereunder, except those breaches or defaults that would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect. For purposes of this Agreement, "Material Contracts" shall mean (i) each executory contract, agreement or understanding entered into by the Company or its Subsidiaries where such contract, agreement or understanding accounted for more than $3 million of payments or receipts by the Company or any of its Subsidiaries, taken as a whole, in the 12 month period ended December 31, 1998 or reasonably expected during the 12 month period ending December 31, 1999 or for more than $5 million of payments or receipts in total;
(ii) any agency, dealer, reseller, roaming, sponsorship, interconnect or other similar agreement; (iii) all acquisition, merger, asset purchase or sale agreements entered into by the Company since December 31, 1997 with a transaction value in excess of $5 million; and (iv) any other agreement within the meaning set forth in Item 601(b)(10) Regulation S-K of Title 17, Part 229 of the Code of Federal Regulations.

     SECTION 3.21 Insurance. Schedule 3.21 of the Company Disclosure Schedule contains a list of all insurance policies and fidelity or performance bonds maintained by or for the benefit of the Company and its Subsidiaries. There is no material claim pending under any of such policies or bonds relating to the assets, business, operations, employees, officers or directors of the Company or its Subsidiaries as to which coverage has been questioned, denied or disputed by the underwriters of such policy or bond in respect of which such underwriters have reserved their rights. To the knowledge of the Company, there has been no occurrence that may form the basis for a material claim by or on behalf of the Company or its Subsidiaries under any such policy or bond. All premiums payable under all such policies and bonds have been paid timely, and the Company and its Subsidiaries have otherwise complied in all material respects with the terms and conditions of all such policies and bonds.

     SECTION 3.22 Takeover Statutes. No "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation (each, a "Takeover Statute") or any anti-takeover provision in the Company Certificate of Incorporation and By-Laws is, or at the Closing Time will be, applicable to the Company, the Shares, the Merger or the other transactions contemplated by this Agreement. The Board of Directors of the Company has taken all action so that neither Buyer nor Merger Sub will be prohibited from entering into a "business combination" with the Company as an "interested stockholder" (in each case as such term is used in Section 203 of the DGCL) as a result of the execution of this Agreement or the consummation of the transactions contemplated hereby.

     SECTION 3.23 Rights Agreement. The Company has amended the Rights Agreement to provide that (i) neither Buyer nor any of its affiliates shall be deemed an Acquiring Person (as such term is defined in the Rights Agreement) as a result of taking any action pursuant to this Agreement, (ii) neither this Agreement nor any of the transactions contemplated hereby will result in the occurrence of a Distribution Date (as such term is defined in the Rights Agreement) or otherwise cause the Rights to become exercisable by the holders thereof, and (iii) the Rights shall automatically on and as of the Effective Time be void and of no further force and effect. A copy of the executed amendment to the Rights Agreement effecting the foregoing is attached as Annex A hereto.

     SECTION 3.24 Year 2000 Compliance. (a) The Company has developed a plan (the "Year 2000 Plan") designed to confirm that all computer software and systems (including hardware, firmware, operating system software, utilities, embedded processors and applications software) used in and material to the businesses of the Company and its Subsidiaries and owned by the Company or its Subsidiaries (the "System") are designed to operate during and after the calendar year 2000 to accurately process data (including but not limited to calculating, comparing, and sequencing) from, into and between the twentieth and twenty-first centuries, including leap year calculations ("Year 2000 Compliant"), and the Company is using its reasonable best efforts to implement the Year 2000 Plan with respect to the Systems in accordance with the terms thereof. The Company has delivered to Buyer a true and complete copy of the Year 2000 Plan.

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

     (b) The Year 2000 Plan, when fully implemented, will render the Systems Year 2000 Compliant in all material respects.

     (c) No problems have been identified that are not capable of being remedied which could reasonably be expected to result in the Systems not being Year 2000 Compliant in any material respect.

     (d) The Company has, consistent with industry practice, inquired of all of the vendors and suppliers of computer software and system as to whether such vendors and suppliers are taking reasonable steps to confirm that their systems and software are Year 2000 Compliant and that as of the date hereof no material problems have been reported to the Company or its Subsidiaries.

     SECTION 3.25  Non-Competition Agreements.  Except as set forth on Schedule
3.25 of the Company Disclosure Schedule, the Company is not a party to any non-competition agreement or any other agreement, contract, arrangement or understanding that restricts the Company's ability to compete in any business or market (including, without limitation, product, service, and geographic markets).

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                         OF BUYER AND MERGER SUBSIDIARY

     Buyer and Merger Subsidiary represent and warrant to the Company that:

     SECTION 4.1 Corporate Existence and Power. Each of Buyer and Merger Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and except as set forth on Schedule 4.1 of the disclosure schedule delivered by Buyer and Merger Subsidiary attached hereto (the "Buyer Disclosure Schedule"), has all corporate powers required to carry on its business as now conducted except where the failure to have any such power would not, individually or in the aggregate, have a Material Adverse Effect.

     SECTION 4.2 Corporate Authorization. The execution, delivery and performance by Buyer and Merger Subsidiary of this Agreement and the consummation by Buyer and Merger Subsidiary of the transactions contemplated hereby are within the corporate powers of Buyer and Merger Subsidiary and have been duly authorized by all necessary corporate action. This Agreement, assuming due and valid authorization, execution and delivery by the Company, constitutes a valid and binding agreement of each of Buyer and Merger Subsidiary except that
(i) enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses of general applicability.

     SECTION 4.3 Governmental Authorization. The execution, delivery and performance by Buyer and Merger Subsidiary of this Agreement and the consummation by Buyer and Merger Subsidiary of the transactions contemplated by this Agreement require no action by or in respect of, or filing with, any Governmental Entity other than: (i) the filing of a certificate of merger in accordance with the DGCL; (ii) compliance with any applicable requirements of the HSR Act; (iii) compliance with any applicable requirements of the Exchange Act; (iv) any applicable filings with or consents of the FCC; and (v) compliance with any applicable requirements imposed by the state public utilities commissions or similar regulatory bodies set forth on Schedule 4.3, which contains a complete list of all such commissions and other regulatory bodies. No issue relating to the Buyer exists that would inhibit or delay the Buyer and the Company from obtaining any applicable consent of the FCC or any State Governmental Body in the ordinary course. No waiver of any rule of the FCC or any State Governmental Body is necessary for the consummation by the Buyer of the transaction contemplated hereby.

     SECTION 4.4 Non-Contravention. The execution, delivery and performance by Buyer and Merger Subsidiary of this Agreement and the consummation by Buyer and Merger Subsidiary of the transactions contemplated hereby do not and will not
(i) contravene or conflict with the Certificate of Incorporation or By-laws of Merger Subsidiary or Buyer or (ii) assuming compliance with the matters referred to in Section 4.3 hereof, contravene or conflict or constitute a violation of any provision of law, regulation, judgment, injunction, order or decree binding upon or applicable to Buyer or Merger Subsidiary.

     SECTION 4.5 Disclosure Documents. The information with respect to Buyer and its Subsidiaries and Merger Subsidiary that Buyer and Merger Subsidiary furnish to the Company in writing specifically for use in any Company Disclosure Document will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading (i) in the case of the Company Proxy Statement (defined in Section 5.2 herein) at the time the Company Proxy Statement or any amendment or supplement thereto is first mailed to stockholders of the Company, at the time the stockholders vote on adoption of this Agreement and (ii) in the case of any Company Disclosure Document other than the Company Proxy Statement, at the time of the filing thereof and at the time of any distribution thereof.

     SECTION 4.6 Finders' Fees. No investment banker, broker, finder or other intermediary is entitled to any fee or commission in connection with or upon consummation of the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer or Merger Subsidiary.

     SECTION 4.7 Financing. Buyer has sufficient funds available to pay the Merger Consideration and to pay all related fees and expenses pursuant to the Merger and this Agreement.

     SECTION 4.8 Share Ownership. As of the date hereof, Buyer and Merger Subsidiary do not own any Shares.

     SECTION 4.9 Merger Subsidiary's Operations. Merger Subsidiary was formed solely for the purpose of engaging in the transactions contemplated hereby and has not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated hereby.

                                   ARTICLE V

                            COVENANTS OF THE COMPANY

     The Company agrees that:

     SECTION 5.1 Conduct of the Company. From the date hereof until the Effective Time, the Company and its Subsidiaries shall conduct their business in the ordinary course and consistent with past practice and shall use their reasonable best efforts to preserve intact their business organizations and relationships with third parties and to keep available the services of their present officers and employees. Without limiting the generality of the foregoing, other than as set forth on Schedule 5.1 of the Company Disclosure Schedule, as specifically contemplated by this Agreement or with the written consent of Buyer or Merger Subsidiary, from the date hereof until the Effective Time, the Company will not, and will cause its Subsidiaries not to:

          (a) declare, set aside or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any shares of capital stock of the Company, or declare, authorize or effect any reclassification, combination, split, subdivision, repurchase, redemption or other acquisition by the Company or any Subsidiary of the Company with respect to any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company or any Subsidiary of the Company;

          (b) amend any term of any outstanding security of the Company or any Subsidiary of the Company;

          (c) amend, alter, or in any way modify the Rights Agreement;

          (d) incur, assume or guarantee by the Company or any Subsidiary of the Company any indebtedness for borrowed money;

          (e) create or assume by the Company or any Subsidiary of the Company any Lien on any asset other than Liens arising in the ordinary course of business and consistent with past practices;

          (f) make any loan, advance or capital contribution to or invest in any Person;

          (g) amend, modify, change or adopt any amendment, modification or change to the Company Certificate of Incorporation or the Company By-Laws;

          (h) enter into any agreement with respect to the voting of its capital stock;

          (i) issue, sell, pledge, dispose of, grant, transfer, lease, license, guarantee, encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, lease, license, guarantee or encumbrance of, any shares of capital stock of the Company or any of its Subsidiaries (other than the issuance of shares by a wholly owned Subsidiary to the Company or another wholly owned Subsidiary), or securities convertible or exchangeable or exercisable for any shares of such capital stock, or any options, warrants or other rights of any kind to acquire any shares of such capital stock or such convertible or exchangeable securities, or any other ownership interest of the Company or any of its Subsidiaries, any property or assets (including, without limitation, by merger, consolidation, spinoff or other dispositions of stock or assets) of the Company or any of its Subsidiaries;

          (j) merge or consolidate with any Person or acquire assets of any other Person with a value in excess of $5,000,000, except for such transactions among the Company and its wholly owned Subsidiaries;

          (k) settle or compromise any material claims or litigation;

          (l) make any material tax election or take any position on any tax return filed on or after the date of this Agreement or adopt any method therefor that is inconsistent with elections made, positions taken or methods used in preparing or filing similar tax returns in prior periods;

          (m) permit any insurance company policy naming it as a beneficiary or loss-payable payee to be canceled or terminated except in the ordinary course of business;

          (n) cause, through either action or inaction, any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of the Company or any Subsidiary of the Company which could reasonably be expected to have a Material Adverse Effect;

          (o) (i) enter into any transaction, commitment, contract, agreement or understanding by the Company or any Subsidiary of the Company relating to their assets or business (including the acquisition or disposition of any as sets) or (ii) relinquish any contract or other right, in either case (i) or (ii) where such transaction, commitment, contract, agreement, understanding or relinquishment would be reasonably likely to account for more than $3 million of payments or receipts in any 12 month period or more than $5 million of payments or receipts in total, or pursuant to which the Company or any of its Subsidiaries incurs obligations extending, either by the initial term thereof or by renewal, beyond January 1, 2001; provided, however, that no such entry into or relinquishment, other than those expressly contemplated by this Agreement, shall be undertaken if it could reasonably be expected to have a Material Adverse Effect;

          (p) fail to initiate appropriate steps to renew any Communications License that is scheduled to terminate prior to the Closing Time or within 30 calendar days after the Closing Time;

          (q) change any method of accounting or accounting practice by the Company or any Subsidiary of the Company, except for any such change required by reason of a concurrent change in GAAP;

          (r) (A) grant any severance or termination pay to any director, officer or employee of the Company or any Subsidiary of the Company, (B) enter into any employment, termination, severance or bonus, profit sharing, thrift, compensation, deferred compensation or other similar agreement (or any amendment to any such existing agreement), trust fund, policy or arrangement, for the benefit of any director, officer or employee of the Company or any Subsidiary of the Company, (C) increase the benefits payable under any existing severance or termination pay policies or employment agreements or (D) increase the compensation, bonus or other benefits payable or to become payable to any director, officer or employee of the Company or any Subsidiary of the Company; or

          (s) engage in the conduct of any business in any state, commonwealth or other territory other than the businesses conducted as of the date hereof and in the states or common wealths where so conducted;

          (t) notwithstanding the recitals contained in the final paragraph of this section, make changes to any Plan (as defined in Section 3.13(a));

          (u) authorize any of, or commit or agree to take any of, the foregoing actions except as otherwise permitted by this Agreement; and

          (v) (i) unless otherwise consented to by the Buyer, such consent not to be unreasonably withheld, or as set forth on Schedule 5.1(v) of the Company Disclosure Schedule, make any capital expenditures that exceed the limitations set forth on Schedule 5.1(v) of the Company Disclosure Schedule (it being agreed that the digitalization expenditures indicated on Schedule
     5.1 of the Company Disclosure Schedule shall be included for purposes of making the calculations contemplated by this clause 5.1(v)) or (ii) enter into any transactions with affiliates of the Company with an aggregate value on a quarterly basis that exceeds $50,000.

     SECTION 5.2 Stockholder Meeting; Proxy Material. The Company shall cause a meeting of its stockholders (the "Company Stockholder Meeting") to be duly called as soon as reasonably practicable after the date hereof and held as soon as reasonably practicable for the purpose of voting on the adoption of this Agreement. The Board of Directors of the Company shall recommend adoption of this Agreement by the Company's stockholders; provided that the Company's Board of Directors may withdraw, modify or change such recommendation if it has determined, after consultation with outside legal counsel to the Company, that such recommendation would violate the Board of Directors' fiduciary duties under applicable law. Notwithstanding anything to the contrary contained in this Agreement, the Company shall hold the Company Stockholders Meeting for the purpose of allowing the Company's stockholders to vote on the adoption of this Agreement (including in the event that the Board of Directors of the Company has determined at any time subsequent to the date hereof that this Agreement is no longer advisable and recommends that the shareholders of the Company reject it). In connection with the Company Stockholder Meeting, the Company (i) will promptly prepare and file with the SEC, will use its reasonable best efforts to have cleared by the SEC and will thereafter or if the SEC has indicated that it will not provide comments, on the tenth day after the filing mail to its stockholders as promptly as practicable a proxy statement and all other proxy materials for such meeting (the "Company Proxy Statement"), (ii) will use its best efforts to obtain the necessary approvals by its stockholders of this Agreement and the transactions contemplated hereby and (iii) will otherwise comply with all legal requirements applicable to such meeting.

     SECTION 5.3 Access to Information; Confidentiality Agreement. From the date hereof until the Effective Time, the Company will give Buyer, its counsel, financial advisors, auditors and other authorized representatives reasonable access during normal business hours to the offices, properties, books and records of the Company and the Subsidiaries of the Company, will furnish to Buyer, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such Persons may reasonably request and will instruct the Company's employees, counsel, accountants and financial advisors to cooperate with Buyer in its investigation of the business of the Company and the Subsidiaries of the Company; provided that all requests for information, to visit plants or facilities or to interview the Company's employees or agents should be directed to and coordinated with Stephen Shapiro or Richard Lubasch or, in their absence, another person designated by the Company, and the Company will cause Messrs. Lubasch and Shapiro and any such other person designated to cooperate with Buyer or its representatives in scheduling such visits or interviews; and provided further that no investigation pursuant to this Section 5.3 shall affect any representation or warranty given by the Company to Buyer hereunder and any information received by Buyer or its representatives shall remain subject to the Confidentiality Agreement dated January 21, 1999 between Buyer and the Company (the "Confidentiality Agreement").

     SECTION 5.4 No Solicitation. The Company and its Subsidiaries and their respective officers and directors will not, and the Company will use its best efforts to ensure that the respective officers, directors, employees or other agents (including any investment banker, attorney, consultant or accountant retained by it or its Subsidiaries) of the Company and its Subsidiaries will not, directly or indirectly, solicit, initiate, encourage or otherwise facilitate any Acquisition Proposal (as defined below). The Company further agrees that it and its Subsidiaries, officers and directors will not, and the officers and directors of its Subsidiaries will not, and the Company will use its best efforts to ensure that the respective officers, directors and employees or other agents (including any investment banker, attorney, consultant or accountant retained by it or its Subsidiaries) of the Company and its Subsidiaries will not, directly or indirectly, engage in substantive discussions or negotiations with, disclose any nonpublic information relating to the Company or any Subsidiary of the Company or afford access to the properties, books or records of the Company or any Subsidiary of the Company or have any discussion with, any Person relating to an Acquisition Proposal; provided that, if prior to the date of the Company Stockholders Meeting (x) such Person has on an unsolicited basis submitted a bona fide written proposal to the Company relating to any such transaction that provides for consideration which the Board of Directors determines in good faith, after receiving advice from a nationally recognized investment banking firm, is more favorable from a financial point of view to the Company and its stockholders than the Merger Consideration and the Board of Directors of the Company determines in good faith (after consultation with a nationally recognized investment banking firm) that such Acquisition Proposal, if accepted, is reasonably likely to be consummated, taking into account all legal, financial and regulatory aspects of the proposal and the financial capacity and any other relevant characteristics of the Person making the Acquisition Proposal and which is not conditioned upon obtaining financing (any such proposal meeting such criteria being a "Superior Proposal"), and (y) the Company's Board of Directors determines, after consultation with outside legal counsel to the Company, that engaging in such negotiations or substantive discussions or providing such information is necessary for the Board of Directors' to comply with its fiduciary duties under applicable law, the Company may in response to such Acquisition Proposal furnish information with respect to the Company and its Subsidiaries pursuant to a confidentiality agreement no less onerous to the Person making the Acquisition Proposal than the Confidentiality Agreement and participate in negotiations and, subject to the terms of their Agreement, enter into agreements regarding such Acquisition Proposal. The Company will notify Buyer as promptly as practicable if any such inquiries, proposals or offers are received by, any such information is requested from, or any such discussions or negotiations are sought to be initiated or continued with any representative of the Company indicating the name of the Person contacting the Company and any material terms of any such proposals or offers and will keep Buyer informed on a reasonably current basis of the status and details of any such Acquisition Proposal, indication or request. For purposes of this Agreement, "Acquisition Proposal" means any offer or proposal for a merger or other business combination involving the Company or any Subsidiary of the Company or the acquisition of any equity interest in, or a substantial portion of the assets of, the Company or any Subsidiary of the Company, other than the transactions contemplated by this Agreement (an "Acquisition"). Furthermore, nothing contained in this Section 5.4 shall prohibit the Company or its Board of Directors from taking and disclosing to the Company's stockholders a position with respect to a tender or exchange offer by a third party pursuant to Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or making such disclosure that the Board of Directors concludes in good faith after consultation with outside counsel is required by applicable Delaware law, taking into account any disclosures made pursuant to Rules 14d-9 and 14e-2(a).

     SECTION 5.5 Conveyance Taxes. The Company shall timely pay any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar taxes (collectively, the "Conveyance Taxes") which become payable prior to the Effective Time in connection with the transactions contemplated hereunder that are required to be paid in connection therewith.

     SECTION 5.6 Takeover Statutes. If any Takeover Statute is or may become applicable to the Merger or the other transactions contemplated by this Agreement, the Company and its Board of Directors shall grant such approvals and take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement or by the Merger and otherwise act to eliminate or minimize the effects of such statute or regulation on such transactions.

                                   ARTICLE VI

                               COVENANTS OF BUYER

     Buyer agrees that:

     SECTION 6.1 Obligations of Merger Subsidiary. Buyer will take all action necessary to cause Merger Subsidiary to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

     SECTION 6.2 Director and Officer Liability. (a) For a period of six years after the Effective Time, Buyer will, and will cause the Surviving Corporation to, (i) indemnify and hold harmless the individuals who on or prior to the Effective Time were officers, directors or employees of the Company (when acting in such capacity) and any of its Subsidiaries (the "Indemnitees") against all losses, reasonable expenses, claims, damages or liabilities incurred in connection with any claim, action, suit or proceeding arising out of acts or omissions occurring at or prior to the Effective Time (including, without limitation, in respect of acts or omissions in connection with this Agreement and the transactions contemplated hereby) to the full extent permitted or required under applicable law and (ii) advance to such Indemnitees expenses (including attorneys' fees) incurred in defending any action or suit with respect to such matters (including the cost of any investigation and preparation incurred in connection thereof), in each case to the fullest extent such Indemnitees are entitled to advancement of expenses under and subject to the terms of the Company Certificate of Incorporation, Company By-laws or the certificate of incorporation or by-laws of any Subsidiary of the Company (if the Indemnitee was acting in such Indemnitee's capacity as an officer, director or employee); provided that in each case the Indemnitee to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Indemnitee is not entitled to indemnification. To the extent permitted by the DGCL, such advancement of expenses pursuant to this
Section 6.3 shall be mandatory rather than permissive. In the event any claim or claims are asserted or made within such six year period, all rights to indemnification in respect of any such claim or claims shall continue until disposition of any and all such claims. Any determination required to be made with respect to whether any of the Indemnitees are entitled to indemnification as set forth in this Section 6.3 shall be made by independent legal counsel selected mutually by such Indemnitee and Buyer.

     (b) Any Indemnitee wishing to claim indemnification under paragraph (a) of this Section 6.2, upon learning of any such claim, action, suit or shall promptly notify Buyer thereof, but the failure to so notify shall not relieve the Surviving Corporation of any liability it may have to indemnitee if such failure does not materially prejudice Buyer or the Surviving Corporation; provided that if the failure to so notify Buyer materially prejudices Buyer or the Surviving Corporation, Buyer or the Surviving Corporation, as the case may be, will be relieved of liability it would otherwise have had pursuant to this Agreement to the extent of such material prejudice. In the event of any such claim, action, suit or proceeding, (i) Buyer or the Surviving Corporation shall have the right to assume the defense thereof and Buyer shall not be liable to such Indemnitee for any legal expenses of other counsel or any other expenses subsequently incurred by such indemnitee in connection with the defense thereof,
(ii) the Indemnitee will cooperate in the defense of any such matter and (iii) Buyer shall not be liable for any settlement effected without its prior written consent; and provided further that Buyer shall not have any obligation hereunder to any Indemnitee if and when a court of competent jurisdiction shall ultimately determine, and such determination shall have become final, that the indemnification of such Indemnitee in the manner contemplated is prohibited by applicable law.

     (c) Buyer, Merger Subsidiary and the Company agree that all rights to indemnification and all limitations on liability existing in favor of any such Indemnitee as provided in the Company Certificate of Incorporation, Company By-laws or an agreement between an Indemnitee and the Company or a Subsidiary of the Company as in effect as of the date hereof shall survive the Merger and continue in full force and effect. For a period of six years after the Effective Time, Buyer will, and will cause the Surviving Corporation to, provide officers' and directors' liability insurance in respect of acts or omissions occurring prior to the Effective Time covering each such Person currently covered by the Company's officers' and directors' liability insurance policy ("D&O Insurance") on terms with respect to coverage and amount no less favorable than those of such policy in effect on the date hereof so long as the annual premium therefor does not exceed 150% of the annual premium payable pursuant to the renewal policy disclosed to Buyer (the "Current Premiums"); provided, however, that if the existing D&O Insurance expires, is terminated or canceled during such six-year period, the Surviving Corporation will use its reasonable best efforts to obtain as much D&O Insurance as can be obtained for the remainder of such period for a premium not in excess (on an annualized basis) of 150% of the Current Premium. Buyer agrees that, should the Surviving Corporation fail to comply with the obligations of this Section 6.3, Buyer shall be responsible therefor to the extent permitted by Delaware law.

     (d) In the event the Company or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person or entity or (ii) transfers all or substantially all of its properties or assets to any Person, then, and in each case, proper provision shall be made so that successors and assigns of the Company or the Surviving Corporation, as the case may be, honor the indemnification obligations set forth in this Section 6.3.

     (e) The obligations of the Company, the Surviving Corporation, and Buyer under this Section 6.3 shall not be terminated or modified in such a manner as to adversely affect in any Indemnitee to whom this Section 6.3 applies without the consent of such affected Indemnitee (it being expressly agreed that the Indemnitees to whom this Section 6.3 applies shall be third party beneficiaries of this Section 6.3.

                                  ARTICLE VII

                               COVENANTS OF BUYER
                                AND THE COMPANY

     The parties hereto agree that:

     SECTION 7.1 Reasonable Efforts. Subject to the terms and conditions of this Agreement, each party will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement.

     SECTION 7.2 Certain Filings, Consents and Arrangements. Each of the Company and Buyer shall use its commercially reasonable efforts, (a) within 30 days after the date hereof or as soon as practicable thereafter, to (i) file or cause to be filed, and share equally the fee for, the notification and report forms required under the HSR Act and make promptly any required submissions under the HSR Act with respect to the transactions contemplated by this Agreement, (ii) to the extent required by applicable laws, file with the FCC applications for consent to transfer of control of the Licenses, as applicable, and such other applications as may be advisable in the reasonable judgment of the parties hereto, which applications will comply in all material respects with the requirements of the Communication Act of 1934, as amended, and (iii) file applications for all consents and approvals of State Governmental Bodies and other regulatory consents and approvals necessary for the consummation of the transactions contemplated by this Agreement, and (b) to cooperate with one another (i) in promptly determining whether any filings are reasonably required to be or should be made or consents, approvals, permits or authorizations are required to be or should be obtained under any other federal, state or local law or regulation and (ii) in promptly making any such filings, furnishing information required in connection therewith and using commercially reasonable efforts to seek to obtain timely any such consents, permits, authorizations, approvals or waivers.

     SECTION 7.3 Public Announcements. Buyer and the Company will consult with each other before issuing any press release or making any public statement with respect to this Agreement and the transactions contemplated hereby and, except
(i) as may be required by applicable law or any listing agreement with any national securities exchange or foreign securities exchange or (ii) for any communication by the Company to its employees describing the terms of this Agreement, will not issue any such press release or make any such public statement prior to such consultation. To the extent that anything in this
Section 7.3 conflicts with the terms of the Confidentiality Agreement, this
Section 7.3 shall prevail.

     SECTION 7.4 Conveyance Taxes. Buyer and the Company shall cooperate in the preparation, execution and filing of all Tax Returns, questionnaires, applications, or other documents regarding any

Conveyance Taxes which become payable in connection with the transactions contemplated hereunder that are required or permitted to be filed on or before the Effective Time.

     SECTION 7.5 Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or Merger Subsidiary, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Subsidiary, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

     SECTION 7.6 Employee Matters. (a) For a period of one year immediately following the Closing Time, Buyer agrees to cause the Surviving Corporation and its Subsidiaries to provide to all active employees of the Company who continue to be employed by the Company as of the Effective Time ("Continuing Employees") coverage by benefit plans or arrangements which are, in the aggregate, no less favorable in the aggregate than those provided to the employees immediately prior to the Closing Time with the exception of any stock option, stock purchase or other stock compensation plan.

     (b) For a period of one year immediately following the Closing Time, Buyer agrees to cause the Surviving Corporation and its Subsidiaries to provide to all active employees of the Company at the Closing Time which may be affected by any reduction in force subsequent to the Closing Time benefits no less favorable in the aggregate than the benefits set forth in the Severance Policy adopted by the Board of Directors of the Company and included as Schedule 7.6 of the Company Disclosure Schedule.

     (c) Promptly after the execution of this Agreement, the Company shall mail to each person who is a holder of Option granted pursuant to any of the Stock Option Plans (regardless of whether such Options are vested or exercisable at the time) a letter in a form acceptable to Buyer which describes the treatment of and payment for such Options pursuant to Schedule 3.5 of the Company Disclosure Schedule and provides instructions for use in obtaining payment for such Options pursuant to Schedule 3.5 of the Company Disclosure Schedule. Each such holder shall be requested to sign a release by which the holder effectively relinquishes all rights with respect to all Options issued pursuant to any of the Stock Option Plans upon payment therefor in accordance with Schedule 3.5 of the Company Disclosure Schedule in connection with the Closing.

                                  ARTICLE VIII

                                   CONDITIONS

     SECTION 8.1 Conditions to the Obligations of Each Party. The obligations of the Company, Buyer and Merger Subsidiary to consummate the Merger are subject to the satisfaction on or prior to the Closing Time of the following conditions, except to the extent permitted by applicable law, that such conditions may be waived:

          (a) this Agreement shall have been duly adopted by the stockholders of the Company in accordance with the conditions specified in the DGCL;

          (b) any applicable waiting period under the HSR Act relating to the Merger shall have expired or been earlier terminated;

          (c) No court or Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law, statute, ordinance, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the Merger (collectively, an "Order"), and no Governmental Entity or any other Person shall have instituted any proceeding seeking such an Order; and

          (d) Other than the Certificate of Merger, all notices, reports and other filings required to be made prior to the Effective Time by the Company or Buyer or any of their respective Subsidiaries with, and all consents, registrations, approvals, permits and authorizations required to be obtained prior to the Effective Time by the Company or Buyer from any Governmental Entity (collectively, "Governmental Consents") in connection with the execution and delivery of this Agreement and the consummation of the Merger shall have been made or obtained upon terms and conditions that are not reasonably likely to have a Material Adverse Effect on Buyer or the Company, except those Governmental Consents that the failure to make or obtain are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on the Company or Buyer.

     SECTION 8.2  Conditions to the Obligations of Buyer and Merger
Subsidiary. The obligations of the Buyer and Merger Subsidiary to effect the Merger shall be subject to the fulfillment or waiver at the Closing Time of the following additional conditions:

          (a) the Company shall have performed in all material respects the covenants and obligations required to be performed by it under this Agreement on or prior to the Closing Time;

          (b) the representations and warranties of the Company contained in this Agreement (i) to the extent qualified as to Material Adverse Effect shall be true and correct and (ii) to the extent not qualified by Material Adverse Effect shall be true and correct, except that, other than with respect to the representations and warranties set forth on Schedule 8.2(b) which shall be true and correct, this clause (ii) shall be deemed satisfied so long as any failures of such representations and warranties to be true and correct, taken together, do not have a Material Adverse Effect on the Company or its Subsidiaries, in each case as of the date of this Agreement and as of the Closing Time as if made on and as of such dates (except to the extent that any such representation or warranty had by its terms been made as of a specific date, in which case such representation or warranty shall have been true and correct as of such specific date);

          (c) Buyer shall have received a certificate signed by an executive officer of the Company as to the accuracy of the matters set forth in Sections 8.2(a) and (b);

          (d) All consents, registrations, approvals, permits and authorizations required to be obtained from the FCC and State Governmental Bodies shall have been obtained free of any regulatory conditions which would be reasonably likely to have a Material Adverse Effect on Buyer or the Company, pursuant to a Final Order. A "Final Order" means an action or decision as to which (i) no request for a stay is pending, no stay is in effect, and any deadline for filing such request that may be designated by statute or regulation has passed, (ii) no petition for rehearing or reconsideration or application for review is pending and the time for the filing of such petition or application had passed, (iii) no Governmental Entity has the action or decision under reconsideration on its own motion and the time within which it may effect such reconsideration has passed and
     (iv) no judicial appeal is pending or in effect and any deadline for filing any such appeal that may be designated by statute or rule has passed; and

          (e) The Company shall have obtained the consent or approval of each Person whose consent or approval shall be required in order to consummate the transactions contemplated by this Agreement under each Material Contract except those for which the failure to obtain such an approval, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect.

     SECTION 8.3 Conditions to the Obligations of the Company. The obligation of the Company to effect the Merger shall be subject to the fulfillment or waiver at the Closing Time of the following additional conditions:

          (a) Buyer and Merger Subsidiary shall have performed in all material respects the covenants and obligations required to be performed by them under this Agreement on or prior to the Closing Time;

          (b) the representations and warranties of Buyer and Merger Subsidiary contained in this Agreement (i) to the extent qualified as to Material Adverse Effect shall be true and correct and (ii) to the extent not qualified by Material Adverse Effect shall be true and correct, except that this clause (ii) shall be deemed satisfied so long as any failures of such representations and warranties to be true and correct, taken together, do not have a Material Adverse Effect on the Company or its Subsidiaries, in each case as of the date of this Agreement and as of the Closing Time as if made on and as of such dates (except to the extent that any such representation or warranty had by its terms been made as of a specific date, in which case such representation or warranty shall have been true and correct as of such specific date);

          (c) the Company shall have received a certificate signed by an executive officer of each of the Buyer and Merger Subsidiary to the effect of Sections 8.3(a) and (b); and

          (d) A Final Order of the FCC which shall permit the transfer of control of the Licenses which are subject to the jurisdiction of the FCC shall have been obtained.

                                   ARTICLE IX

                                  TERMINATION

     SECTION 9.1 Termination by Mutual Consent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval by stockholders of the Company referred to in Section 5.2 hereof, by mutual written consent of the Company and Buyer by action of their respective Boards of Directors.

     SECTION 9.2 Termination by Either Buyer or the Company. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the Board of Directors of either Buyer or the Company if (i) the Merger shall not have been consummated by February 1, 2000, whether such date is before or after the date of approval by the stockholders of the Company; provided, however, that if either party determines that additional time is necessary in order to forestall any action to restrain, enjoin or prohibit the Merger by any Governmental Entity, the Termination may be extended by such party to a date not beyond May 1, 2000 (the "Termination Date"), (ii) the approval of the Company's stockholders required by Section 5.2 hereof shall not have been obtained at a meeting duly convened therefor or at any adjournment or postponement thereof or (iii) any Order permanently restraining, enjoining or otherwise prohibiting consummation of the Merger shall be a Final Order; provided, that the right to terminate this Agreement pursuant to clause (i) above shall not be available to any party that has breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the occurrence of the failure of the Merger to be consummated.

     SECTION 9.3 Termination by the Company. This Agreement may be terminated and the Merger may be abandoned at any time prior to the approval by stockholders of the Company referred to in Section 5.2 hereof, by action of the Board of Directors of the Company:

          (a) if (i) the Company is not in material breach of any of the terms of this Agreement, (ii) the Board of Directors of the Company authorizes the Company, subject to complying with the terms of this Agreement, to enter into a binding written agreement concerning a transaction that constitutes a Superior Proposal and the Company notifies Buyer in writing that it intends to enter into such an agreement, attaching the most current version of such agreement to such notice, (iii) Buyer does not make, within five Business Days after receipt of the Company's written notification of its intention to enter into a binding agreement for a Superior Proposal, an offer that the Board of Directors of the Company determines, in good faith after consultation with an investment banker of national reputation, is at least as favorable, from a financial point of view, to the stockholders of the Company as the Superior Proposal and (iv) the Company prior to such termination pays to Buyer in immediately available funds any fees required to be paid pursuant to Section 9.5. The Company agrees (x) that it will not enter into a binding agreement referred to in clause (iii) above until at least the sixth Business Day after it has provided the notice to Buyer required thereby and (y) to notify Buyer promptly if its intention to enter into a written agreement referred to in its notification shall change at any time after giving such notification.

          (b) if there has been a material breach by Buyer or Merger Subsidiary of any representation, warranty, covenant or agreement contained in this Agreement that is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by the Company to the party committing such breach.

     SECTION 9.4 Termination by Buyer. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the Board of Directors of Buyer if: (i) the Board of Directors of the Company shall have withdrawn or adversely modified its approval or recommendation of this Agreement, (ii) there has been a material breach by the Company of any representation, warranty, covenant or agreement contained in this Agreement that is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by Buyer to the party committing such breach or (iii) if the Company or any of the other Persons described in Section 5.4 shall (a) wilfully and materially breach Section 5.4 or (b) take any of the actions that would be proscribed by Section 5.4 but for the proviso therein allowing certain actions to be taken pursuant to the proviso under the conditions set forth therein.

     SECTION 9.5 Effect of Termination and Abandonment. (a) In the event of termination of this Agreement and the abandonment of the Merger pursuant to this
Article IX, this Agreement (other than as set forth in Section 11.2 (Survival)) shall become void and of no effect with no liability on the part of any party hereto (or of any of its directors, officers, employees, agents, legal and financial advisors or other representatives); provided, however, no such termination shall relieve any party hereto of any liability or damages resulting from any breach of this Agreement.

     (b) In the event that (i) an Acquisition Proposal shall have been made to the Company or any of its Subsidiaries or any of its stockholders or any Person shall have publicly announced an intention (whether or not conditional) to make an Acquisition Proposal with respect to the Company or any of its Subsidiaries and thereafter this Agreement is terminated by either Buyer or the Company pursuant to Section 9.2(ii) or (ii) this Agreement is terminated (x) by the Company pursuant to Section 9.3(a) or (y) by Buyer pursuant to Section 9.4(i) or 9.4(iii)(a), then the Company shall promptly, but in no event later than two days after the date of such termination (or in the case of termination pursuant to Section 9.3(a) immediately prior to the termination thereof by the Company), pay Buyer a termination fee of $20 million (the "Termination Fee"). In the event that this Agreement is terminated pursuant to Section 9.4(iii)(b) and either (x) within six months thereafter the Company enters into an agreement providing for an Acquisition or (y) within two years thereafter the Company enters into an agreement providing for an Acquisition with a Person with whom the Company had substantive discussions or negotiated or to whom the Company disclosed, or afforded access, to any nonpublic information prior to the termination of this Agreement pursuant to the proviso in Section 5.4, then the Company shall pay Buyer the Termination Fee within two Business Days after the entry into such agreement. The Company acknowledges that the agreements contained in this
Section 9.5(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Buyer and Merger Sub would not enter into this Agreement; accordingly, if the Buyer shall commence an action to obtain payment of such fee, the prevailing party in such action shall be reimbursed for its reasonable costs and expenses (including reasonable attorney's fees) in prosecuting or defending such action. If the Buyer shall prevail in such action, the Company shall pay interest on the Termination Fee (at the prime rate of Citibank N.A. in effect on the date such payment was required to be made) from the date such payment was required to be made to the date made.

                                   ARTICLE X

                                 DEFINED TERMS

     For the purposes of this Agreement, the following terms shall have the following respective meanings:

     "Acquisition Proposal" shall have the meaning set forth in Section 5.4.

     "Active Subsidiary" shall have the meaning set forth in Section 3.6.

     "Agreement" shall have the meaning set forth in the Introduction.

     "Business Day" shall mean any day other than Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to open.

     "Buyer" shall have the meaning set forth in Introduction.

     "Buyer Disclosure Schedule" shall have the meaning set forth in Section
4.1.

     "Certificate of Merger" shall have the meaning set forth in Section 1.1(b).

     "Closing" shall have the meaning set forth in Section 1.6.

     "Closing Time" shall have the meaning set forth in Section 1.6.

     "Code" shall have the meaning set forth in Section 3.13(b)(iv).

     "Communications Licenses" shall have the meaning set forth in Section
3.3(c).

     "Company" shall have the meaning set forth in the Introduction.

     "Company By-laws" shall have the meaning set forth in Section 2.2.

     "Company Certificate of Incorporation" shall have the meaning set forth in
Section 2.1.

     "Company Disclosure Documents" shall have the meaning set forth in Section 3.9.

     "Company Disclosure Schedule" shall have the meaning set forth in Section 3.1.

     "Company Proxy Statement" shall have the meaning set forth in Section 5.2.

     "Company SEC Documents" shall have the meaning set forth in Section 3.7.

     "Company Securities" shall have the meaning set forth in Section 3.5.

     "Company Stockholder Meeting" shall have the meaning set forth in Section 5.2.

     "Confidentiality Agreement" shall have the meaning set forth in Section
5.3.

     "Continuing Employees" shall have the meaning set forth in Section 7.6(a).

     "Conveyance Taxes" shall have the meaning set forth in Section 5.5.

     "Current Premium" shall have the meaning set forth in Section 6.2(b).

     "Depositary" shall have the meaning set forth in Section 1.3(a).

     "DGCL" shall have the meaning set forth in the Introduction.

     "Dissenting Shares" shall have the meaning set forth in Section 1.4.

     "D&O Insurance" shall have the meaning set forth in Section 6.2(b).

     "Effective Time" shall have the meaning set forth in Section 1.1(b).

     "Environmental Law" shall have the meaning set forth in Section 3.17(c).

     "ERISA" shall have the meaning set forth in Section 3.13.

     "ERISA Affiliate" shall have the meaning set forth in Section 3.13(a).

     "ERISA Plans" shall have the meaning set forth in Section 3.13(a).

     "Exchange Act" shall have the meaning set forth in Section 3.3.

     "Excluded Shares" shall have the meaning set forth in the Introduction.

     "FCC" shall have the meaning set forth in Section 3.3.

     "Final Order" shall have the meaning set forth in Section 8.3(d).

     "GAAP" shall have the meaning set forth in Section 3.8.

     "Governmental Consent" shall have the meaning set forth in Section 8.1(d).

     "Governmental Entity" shall have the meaning set forth in Section 3.3.

     "HSR Act" shall have the meaning set forth in Section 3.3.

     "Indemnitees" shall have the meaning set forth in Section 6.3(i).

     "Licenses" shall have the meaning set forth in Section 3.1.

     "Lien" shall have the meaning set forth in Section 3.4.

     "Material Adverse Effect" shall have the meaning set forth in Section 3.1.

     "Material Contracts" shall have the meaning set forth in Section 3.20.

     "Merger" shall have the meaning set forth in Section 1.1(a).

     "Merger Consideration" shall have the meaning set forth in the Introduction.

     "Merger Subsidiary" shall have the meaning set forth in the Introduction.

     "Minimum Condition" shall have the meaning set forth in Annex I.

     "Option" shall have the meaning set forth in Section 1.5.

     "Options" shall have the meaning set forth in Section 3.5.

     "Order" shall have the meaning set forth in Section 8.1(c).

     "Outside Termination Date" shall have the meaning set forth in Section 9.2.

     "PBGC" shall have the meaning set forth in Section 3.13(c).

     "Pension Plan" shall have the meaning set forth in Section 3.13(e).

     "Person" shall have the meaning set forth in Section 1.3(c).

     "Plans" shall have the meaning set forth in Section 3.13(a).

     "Preferred Stock" shall have the meaning set forth in Section 3.5.

     "Rights" shall have the meaning set forth in the Introduction.

     "Rights Agreement" shall have the meaning set forth in the Introduction.

     "SEC" shall have the meaning set forth in Section 3.7.

     "SEC Document" shall have the meaning set forth in Section 3.7.

     "Secretary of State" shall have the meaning set forth in Section 1.1(b).

     "Securities Act" shall have the meaning set forth in Section 3.7.

     "Shares" shall have the meaning set forth in Introduction.

     "single employer" shall have the meaning set forth in Section 3.13(a).

     "State Governmental Body" shall have the meaning set forth in Section
3.3(b).

     "Subsidiary" shall have the meaning set forth in Section 3.6.

     "Surviving Corporation" shall have the meaning set forth in Section 1.1(a).

     "Takeover Statute" shall have the meaning set forth in Section 3.22.

     "Tax Return" shall have the meaning set forth in Section 3.12(b)(i).

     "Termination Date" shall have the meaning set forth in Section 9.2.

     "Taxes" shall have the meaning set forth in Section 3.12(b)(i).

     "Trademarks" shall have the meaning set forth in Section 3.19(a).

                                   ARTICLE XI

                                 MISCELLANEOUS

     SECTION 11.1 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given,

     if to Buyer or Merger Subsidiary, to:

        SBC Communications Inc.
        175 E. Houston Street
        San Antonio, Texas 78205
        Telecopy: (210) 351-3488
        Attention: James D. Ellis, Esq.

        with a copy to:

        Sullivan & Cromwell
        125 Broad Street
        New York, New York 10004
        Telecopy: (212) 558-3588
        Attention: Benjamin F. Stapleton, Esq.

     if to the Company, to:

        Cellular Communications of Puerto Rico, Inc.
        110 East 59th Street
        New York, New York 10022
        Telecopy: (212) 906-8497
        Attention: Richard J. Lubasch, Esq.

        with a copy to:

        Skadden, Arps, Slate, Meagher & Flom LLP
        919 Third Avenue
        New York, New York 10022
        Telecopy: (212) 735-2000
        Attention: Thomas H. Kennedy, Esq.

or such other address or telecopy number as such party may hereafter specify for the purpose by notice to the other parties hereto. Each such notice, request or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section 11.1 and the appropriate telecopy confirmation is received or (ii) if given by any other means, when delivered at the address specified in this Section 11.1.

     SECTION 11.2 Survival of Representations and Warranties. The representations and warranties contained herein shall not survive the Closing Time or the termination of this Agreement. The covenants and agreements contained herein shall not survive the Closing Time or the termination of this Agreement, except that the covenants and agreements (i) concerning director and officer liability set forth in Section 6.2, (ii) concerning employee matters in
Section 7.6 and (iii) concerning the effect of termination and abandonment set forth in Section 9.5 shall, in each case, survive for the periods provided for therein. Nothing contained in this Section 11.2 shall relieve any party from liability for any willful breach of this Agreement.

     SECTION 11.3 Amendments; No Waivers. (a) Except as may otherwise be provided herein, no provision of this Agreement may be amended or waived prior to the Effective Time unless such amendment or waiver is in writing and signed, in the case of an amendment, by the Company, Buyer and Merger Subsidiary or in the case of a waiver, by the party against whom the waiver is to be effective; provided that after the adoption of this Agreement by the stockholders of the Company, no such amendment or waiver shall, without the further approval of such stockholders, alter or change (i) the amount or kind of consideration to be received in exchange for any shares of capital stock of the Company or (ii) any of the terms or conditions of this Agreement if such alteration or change would adversely affect the holders of any shares of capital stock of the Company.

     (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     SECTION 11.4 Expenses. Except as expressly set forth in this Agreement, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

     SECTION 11.5 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto, except that Buyer and Merger Sub may transfer or assign their respective rights and obligations under this Agreement to one or more of their affiliates, but no such transfer or assignment will relieve Buyer and Merger Sub of its obligations hereunder.

     SECTION 11.6 Governing Law and Venue. This Agreement shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with the law of the State of Delaware without regard to the conflict of laws principles thereof. The parties hereby irrevocably submit to the jurisdiction of the courts of the State of Delaware and the Federal courts of the United States of America located in the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Delaware State or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 11.1 or in such other manner as may be permitted by law shall be valid and sufficient service thereof.

     (b) Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each such party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement, or the transactions contemplated by this Agreement. Each party certifies and acknowledges that (i) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (ii) each party understands and has considered the implications of this waiver, (iii) each party makes this waiver voluntarily, and (iv) each party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 11.6(b).

     SECTION 11.7 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated herein is not affected in any manner materially adverse to any party hereto, after taking into account the mitigation contemplated by the next sentence. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner.

     SECTION 11.8 Third Party Beneficiaries. No provision of this Agreement other than Section 6.3 hereof is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

     SECTION 11.9 Entire Agreement. This Agreement, including any exhibits or schedules hereto and the Confidentiality Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all other prior agreements or undertaking with respect thereto, both written and oral.

     SECTION 11.10 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                          CELLULAR COMMUNICATIONS
                                          OF PUERTO RICO, INC.

                                          By: /s/ George Blumenthal
                                            ------------------------------------
                                            Name: George Blumenthal
                                            Title: Chairman of the Board and
                                              Treasurer

                                          SBC COMMUNICATIONS INC.

                                          By: /s/ James S. Kahan
                                            ------------------------------------
                                            Name: James S. Kahan
                                            Title: Senior Vice President

                                          SBC INTERNATIONAL-PR, INC.

                                          By: /s/ Stephen A. McGaw
                                            ------------------------------------
                                            Name: Stephen A. McGaw
                                            Title: President

                                                                         ANNEX B

                                                                  April 30, 1999

Board of Directors
Cellular Communications of Puerto Rico, Inc.
110 East 59th Street
26th Floor
New York, NY 10022

Gentlemen:

     You have requested our opinion as to the fairness from a financial point of view to the holders of the outstanding shares of Common Stock, par value $0.01 per share (the "Common Stock") of Cellular Communications of Puerto Rico, Inc. (the "Company") of the consideration to be received by such holders pursuant to the terms of the Agreement and Plan of Merger, dated as of April 30, 1999 (the "Agreement"), by and among the Company, SBC Communications Inc. ("SBC"), and SBCI-PR, Inc., a wholly owned subsidiary of SBC ("Merger Sub"), pursuant to which Merger Sub will be merged (the "Merger") with and into the Company.

     Pursuant to the Agreement, each share of Company Common Stock will be converted, subject to certain exceptions, into the right to receive $29.50 per share in cash.

     In arriving at our opinion, we have reviewed the Agreement and the schedules thereto. We also have reviewed financial and other information that was publicly available or furnished to us by the Company including information provided during discussions with management. Included in the information provided to us during discussions with management were certain financial projections of the Company for the period beginning January 1, 1999 and ending December 31, 2003, that were prepared by the management of the Company (the "Company Projections"). In addition, we have compared certain financial and securities data of the Company with certain other companies whose securities are traded in public markets, reviewed the historical stock prices and trading volumes of Company Common Stock, reviewed prices and premiums paid in certain other business combinations and conducted such other financial studies, analyses and investigations as we deemed appropriate for purposes of this opinion.

     In rendering our opinion, we have relied upon and assumed, without independent verification, the accuracy and completeness of all of the financial and other information that was available to us from public sources, that was provided to us by the Company or its representatives, or that was otherwise reviewed by us. With respect to the Company Projections, we have assumed that they have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future operating and financial performance of the Company. We have not assumed any responsibility for making an independent evaluation or appraisal of the assets or liabilities of the Company and we have not been furnished with any such evaluation or appraisal.

     Our opinion is necessarily based on economic, market, financial and other conditions as they exist on, and on the information made available to us as of, the date of this letter. It should be understood that, although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion. Our opinion does not address the relative merits of the Merger and the other business strategies being considered by the Company's Board of Directors, nor does it address the Board's decision to proceed with the Merger. Our opinion does not constitute a recommendation to any stockholder as to how such stockholder should vote on the Merger.

     Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. DLJ has performed investment banking and other services unrelated to the Merger for the Company and its affiliates in the past and has been compensated for such services.

     Based upon the foregoing and such other factors as we deem relevant, we are of the opinion that the consideration to be received by the holders of Company Common Stock pursuant to the Agreement is fair to such holders from a financial point of view.

                                          Very truly yours,

                                          DONALDSON, LUFKIN & JENRETTE
                                          SECURITIES CORPORATION

                                          By: /s/ Louis P. Friedman
                                            ------------------------------------
                                            Louis P. Friedman
                                            Managing Director

                                                                         ANNEX C

                        DELAWARE GENERAL CORPORATION LAW

SEC. 262 APPRAISAL RIGHTS

     (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to sec. 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to sec. 251 (other than a merger effected pursuant to sec. 251
(g) of this title), sec. 252, sec. 254, sec. 257, sec. 258, sec. 263 or sec. 264 of this title:

          (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of sec. 251 of this title.

          (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to sec.sec. 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

             a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof,

             b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

             c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

             d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

          (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under sec. 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

     (d) Appraisal rights shall be perfected as follows:

          (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2) If the merger or consolidation was approved pursuant to sec. 228 or sec. 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either
     (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights or the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by I or more publications at least I week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

     (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                  CELLULAR COMMUNICATIONS OF PUERTO RICO, INC.
                 110 EAST 59TH STREET, NEW YORK, NEW YORK 10022

                                     PROXY

             SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
                SPECIAL MEETING OF STOCKHOLDERS ON JULY 16, 1999

   The undersigned hereby appoints George S. Blumenthal, J. Barclay Knapp and Richard J. Lubasch, and each of them, with full power of substitution, proxies to represent the undersigned at the Special Meeting of Stockholders of Cellular Communications of Puerto Rico, Inc. (the "Company") to be held at 10:00 a.m., local time, on Friday, July 16, 1999, at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, at 919 Third Avenue, 33rd Floor, New York, New York 10022, and at any adjournments or postponements thereof and thereat to vote all of the shares of stock which the undersigned would be entitled to vote, with all powers the undersigned would possess if personally present, as follows. The Board of Directors recommends that you vote FOR the following proposals:

   1. To adopt the Agreement and Plan of Merger, dated as of April 30, 1999, by and among SBC Communications Inc. ("SBC"), SBC International-PR, Inc. ("Merger Subsidiary"), and the Company pursuant to which Merger Subsidiary will be merged with and into the Company (the "Merger"), with the Company continuing as the surviving corporation and becoming a wholly owned subsidiary of SBC. Approval of this proposal will also constitute approval of the transactions contemplated by the Merger Agreement, including the Merger.

              [ ] FOR           [ ] AGAINST           [ ] ABSTAIN

   2. In their discretion, to act upon such other business related to the proposal to adopt the Merger Agreement as may properly come before the Special Meeting and any adjournments or postponements thereof.

     THE BOARD OF DIRECTORS OF CELLULAR COMMUNICATIONS OF PUERTO RICO, INC.
           RECOMMENDS A VOTE FOR THE ADOPTION OF THE MERGER AGREEMENT

    THE PROXY HOLDERS WILL VOTE THE SHARES REPRESENTED BY THIS PROXY IN THE MANNER INDICATED ON THE REVERSE SIDE HEREOF. UNLESS A CONTRARY DIRECTION IS INDICATED, THE PROXY HOLDERS WILL VOTE FOR APPROVAL OF THE STATED PROPOSAL AND AT THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTER RELATED TO THE PROPOSAL THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING.

    THE UNDERSIGNED HEREBY ACKNOWLEDGES NOTIFICATION OF THE SPECIAL MEETING AND RECEIPT OF THE PROXY STATEMENT DATED JUNE 2, 1999, RELATING TO THE SPECIAL MEETING.

                                              ----------------------------------
                                                          Signature

                                              ----------------------------------
                                                          Signature

                                              Dated             , 1999

                                              In case of joint owners, each
                                              joint owner must sign. If signing
                                              for a corporation or partnership
                                              or as agent, attorney or
                                              fiduciary, indicate the capacity
                                              in which you are signing.

        PLEASE MARK, DATE, AND SIGN YOUR NAME AS IT APPEARS ON THIS CARD
                      AND RETURN IN THE ENCLOSED ENVELOPE.